EXHIBIT 5.1


===========================================================================



                               SENIOR UNSECURED

                      REVOLVING LINE OF CREDIT AGREEMENT

                                   between

                     SL GREEN OPERATING PARTNERSHIP, L.P.

                                     and

                            SL GREEN REALTY CORP.

                                     and

                        LEHMAN BROTHERS HOLDINGS INC.
                       D/B/A LEHMAN CAPITAL, A DIVISION
                      OF LEHMAN BROTHERS HOLDINGS INC.,
     Individually as a Co-Lender and as Agent for one or more Co-Lenders and as Syndication Agent



                        Dated as of December 18, 1997



                               $140,000,000.00




===========================================================================

                              TABLE OF CONTENTS


SECTION 1.     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.01   Definitions . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 2.     AMOUNT AND TERMS OF REVOLVING CREDIT FACILITY. . . . . . .  30
     Section 2.01   Advances  . . . . . . . . . . . . . . . . . . . . . .  30
     Section 2.02   Notice of Borrowing.  . . . . . . . . . . . . . . . .  31
     Section 2.03   Disbursement of Funds.  . . . . . . . . . . . . . . .  31
     Section 2.04   The Note  . . . . . . . . . . . . . . . . . . . . . .  31
     Section 2.05   Interest. . . . . . . . . . . . . . . . . . . . . . .  32
     Section 2.06   Interest Periods. . . . . . . . . . . . . . . . . . .  33
     Section 2.07   Minimum Amount of Eurodollar Portions.  . . . . . . .  34
     Section 2.08   Conversion or Continuation. . . . . . . . . . . . . .  34
     Section 2.09 Voluntary Reduction of Facility Amount; Extension of Maturity Date; Termination of Facility Amount. . . . 35
     Section 2.10.  Principal Payments. . . . . . . . . . . . . . . . . .  36
     Section 2.11   Voluntary Prepayments.  . . . . . . . . . . . . . . .  36
     Section 2.12   Mandatory Prepayments.  . . . . . . . . . . . . . . .  36
     Section 2.13   Application of Payments and Prepayments.  . . . . . .  36
     Section 2.14   Method and Place of Payment.  . . . . . . . . . . . .  36
     Section 2.15   Fees. . . . . . . . . . . . . . . . . . . . . . . . .  37
     Section 2.16   Interest Rate Unascertainable,
                    Increased Costs, Illegality.  . . . . . . . . . . . .  37
     Section 2.17   Funding Losses. . . . . . . . . . . . . . . . . . . .  40
     Section 2.18   Increased Capital.  . . . . . . . . . . . . . . . . .  41
     Section 2.19   Taxes.  . . . . . . . . . . . . . . . . . . . . . . .  41
     Section 2.20   Use of Proceeds and Limitations on Advances.    . . .  43
     Section 2.21   Intentionally Deleted.  . . . . . . . . . . . . . . .  43
     Section 2.22   Intentionally Deleted . . . . . . . . . . . . . . . .  43
     Section 2.23   Intentionally Deleted.  . . . . . . . . . . . . . . .  43
     Section 2.24   Decision Making by Agent  . . . . . . . . . . . . . .  43
     Section 2.25   Additional Unencumbered Assets  . . . . . . . . . . .  43
     Section 2.26   Pro Rata Interests  . . . . . . . . . . . . . . . . .  44

SECTION 3.     CONDITIONS PRECEDENT.  . . . . . . . . . . . . . . . . . .  44
     Section 3.01   Conditions Precedent to the Initial Advance.  . . . .  44
     Section 3.02   Conditions Precedent to All Advances of the Loan. . .  50
     Section 3.03   Acceptance of Borrowings. . . . . . . . . . . . . . .  51
     Section 3.04   Sufficient Counterparts.  . . . . . . . . . . . . . .  51

SECTION 4.     REPRESENTATIONS AND WARRANTIES.  . . . . . . . . . . . . .  52
     Section 4.01   Organizational Status.  . . . . . . . . . . . . . . .  52
     Section 4.02   Power and Authority.  . . . . . . . . . . . . . . . .  52
     Section 4.03   No Violation. . . . . . . . . . . . . . . . . . . . .  52
     Section 4.04   Litigation. . . . . . . . . . . . . . . . . . . . . .  53
     Section 4.05   Financial Statements: Financial Condition; etc. . . .  53
     Section 4.06   Solvency. . . . . . . . . . . . . . . . . . . . . . .  53
     Section 4.07   Material Adverse Change.  . . . . . . . . . . . . . .  53
     Section 4.08   Use of Proceeds; Margin Regulations.  . . . . . . . .  53
     Section 4.09   Governmental Approvals. . . . . . . . . . . . . . . .  54
     Section 4.10   Completed Repairs.  . . . . . . . . . . . . . . . . .  54
     Section 4.11   Tax Returns and Payments. . . . . . . . . . . . . . .  54
     Section 4.12   ERISA.  . . . . . . . . . . . . . . . . . . . . . . .  54
     Section 4.13   Closing Date Transactions.  . . . . . . . . . . . . .  55
     Section 4.14   Representations and Warranties in Loan Documents. . .  55
     Section 4.15   True and Complete Disclosure. . . . . . . . . . . . .  55
     Section 4.16   Ownership of Real Property Assets;
                    Existing Security Instruments . . . . . . . . . . . .  56
     Section 4.17   No Default. . . . . . . . . . . . . . . . . . . . . .  56
     Section 4.18   Licenses, etc.  . . . . . . . . . . . . . . . . . . .  56
     Section 4.19   Compliance With Law.  . . . . . . . . . . . . . . . .  57
     Section 4.20   Brokers . . . . . . . . . . . . . . . . . . . . . . .  57
     Section 4.21   Judgments . . . . . . . . . . . . . . . . . . . . . .  57
     Section 4.22   Property Manager  . . . . . . . . . . . . . . . . . .  57
     Section 4.23   Assets of the REIT  . . . . . . . . . . . . . . . . .  57
     Section 4.24   REIT Status . . . . . . . . . . . . . . . . . . . . .  58
     Section 4.25   Operations  . . . . . . . . . . . . . . . . . . . . .  58
     Section 4.26   Stock . . . . . . . . . . . . . . . . . . . . . . . .  58
     Section 4.27   Ground Leases . . . . . . . . . . . . . . . . . . . .  58
     Section 4.28   Guarantors  . . . . . . . . . . . . . . . . . . . . .  58
     Section 4.29   Status of Property  . . . . . . . . . . . . . . . . .  58
     Section 4.30   Survival  . . . . . . . . . . . . . . . . . . . . . .  61

SECTION 5.     AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . .  61
     Section 5.01   Financial Reports . . . . . . . . . . . . . . . . . .  62
     Section 5.02   Books, Records and Inspections  . . . . . . . . . . .  65
     Section 5.03   Maintenance of Insurance. . . . . . . . . . . . . . .  65
     Section 5.04   Taxes . . . . . . . . . . . . . . . . . . . . . . . .  69
     Section 5.05   Corporate Franchises; Conduct of Business . . . . . .  70
     Section 5.06   Compliance with Law.  . . . . . . . . . . . . . . . .  70
     Section 5.07   Performance of Obligations. . . . . . . . . . . . . .  70
     Section 5.08   Stock . . . . . . . . . . . . . . . . . . . . . . . .  70
     Section 5.09   Change in Rating  . . . . . . . . . . . . . . . . . .  71
     Section 5.10   Maintenance of Properties.  . . . . . . . . . . . . .  71
     Section 5.11   Compliance with ERISA.  . . . . . . . . . . . . . . .  71
     Section 5.12   Settlement/Judgment Notice  . . . . . . . . . . . . .  72
     Section 5.13   Acceleration Notice . . . . . . . . . . . . . . . . .  72
     Section 5.14   Intentionally Deleted.  . . . . . . . . . . . . . . .  72
     Section 5.15   Intentionally Deleted.  . . . . . . . . . . . . . . .  72
     Section 5.16   Minimum Net Worth . . . . . . . . . . . . . . . . . .  73
     Section 5.17   Total Indebtedness  . . . . . . . . . . . . . . . . .  73
     Section 5.18   Coverage Ratios . . . . . . . . . . . . . . . . . . .  73
     Section 5.19   Replacement Reserve . . . . . . . . . . . . . . . . .  73
     Section 5.20   Intentionally Deleted . . . . . . . . . . . . . . . .  73
     Section 5.21   Manager . . . . . . . . . . . . . . . . . . . . . . .  74
     Section 5.22   Further Assurances  . . . . . . . . . . . . . . . . .  74
     Section 5.23   REIT Status . . . . . . . . . . . . . . . . . . . . .  74
     Section 5.24   Additional Covenants  . . . . . . . . . . . . . . . .  74
     Section 5.25   Minimum Unencumbered Assets . . . . . . . . . . . . .  74
     Section 5.26   Keep Well Covenants.  . . . . . . . . . . . . . . . .  74
     Section 5.27   Existing Environmental Conditions,
                    Required Repairs and
                    Preparation of Environmental Reports. . . . . . . . .  75
     Section 5.28   Unused Borrowing Capacity . . . . . . . . . . . . . .  75
     Section 5.29   Compliance with Terms of Leaseholds . . . . . . . . .  76
     Section 5.30   Equity or Debt Offerings  . . . . . . . . . . . . . .  76
     Section 5.31   Notice of Certain Events  . . . . . . . . . . . . . .  76
     Section 5.32   17 Battery Place Condominium  . . . . . . . . . . . .  76

SECTION 6.     NEGATIVE COVENANTS.  . . . . . . . . . . . . . . . . . . .  76
     Section 6.01   Bar Building and 17 Battery Place.  . . . . . . . . .  76
     Section 6.02   Intentionally Deleted . . . . . . . . . . . . . . . .  76
     Section 6.03   Liens.  . . . . . . . . . . . . . . . . . . . . . . .  77
     Section 6.04   Restriction on Fundamental Changes. . . . . . . . . .  77
     Section 6.05   Transactions with Affiliates. . . . . . . . . . . . .  78
     Section 6.06   Plans.  . . . . . . . . . . . . . . . . . . . . . . .  78
     Section 6.07   Distributions . . . . . . . . . . . . . . . . . . . .  78
     Section 6.08   Tenant Concentration  . . . . . . . . . . . . . . . .  79
     Section 6.09   Restriction on Prepayment of Unsecured Debt . . . . .  79
     Section 6.10   Real Property Assets  . . . . . . . . . . . . . . . .  79
     Section 6.11   Maximum Secured Recourse Indebtedness . . . . . . . .  79
     Section 6.12   Organizational Documents  . . . . . . . . . . . . . .  79
     Section 6.13   Negative Pledge Covenant  . . . . . . . . . . . . . .  79
     Section 6.14   Unsecured Debt of Guarantors  . . . . . . . . . . . .  80
     Section 6.15   Restrictions on Investments . . . . . . . . . . . . .  80

SECTION 7.     EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . .  81
     Section 7.01   Events of Default.  . . . . . . . . . . . . . . . . .  81
     Section 7.02   Rights and Remedies.  . . . . . . . . . . . . . . . .  84

SECTION 8.     INTENTIONALLY DELETED  . . . . . . . . . . . . . . . . . .  85

SECTION 9.     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . .  85
     Section 9.01   Payment of Agent's and Syndication
                    Agent's Expenses, Indemnity, etc. . . . . . . . . . .  85
     Section 9.02   Notices.  . . . . . . . . . . . . . . . . . . . . . .  86
     Section 9.03   Successors and Assigns  . . . . . . . . . . . . . . .  88
     Section 9.04   Amendments and Waivers. . . . . . . . . . . . . . . .  88
     Section 9.05   No Waiver; Remedies Cumulative. . . . . . . . . . . .  89
     Section 9.06   Governing Law; Submission to Jurisdiction.  . . . . .  89
     Section 9.07   Confidentiality Disclosure of Information.  . . . . .  90
     Section 9.08.  Recourse  . . . . . . . . . . . . . . . . . . . . . .  90
     Section 9.09.  Sale of Loan, Co-Lenders, Participations and
                    Servicing . . . . . . . . . . . . . . . . . . . . . .  90
     Section 9.10   Borrower's and the REIT's Assignment  . . . . . . . .  94
     Section 9.11   Counterparts. . . . . . . . . . . . . . . . . . . . .  94
     Section 9.12   Effectiveness.  . . . . . . . . . . . . . . . . . . .  94
     Section 9.13   Headings Descriptive. . . . . . . . . . . . . . . . .  94
     Section 9.14   Marshaling; Recapture.  . . . . . . . . . . . . . . .  94
     Section 9.15   Severability. . . . . . . . . . . . . . . . . . . . .  94
     Section 9.16   Survival. . . . . . . . . . . . . . . . . . . . . . .  94
     Section 9.17   Domicile of Loan Portions.  . . . . . . . . . . . . .  95
     Section 9.18   Intentionally Deleted.  . . . . . . . . . . . . . . .  95
     Section 9.19   Calculations; Computations  . . . . . . . . . . . . .  95
     Section 9.20   WAIVER OF TRIAL BY JURY . . . . . . . . . . . . . . .  95
     Section 9.21   No Joint Venture  . . . . . . . . . . . . . . . . . .  95
     Section 9.22   Estoppel Certificates.  . . . . . . . . . . . . . . .  95
     Section 9.23   No Other Agreements.  . . . . . . . . . . . . . . . .  96
     Section 9.24   Controlling Document. . . . . . . . . . . . . . . . .  96
     Section 9.25   No Benefit to Third Parties.  . . . . . . . . . . . .  96
     Section 9.26   Joint and Several.  . . . . . . . . . . . . . . . . .  96


                                  SCHEDULES

Schedule 1          Unencumbered Assets
Schedule 2          List of Real Property Assets
Schedule 3          Loan Parties, Operating Entities and Subsidiaries
Schedule 4          Required Estoppel Certificates
Schedule 5          Litigation
Schedule 6          Employee Benefit Plans
Schedule 7          Permitted Liens as of Closing Date
Schedule 8          REIT Assets
Schedule 9A         REIT Business Operations
Schedule 9B         Borrower Business Operations
Schedule 10         Ground Leases
Schedule 11         Mortgage Assets
Schedule 12         Exception to Representations and Warranties
Schedule 13         Permitted Investments
Schedule 14         Guarantors
Schedule 15         Management Agreements
Schedule 16         Post-Closing Repairs


                                   EXHIBITS

Exhibit A      Notice of Borrowing
Exhibit B      The Note
Exhibit C      Notice of Conversion or Continuation
Exhibit D      Notice of Voluntary Reduction of Facility Amount
Exhibit E      Voluntary Prepayment Notice
Exhibit F      Subordination of Management Agreement
Exhibit G      Ground Lease Estoppel
Exhibit H      Compliance Certificate


          THIS SENIOR UNSECURED REVOLVING LINE OF CREDIT AGREEMENT, dated as of December 18, 1997 is made among SL GREEN OPERATING PARTNERSHIP, L.P. (the "Borrower"), SL GREEN REALTY CORP. (the "REIT") and LEHMAN BROTHERS HOLDINGS INC., D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, ("Lehman") individually as a Co-Lender ("Lender") and as Agent for one or more Co-Lenders ("Agent") and as Syndication Agent ("Syndication Agent").

          SECTION 1.     DEFINITIONS.

          Section 1.01 Definitions.  As used herein, the following terms
                       -----------
shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

          "Adjusted EBITDA" shall mean with respect to any Person for any
           ---------------
period, EBITDA less (a) gains and/or losses on asset sales and debt restructurings, (b) Minimum Capital Expenditure Reserves, and (c) straight line rent adjustments for the applicable period.

          "Adjusted NOI" shall mean for any Real Property Asset, the product
           ------------
of (i) Net Operating Income for the three (3) month period immediately preceding the date of determination, multiplied by (ii) four (4); for the purposes of this definition, the Adjusted NOI for the Bar Building shall mean, until and unless Borrower shall own the fee simple and leasehold title to the Bar Building, the product of (a) the lesser of (1) the actual cash received and applied to interest then due to Borrower under the Bar Building Loan Documents during the three (3) month period immediately preceding the date of determination on account of the interest becoming payable during such period, less Minimum Capital Expenditures Reserves and Minimum Management Fees for such period and (2) the Net Operating Income of the Bar Building for such period, less Minium Capital Expenditures Reserves and Minimum Management Fees for such period multiplied by (b) four (4).

          "Administrative Fee" shall have the meaning provided in Section
           ------------------
2.15(b).

          "Administrative Fee Letter" shall mean those certain letter
           -------------------------
agreements between any successor Agent and Borrower and the REIT providing for the payment of the Administrative fee set forth therein.

          "Advance" shall mean each advance and readvance of the principal
           -------
balance of the Loan.

          "Affiliate" shall mean, with reference to a specified Person, any
           ---------
Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the specified Person and any Subsidiaries (including Consolidated Subsidiaries) of such specified Person.

          "Agent" shall have the meaning provided in the opening paragraph
           -----
of this Agreement and in Section 9.09(e).

          "Agreement" shall mean this Senior Unsecured Revolving Line of
           ---------
Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

          "Agreement of Sale" means that certain Amended and Restated
           -----------------
Agreement of Sale dated as of June 23, 1997 between 17 Battery Upper Partners and SLG 17 Battery LLC.

          "Annual Operating Budget" shall have the meaning provided in
           -----------------------
Section 5.01.

          "Applicable Laws"  shall mean all existing and future federal,
           ---------------
state and local laws, statutes, orders, ordinances, rules, and regulations or orders, writs, injunctions or decrees of any court affecting Borrower, any Loan Party or any Real Property Asset, or the use thereof including, but not limited to, all zoning, fire safety and building codes, the Americans with Disabilities Act, and all Environmental Laws (as defined in the Environmental Indemnity).

          "Appraisal" shall mean an appraisal prepared in accordance with the
           ---------
requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is state licensed or state certified in the State of New York, who meets the requirements of FIRREA and who has at least ten (10) years real estate experience appraising properties of a similar nature and type as 110 E. 42/nd/ Street and who is otherwise reasonably satisfactory to the Agent.

          "Appraisal Period" shall mean, with respect to 110 E.42/nd/ Street,
           ----------------
each eighteen (18) month period commencing on the date of the Appraisal of 110 E.42/nd/ Street that was delivered to Agent prior to Closing and each Appraisal of 110 E. 42/nd/ Street delivered thereafter to Agent pursuant to clause (iii) of the definition of Total Unencumbered Asset Value.

          "Assets" of any Person means all assets of such Person that would,
           ------
in accordance with GAAP, be classified as assets of a company conducting a business the same as or similar to that of such Person, including without limitation, all Real Property Assets and Permitted Investments.

          "Assignment and Assumption" shall have the meaning provided in
           -------------------------
Section 9.09.

          "Assumed Debt Service" means with respect to all Unsecured Debt of
           --------------------
any Person for any period, the aggregate annual payment of interest and principal that would be due on such Unsecured Debt assuming an annual loan constant equal to the Treasury Rate in effect as of the date of calculation.

          "Bankruptcy Code" shall mean Title 11 of the United States Code
           ---------------
entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable applicable foreign laws relating to bankruptcy, insolvency or creditors' rights.

          "Bar Building" shall mean those certain Real Property Assets
           ------------
located at 36 West 44/th/ Street, New York, New York and 35 West 43/rd/ Street, New York, New York.

          "Bar Building Asset" shall mean the Bar Building and the Bar
           ------------------
Building Loan Documents .

          "Bar Building Event of Default" shall mean a "Forbearance
           -----------------------------
Termination  Default",  as  such  term    is  defined  under  the  Settlement
Agreement.

          "Bar Building Loan Documents" shall mean the Bar Building Notes,
           ----------------------------
the Bar Building Mortgages, the Settlement Agreement, the Cash Management Agreement, the Transfer and Escrow Agreement, the Bar Building Management Agreement and any other documents or instruments evidencing, recurring, or guaranteeing the Bar Building Notes or perfecting Borrower's Lien on the Bar Building.

          "Bar Building Management Agreement" shall mean that certain
           ---------------------------------
management agreement dated June 2, 1996 between the Bar Building Mortgagor and SL Green Management Corp. with respect to the Bar Building.

          "Bar Building Mortgages" shall mean the mortgages securing the Bar
           ----------------------
Building Notes and encumbering the Bar Building, as more fully described therein.

          "Bar Building Mortgagor" shall mean, collectively, Bar Building
           ----------------------
Associates Joint Venture, a New York joint venture with respect to the fee interest in 36 West 44th Street, New York, New York and Lawplaza, Inc., a New York corporation with respect to the leasehold estate in 35 West 43rd Street, New York, New York, together with their respective successors and assigns.

          "Bar Building Notes" shall mean those two certain mortgage notes
           ------------------
in the principal amount of $15,000,000.00 and $3,000,000.00, respectively, and more particularly described on Schedule 11 attached hereto, as the same may be modified, amended or supplemented.

          "Base Period" shall have the meaning provided in Section 5.18(a).
           -----------

          "Base Rate" shall mean, on any particular date, a rate per annum
           ---------
equal to the rate of interest publicly announced by Agent as its prime rate in effect on such day, with any change in said rate to be effective as of the date of such change; however, if Lehman is the Agent or if any successor agent does not announce its rate or ceases to announce a prime rate, Base Rate shall mean, on any particular date, a rate per annum equal to the rate of interest published in The Wall Street Journal as the "prime rate", as in effect on such day, with any change in the Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; provided, however, that if more than one prime rate is published in The Wall Street Journal for a day, the average of the prime rates shall be used; provided, further, however, that the prime rate (or the average of the prime rates) will be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%.

          In the event that The Wall Street Journal should cease or temporarily interrupt publication, then the Base Rate shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing chosen by Agent. If The Wall Street Journal resumes publication, the substitute index will immediately be replaced by the prime rate published in The Wall Street Journal.

          In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Agent shall select a comparable interest rate index which is readily available to Borrower and verifiable by Borrower but is beyond the control of Agent or any Co-Lender. Agent shall give Borrower prompt written notice of its choice of a substitute index and when the change became effective.

          Such substitute index will also be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%.

          The determination of the Base Rate by Agent shall be conclusive absent manifest error.

          "Base Rate Margin" means the applicable percentage per annum set
           ----------------
forth in the column "Base Rate Margin" determined by reference to  the column
(a) "Unsecured Debt Rating of Borrower" then in effect in the event such a rating is assigned by the Rating Agencies or (b) "Leverage Ratio" then in effect in the event (i) an Unsecured Debt Rating of Borrower has not been assigned by the Rating Agencies or (ii) the rating assigned by such Rating Agencies is worse than BBB-/Baa3, each as set forth below:


  Unsecured Debt
Rating of Borrower            Leverage Ratio                 Base Rate Margin

BBB-/Baa3 or better                <35%                           0%
                      greater than or equal to 35% and
                         lesser than or equal to 45%               .10%
                                   >45%                           0.25%

          The Base Rate Margin for the Base Rate Portion shall be determined by reference to the Unsecured Debt Rating of Borrower or Leverage Ratio, as applicable, in effect from time to time, and each change in the Base Rate Margin shall be effective immediately following the date such Unsecured Debt Rating or Leverage Ratio, as applicable, is announced or determined pursuant to the Compliance Certificate of Borrower.

          "Base Rate Portion" shall mean the portion of the Loan made and/or
           -----------------
being maintained at a rate of interest based upon the Base Rate.

          "Best" shall mean A.M. Best Company, Inc.
           ----

          "Book Value" shall mean, with respect to any asset of any Person,
           ----------
the net book value of such assets that is reflected on such Person's consolidated financial statements, including any deduction, adjustment or allowance made at any time for depreciation, amortization, or otherwise as calculated and prepared in accordance with GAAP.

          "Borrower" shall have the meaning provided in the first paragraph
           --------
of this Agreement and any successor Borrower expressly permitted hereunder.

          "Borrowing" shall mean a borrowing of one Type of Advance from
           ---------
Agent and the Co-Lenders on a given date (or resulting from conversions or continuations on a given date), having in the case of Eurodollar Portions the same Interest Period.

          "Business Day" shall mean (i) for all purposes other than as
           ------------
covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which Agent, or any Co-Lender or banking institutions are authorized or required by law or other government actions to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Portions, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the relevant interbank Eurodollar market.

          "Capital Expenditures" shall mean, for any Person, for any period,
           --------------------
all expenditures made by such Person during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have a useful life of more than one year.

          "Capitalized Lease" as to any Person shall mean (i) any lease of
           -----------------
property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of such Person and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

          "Capitalized Lease Obligations" as to any Person shall mean all
           -----------------------------
obligations of such Person and its Subsidiaries under or in respect of Capitalized Leases.

          "Cash Collateral Disbursement Account" shall have the meaning
           ------------------------------------
provided in the Cash Management Agreement.

          "Cash Equivalents" shall mean any of  the following, to  the extent
           ----------------
owned by a Person free and clear of all Liens: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) Federally insured certificates of deposit of or time deposits with any commercial bank that is a Co-Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Services.

          "Cash Management Agreement" shall mean that certain Management
           -------------------------
Agreement dated June 28, 1996 between the Bar Building Mortgagor, SL Green Management Corp. and The Travellers Insurance Company as assigned by various mesne assignments to Borrower, as the same may be modified, amended or supplemented from time to time.

          "Change in Law" shall have the meaning provided in Section 2.19(c).
           -------------

          "Closing Date" shall mean the date of this Agreement.
           ------------

          "Code" shall mean the Internal Revenue Code of 1986, as amended
           ----
from time to time, and any successor statute, together with all final rules and regulations from time to time promulgated thereunder.

          "Co-Lender" shall mean any entity or entities to which Lender sells
           ---------
with novation all or any part of its right, title and interest in, to and under the Loan, and any successors or assigns of Lender or any Co-Lender pursuant to Section 9.09.

          "Commitment" shall mean each Co-Lender's obligations under the Loan
           ----------
Documents to make Advances.

          "Common OP Units" shall mean all limited partnership interests in
           ---------------
the Borrower other than Preferred OP Units.

          "Compliance Certificate" shall have the meaning set forth in
           ----------------------
Section 5.01(b)(ii).

          "Consolidated Interest Expense" means with respect to any Person
           -----------------------------
for any period, without duplication of interest previously included in such calculation, interest accrued or payable by such Person and its Subsidiaries during such period in respect of Total Debt determined on a consolidated basis in accordance with GAAP.

          "Consolidated Subsidiaries" shall mean those Persons (including
           -------------------------
Borrower) set forth on Schedule 3 hereof, and any other Persons required to be consolidated with Borrower or the REIT under GAAP in Borrower's or the REIT's consolidated financial statements, and only for so long as (i) such Persons continue to be required to be consolidated with Borrower or the REIT under GAAP in Borrower's or the REIT's consolidated financial statements or
(ii) none of the events described in Section 7.01(e) have occurred with respect to any such Persons.

          "Contingent Obligation" as to any Person shall mean any obligation
           ---------------------
of such Person guaranteeing or intended to guarantee any Indebtedness, leases (including Capitalized Leases) dividends or other obligations ("primary
                                                                      -------
obligations") of any other Person (the "primary obligor") in any manner,
-----------                             ---------------
whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, solvency or other financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof: provided, however, that the term Contingent Obligation
                    --------  -------
shall not include endorsements of instruments for deposit or collection in the ordinary course of business or obligations of such Person which would not be required to be disclosed under GAAP as liabilities or footnoted on such Person's financial statement. The amount of any accrued or accruable Contingent Obligation shall be determined in accordance with GAAP.

          "Contract Rate" shall mean the rate or rates of interest (which
           -------------
rate shall include the applicable margin added thereto pursuant to the terms of this Agreement) per annum provided for in this Agreement which are applicable to the Loan from time to time so long as no Event of Default has occurred and is continuing. If more than one rate of interest is applicable to the Loan, then, unless the context indicates that the Contract Rate is to be determined for each Loan Portion, the Contract Rate shall be the average of such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%) with such average to be weighted according to the relative size of the Loan Portions to which such different rates are applicable. The determination of the Contract Rate by Agent shall be conclusive absent manifest error.

          "Control" shall mean in (a) in the case of a corporation,
           -------
ownership, directly or through ownership of other entities, of at least ten percent (10%) of all the voting stock (exclusive of stock which is voting only as required by applicable law or in the event of nonpayment of dividends and pays dividends only on a nonparticipating basis at a fixed or floating rate), and (b) in the case of any other entity, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all of the beneficial equity interests therein (calculated by a method that excludes from equity interests, ownership interests that are nonvoting (except as required by applicable law or in the event of nonpayment of dividends or distributions) and pay dividends or distributions only on a non-participating basis at a fixed or floating rate) or, in any case, (c) the power directly or indirectly, to direct or control, or cause the direction of, the management policies of another Person, whether through the ownership of voting securities, general partnership interests, common directors, trustees, officers by contract or otherwise. The terms "controlled" and "controlling" shall have meanings correlative to the foregoing definition of "Control."

          "Current Co-Lender"shall mean each of the Co-Lenders which is not
           -----------------
a Defaulting Co-Lender.

          "Debt Service" means with respect to any Person for any period, the
           ------------
sum (without duplication) of (a) Consolidated Interest Expense of such Person for such period plus (b) scheduled principal amortization of Total Debt and any unscheduled principal amortization payments actually made or required to be made during such period pursuant to a settlement of debt (giving effect to any principal payments actually made or required to be made other than scheduled balloon payments due on the applicable maturity date that are not then due or past due and voluntary prepayments) of such Person for such period (whether or not such required payments are made).

          "Default" shall mean any event, act or condition which shall have
           -------
occurred and which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

          "Default Rate" shall mean for each Loan Portion the lesser of
           ------------
(a) the Maximum Legal Rate or (b) the greater of (i) the rate per annum determined by adding four percent (4%) per annum to (A) the Contract Rate applicable to each Loan Portion immediately prior to a Default until the expiration of the applicable Interest Periods, and (B) the sum of the Eurodollar Rate Margin and the Eurodollar Rate for an Interest Period of one month, as the same shall adjust each month, thereafter, or (ii) the rate per annum determined by adding four percent (4%) per annum to the Base Rate as from time to time is in effect.

          "Defaulting Co-Lender" shall have the meaning ascribed to it in
           --------------------
Section 9.09(d).

          "Distribution" shall mean any dividends (other than dividends
           ------------
payable solely in equities), distributions, return of capital to any stockholders, general or limited partners or members, distributions or delivery of property or cash to stockholders, general or limited partners or members, or any redemption, retirement, purchase or other acquisition, directly or indirectly, of any shares of any class of capital stock now or hereafter outstanding (or any options or warrants issued with respect to capital stock) general or limited partnership interest, or, without duplication, the setting aside of any funds for the foregoing; provided, however, that the foregoing definition shall not be deemed to include payments of any of the foregoing interests made in the form of salaries, bonuses, wages or similar employee compensation.

          "Dollars" and the symbol "$" each mean the lawful money of the
           -------                  -
United States of America.

          "Domestic Lending Office" shall mean the office set forth in
           -----------------------
Section 9.02 for Agent and the Co-Lenders, or such other office as may be designated from time to time by written notice to Borrower.

          "EBITDA" shall mean with respect to any Person for any period,
           ------
earnings (or losses) before interest and taxes of such Person and its Subsidiaries for such period plus, to the extent deducted in computing such earnings (or losses) before interest (including, without limitation, the interest portion of payments made under Capitalized Leases) and taxes, depreciation and amortization expense and other non-cash charges, all as determined on a consolidated basis with respect to such Person and its Subsidiaries in accordance with GAAP; provided, however, EBITDA shall exclude earnings or losses resulting from (i) cumulative changes in accounting practices, (ii) discontinued operations, (iii) extraordinary items, (iv) net income or net losses of any entity acquired in a pooling of interest transaction for the period prior to the acquisition, (v) net income or net losses of a Subsidiary or any other Loan Party that is unavailable to the Borrower or the REIT, (vi) net income or net losses not readily convertible into Dollars or remittable to the United States, (vii) gains and losses from the sale of assets, and (viii) net income or net losses from corporations, partnerships, associations, joint ventures or other entities in which the Borrower, the REIT or a Subsidiary thereof has a minority interest and in which neither Borrower, the REIT or their Subsidiaries has Control, except to the extent actually received.

          "Employee Benefit Plan" shall mean an employee benefit plan within
           ---------------------
the meaning of Section 3(3) of ERISA.

          "Engineering Reports" shall have the meaning provided in Section
           -------------------
3.01(p).

          "Environmental Indemnity" shall mean that certain environmental
           -----------------------
indemnity agreement dated the date hereof given by Borrower and the REIT to the Agent, individually as a Co-Lender and as Agent, and Lehman as Syndication Agent and Co-Lender, as the same may be supplemented or amended from time to time.

          "Environmental Laws"shall have the meaning provided in the
           ------------------
Environmental Indemnity.

          "Environmental Reports" shall mean written environmental site
           ---------------------
assessments, prepared by independent qualified environmental professionals reasonably acceptable to Agent, for each Real Property Asset, containing the following: (1) a Phase I environmental site assessment analyzing the presence of environmental contaminants, polychlorinated biphenyls or storage tanks and other Hazardous Substances at each of the Real Property Assets, the risk of contamination from off-site Hazardous Substances and compliance with Environmental Laws, such assessments shall be conducted in accordance with ASTM Standard E 1527-93, or any successor thereto published by ASTM, with respect to each of the Real Property Assets, (ii) an asbestos survey of each of the Real Property Assets, which shall include random sampling of materials and air quality testing, (iii) if any of the Real Property Assets is used for residential housing, an assessment of the presence of lead-based paint, lead in water and radon in the improvements (other than units that are not owned or leased by Borrower, the REIT, any other Loan Party or any Affiliate thereof), and (iv) such further site assessments Agent may reasonably require or request due to the results obtained in (i), (ii) or (iii) hereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time and any successor statute, together with all final rules and regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any provisions of ERISA substituted therefor.

          "ERISA Controlled Group" means any corporation or entity or trade
           ----------------------
or business or person that is a member of any group described in Section 414(b), (c), (m) or (o) of the Code of which Borrower, the REIT or any Guarantor is a member.

          "Eurocurrency Reserve Requirements" shall mean, with respect to
           ---------------------------------
each day during an Interest Period for Eurodollar Portions, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate" shall mean, for any Interest Period, the
           --------------------
rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of such Interest Period. The determination of the Eurodollar Base Rate by Agent shall be conclusive absent manifest error.

          "Eurodollar Lending Office" shall mean the office of Agent (or any
           -------------------------
Co-Lender) designated as such by Agent from time to time by written notice to Borrower.

          "Eurodollar Portions" shall mean each portion of the Loan made
           -------------------
and/or being maintained at a rate of interest calculated by reference to the Eurodollar Rate.

          "Eurodollar Rate" shall mean with respect to each day during an
           ---------------
Interest Period for Eurodollar Portions, a rate per annum equal to the Eurodollar Base Rate, or, if any Co-Lender is subject to Eurocurrency Reserve Requirements, whether or not such reserves are actually incurred or maintained, the average of the Eurodollar Base Rate and the Adjusted
Eurodollar Base Rate (defined below), with such average to be weighted according to the percentage of the Eurodollar Portion subject to such Co-Lender's interest in the Loan and the balance of such Eurodollar Portion. The Adjusted Eurodollar Base Rate shall mean a rate per annum, determined for each day during an Interest Period in accordance with the following formula (rounded upwards to the nearest whole multiple of l/16th of one percent):

                            Eurodollar Base Rate
               ---------------------------------------------
               1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Rate Margin"  means the applicable percentage per annum
           ----------------------
set forth in the column "Eurodollar Rate Margin" determined by reference to the column (a) "Unsecured Debt Rating of Borrower" then in effect in the event such a rating is assigned by the Rating Agencies or (b) "Leverage Ratio" then in effect in the event an Unsecured Debt Rating of Borrower has not been assigned by the Rating Agencies or the rating assigned by such Rating Agencies is worse than BBB-/Baa3, each as set forth below:

  Unsecured Debt                                              Eurodollar Rate
Rating of Borrower             Leverage Ratio                     Margin

                                     <35%                         1.20%
                        greater than or equal to 35% and
                          less than or equal to 45%               1.30%
                                      >45%                        1.45%
BBB-/Baa3                                                         1.15%
BBB/Baa2 or better                                                1.10%

          The Eurodollar Rate Margin for the Eurodollar Rate Portions shall be determined by reference to the Unsecured Debt Rating of Borrower or Leverage Ratio, as applicable, and any change in the Eurodollar Rate Margin shall be effective immediately following the date such Unsecured Debt Rating or Leverage Ratio, as applicable, is announced or determined, pursuant to the Compliance Certificate of Borrower.

          "Event of Default" shall have the meaning provided in Section 7.
           ----------------

          "Extension Fee" shall mean a non-refundable fee equal to 0.25% of
           -------------
the Facility Amount.

          "Facility Amount" shall initially mean U.S. $140,000,000.00, as
           ---------------
such amount  may be permanently  or temporarily reduced pursuant  to Sections
2.09 or 2.12 or otherwise pursuant to the terms and conditions of this Agreement.

          "Facility Fee" shall have the meaning provided in the Fee Letter.
           ------------

          "Federal Reserve Board" shall mean the Board of Governors of the
           ---------------------
Federal Reserve System as constituted from time to time, or any successor thereto in function.

          "Fees" shall mean all amounts payable pursuant to Sections 2.09,
           ----
2.15, 2.17 and 9.01.

          "Fee Letter" shall mean that certain letter agreement between
           ----------
Borrower, the REIT and Lehman dated the date hereof.

          "Financial Covenants" shall mean Sections 5.16, 5.17, 5.18, 5.25,
           -------------------
5.28, 6.07, 6.08 and 6.11.

          "FIRREA" means the Financial Institutions Reform, Recovery and
           ------
Enforcement Act of 1989, as amended from time to time.

          "Fixed Charges" means the amount of scheduled lease payments with
           -------------
respect to leasehold interests or obligations of the subject Person with respect to Capitalized Leases and dividends and distributions on all classes of preferred stock or Preferred OP Units of such Person.

          "Funding Costs" shall have the meaning provided in Section 2.17.
           -------------

          "Funds from Operations" shall mean consolidated net income (loss)
           ---------------------
before extraordinary items, computed in accordance with GAAP, plus, to the extent deducted in determining net income (loss) and without duplication, (i) gains (or losses) from debt restructuring and sales of property (or adjustments to basis of properties or other assets), (ii) non-recurring charges, (iii) provisions for losses, (iv) real estate related depreciation, amortization and other non-cash charges (excluding amortization of financing costs), and (v) amortization of organizational expenses minus, to the extent included in net income (loss) and without duplication, (a) non-recurring income and (b) equity income (loss) from unconsolidated partnerships and joint ventures less the proportionate share of funds from operations of such partnerships and joint ventures, which adjustments shall be calculated on a consistent basis.

          "Furnished Information" shall have the meaning provided in Section
           ---------------------
4.15.

          "GAAP" shall mean United States generally accepted accounting
           ----
principles on the date hereof and as in effect from time to time during the term of this Agreement, and consistent with those utilized in the preparation of the financial statements referred to in Section 4.05.

          "Ground Lease" shall mean those ground leases described on Schedule
           ------------
10 and any other ground lease that complies with the  provisions set forth in
Section 4.27.

          "Ground Lease Estoppel" shall have the meaning provided in Section
           ---------------------
3.01(a)(xi).

          "Guarantor" shall mean the Loan Parties identified on Schedule 14
           ---------
and each  owner, other  than the Borrower  and the  REIT, of  an Unencumbered
Asset.

          "Guaranty" shall mean that certain Guaranty of Payment dated the
           --------
date hereof made by the Guarantors to Agent, the Syndication Agent and the Co-Lenders, as the same may be supplemented or amended from time to time.

          "Hazardous Substances" shall have the meaning provided in the
           --------------------
Environmental Indemnity.

          "Improvements" shall mean any building, structure, fixture,
           ------------
addition,  enlargement,  extension,  modification,  repair,  replacement   or
improvement now or hereafter located or erected on any Real Property Asset.

          "Increased Capital Costs" shall have the meaning provided in
           -----------------------
Section 2.18.

          "Indebtedness" of any Person shall mean, without duplication, (i)
           ------------
all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the outstanding undrawn amount of all letters of credit issued for the account of such Person and, without duplication, all un-reimbursed amounts drawn thereunder, (iv) all indebtedness of any other person or entity secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (v) all Contingent Obligations of such Person,
(vi) all Unfunded Benefit Liabilities of such Person, (vii) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements,
(viii) all indebtedness and liabilities of such Person secured by any Lien or mortgage on any property of such Person, whether or not the same would be classified as a liability on a balance sheet, (ix) the liability of such Person in respect of banker's acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement, (x) the aggregate principal amount of rentals or other consideration payable by such Person in accordance with GAAP over the remaining unexpired term of all Capitalized Leases of such Person, (xi) all judgments or decrees by a court or courts or competent jurisdiction entered against such Person, (xii) all indebtedness, payment obligations, contingent obligations, etc. of any partnership in which such Person holds a general partnership interest, provided that if such indebtedness is non-recourse, only the portion of such indebtedness equal to such Person's percentage ownership interest in such partnership shall be included in this definition, (xiii) all convertible debt and subordinated debt owed by such Person, (xiv) all Preferred OP Units (if any) and preferred stock issued by such Person that, in either case, are redeemable for cash on a mandatory basis, a cash equivalent, a note receivable or similar instrument or are convertible on a mandatory basis to Indebtedness as defined herein (other than Indebtedness described in clauses
(iii), (vi), (x), (xi) or (xiv) of this definition), and (xv) all obligations, liabilities, reserves and any other items which are listed as a liability on a balance sheet of such Person determined on a consolidated basis in accordance with GAAP, but excluding (A) all general contingency reserves and reserves for deferred income taxes and investment credit and (B) all customary trade payables and accrued expenses not more than sixty (60) days past due and (C) any indebtedness of such Person evidenced by a note or notes that is secured by a pledge of cash or Cash Equivalents with a value equal to or greater than the amount of the related indebtedness and which generates cash flow sufficient to pay all sums due on such indebtedness when the same are due and payable.

          "Indemnitee" shall have the meaning provided in Section 9.01(c).
           ----------

          "Intercreditor Agreement" shall have the meaning provided in
           -----------------------
Section 9.04.

          "Interest Period" shall have the meaning provided in Section 2.06.
           ---------------

          "Investment Grade Tenant"  shall mean any tenant which has an
           -----------------------
Unsecured Debt Rating of BBB- or better as assigned by S&P or Baa3 or better as assigned by Moody's.

          "Leases" shall mean all leases and other agreements, whether or not
           ------
in writing, to which an owner of a Real Property Asset is a party or by which such owner is bound, pursuant to which a Person is permitted to use, enjoy or occupy all or any portion of any Real Property Asset, whether heretofore or hereafter entered into.

          "Leverage Ratio" means, with respect to the REIT, the Borrower and
           --------------
their   Consolidated Subsidiaries, the  ratio, expressed as a  percentage, of
(a) such Person's Total Debt to (b) the Total Value of such Person's Assets.

          "Lien" shall mean any mortgage, deed of trust, pledge,
           ----
hypothecation, collateral assignment, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, inchoate liens arising under ERISA to secure the Contingent Liabilities of Borrower, the REIT, or any Loan Party, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign in connection with the creation of a security interest.

          "Loan" shall mean, in the aggregate, the then outstanding and
           ----
unpaid Advances made to Borrower under this Agreement and the Note pursuant to the terms hereof, the aggregate outstanding principal amount of which shall not exceed at any time the Facility Amount.

          "Loan Documents" shall mean this Agreement, the Note, the Guaranty,
           --------------
the Environmental Indemnity, the Subordination of Management Agreement, the Ground Lease Estoppel, the Intercreditor Agreement, and any other documents or instruments evidencing, securing or guaranteeing the Loan.

          "Loan Party" shall mean, individually and collectively, as the
           ----------
context requires, Borrower, the REIT, each Guarantor, and the general partners of Borrower if Borrower is a limited partnership, and the managing members of Borrower if Borrower is a limited liability company.

          "Loan Portion" shall mean the Base Rate Portion and each Eurodollar
           ------------
Portion of the Loan.

          "Majority Co-Lenders" shall have the meaning provided in the
           -------------------
Intercreditor Agreement, provided that prior to Syndication, it shall mean the Lender. With respect to the provisions of this Agreement requiring the consent, approval, disapproval or determination of the Majority Co-Lenders, each Current Co-Lender's Pro Rata Interest shall be used as the means of calculating the Majority Co-Lenders and the term "Majority Co-Lenders" shall mean those Current Co-Lenders whose Pro Rata Interests, at any time, in the aggregate, is equal to or greater than the percentage prescribed in Intercreditor Agreement based solely on the aggregate owned by all Current Co-Lenders; the Pro Rata Interests in the Loan of Defaulting Co-Lenders shall not be taken into account in the calculation of the Majority Co-Lenders.

          "Management Agreements" shall mean those management agreements
           ---------------------
described on Schedule 15, and any subsequent management agreements entered into pursuant to Section 5.21.

          "Manager" shall mean SL Green Management LLC or another wholly
           -------
owned Affiliate or Subsidiary of Borrower.

          "Margin Stock" shall have the meaning provided such term in
           ------------
Regulation U and Regulation G of the Federal Reserve Board.

          "Material Adverse Effect" shall mean any condition which has a
           -----------------------
material adverse effect upon (i) the business, operations, properties, assets or condition (financial or otherwise) of Borrower or the REIT or any of the Loan Parties, taken as a whole, or (ii) the ability of Borrower or the REIT or the Loan Parties to perform, or of Agent, or any Co-Lender to enforce, any of the Obligations.

          "Maturity Date" shall mean December 18, 2000, as such date may be
           -------------
extended pursuant to Section 2.09(b) or such earlier date on which the principal balance of the Loan and all other sums due in connection with the Loan shall be due as a result of the acceleration of the Loan.

          "Maximum Legal Rate" shall mean the maximum nonusurious interest
           ------------------
rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

          "Minimum Capital Expenditure Reserves" shall mean, for any Real
           ------------------------------------
Property Asset, $0.40 per net rentable square foot of such Real Property Asset per annum, or, for any shorter period, such amount multiplied by a fraction the numerator of which is the length of the applicable period in months (or portions thereof) and the denominator of which is 12.

          "Minimum Leasing Commission Reserves" shall mean for any Real
           -----------------------------------
Property Asset, $0.51 per net rentable square foot of such Real Property Asset per annum, or, for any shorter period, such amount multiplied by a fraction the numerator of which is the length of the applicable period in months (or portions thereof) and the denominator of which is 12.

          "Minimum Management Fees" shall mean three percent (3%) of Rents
           -----------------------
from the related Real Property Asset for the three (3) month period immediately preceding the calculation.

          "Minimum Reserves" shall mean the sum of Minimum Capital
           ----------------
Expenditure Reserves, Minimum Tenant Improvement Reserves and Minimum Leasing Commission Reserves.

          "Minimum Tenant Improvement Reserves" shall mean for any Real
           -----------------------------------
Property Asset, $1.78 per net rentable square foot of such Real Property Asset per annum, or, for any shorter period, such amount multiplied by a fraction the numerator of which is the length of the applicable period in months (or portions thereof) and the denominator of which is 12.

          "Moody's" shall mean Moody's Investor Service, Inc.
           -------

          "Multiemployer Plan" shall mean a Plan which is a "multiemployer
           ------------------
plan" as defined in Section 4001(a)(3) of ERISA.

          "Net Operating Income"  shall mean, with respect to any Real
           --------------------
Property Asset, for the period of determination, the Rents derived from the customary operation of such Real Property Asset, less Operating Expenses attributable to such Real Property Asset, and shall include only the sum of
(i) the Rents received or expected to be received, and earned in accordance with GAAP, pursuant to Leases in place under which the tenant is in occupancy of the premises demised thereunder (unless such tenant has not taken occupancy due to tenant improvement work or tenant build-out that is not the subject of dispute and is not yet completed) on the date of such calculation and under which Tenant is on a full rent paying basis and is not more than thirty (30) days delinquent in such rent payments, plus (ii) other income actually received and earned in accordance with GAAP with respect to such Real Property Asset, plus (iii) rent loss or business interruption insurance proceeds received or expected to be received during or relating to such period due to a casualty that has occurred prior to the date of calculation plus (iv) parking or other income, less Operating Expenses actually paid or payable on an accrual basis in accordance with GAAP attributable to such Real Property Asset during such period, as set forth on operating statements and schedules reasonably satisfactory to Agent. Net Operating Income shall be calculated in accordance with customary accounting principles applicable to real estate. Notwithstanding the foregoing, Net Operating Income shall not include (i) any condemnation or insurance proceeds (excluding rent loss or business interruption insurance proceeds as described above), (ii) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of the Real Property Asset for which it is to be determined, (iii) amounts received from tenants as security deposits unless actually applied toward the payment of rent or additional rent in accordance with the terms of such tenant's lease, (iv) interest income and
(v) any type of income otherwise included in Net Operating Income but paid directly by any tenant to a Person other than Borrower or a Loan Party or its agents or representatives.

          "Net Worth" shall mean, with respect to a Person, consolidated net
           ---------
worth as calculated in accordance with GAAP.

          "New Manager" shall have the meaning provided in Section 5.21.
           -----------

          "Non-use Fee" shall have the meaning provided in Section 2.15(a).
           -----------

          "Non-use Fee Due Date" shall mean the date which is five (5)
           --------------------
business days after the date Agent has furnished Borrower with an invoice showing the amount of the quarterly Non-use Fee and a detailed calculation of the same in accordance with Section 2.15.

          "Note" shall have the meaning provided in Section 2.04.
           ----

          "Notice of Borrowing" shall have the meaning provided in Section
           -------------------
2.02.

          "Notice of Conversion or Continuation" shall have the meaning
           ------------------------------------
provided in Section 2.08.
            ------------

          "Obligations" shall mean all payment, performance and other
           -----------
obligations, liabilities and indebtedness of every nature of (i) Borrower and the REIT from time to time owing to Agent or any Co-Lender under or in connection with this Agreement or any other Loan Document, or (ii) the REIT and the other Loan Parties under or in connection with the Guaranty or any other Loan Documents.

          "Occupancy Level" shall mean, for each Real Property Asset, the
           ---------------
percentage of rentable square feet in such Real Property Asset actually occupied by tenants under their respective Leases on a full rent paying basis or during any free rent period provided for in such Lease. For purposes of this definition, if a tenant has sublet all or a portion of the premises demised under its Lease, and such subtenant is actually occupying such premises or portion thereof, the tenant shall be deemed to be actually occupying such premises or portion thereof, as the case may be.

          "110 E. 42nd Street" shall mean that certain Real Property Asset
           ------------------
located at 110 E. 42nd Street, New York, New York.

          "Operating Entities" shall mean those partnership or limited
           ------------------
liability companies set forth on Schedule 3, as such Schedule may be amended or supplemented from time to time, and any partnership or limited liability company, in which the Borrower or the REIT, own singly or together, a majority or all of the economic interest therein and either the Borrower or the REIT, either directly or indirectly, is the sole managing general partner or sole managing member.

          "Operating Expenses" shall mean, with respect to any Real Property
           ------------------
Asset, for any given period (and shall include the pro rata portion for such period of all such expenses attributable to, but not paid during, such period), all out-of-pocket expenses to be paid or payable, as determined in accordance with GAAP, by Borrower, the REIT or the applicable Loan Party during that period in connection with the operation of such Real Property Asset for which it is to be determined, including without limitation and without duplication:

          (i) expenses for cleaning, repair, maintenance, decoration and painting of the such Real Property Asset (including, without limitation, parking lots and roadways), net of any insurance proceeds in respect of any of the foregoing;

          (ii) wages (including overtime payments), benefits, payroll taxes and all other related expenses for Borrower's, the REIT's or other Loan Party's on-site personnel, up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of such Real Property Asset and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower, the REIT or the applicable Loan Party;

          (iii) management fees pursuant to the Management Agreement, but in no event less than the Minimum Management Fees. Such fees shall include all fees for management services whether such services are performed at such Real Property Asset or off-site;

          (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and the cost of building and cleaning supplies;

          (v) the cost of any leasing commissions and tenant concessions or improvements payable by Borrower, the REIT or any Loan Party pursuant to any leases which are in effect for such Real Property Asset at the commencement of that period as such costs are recognized in accordance with GAAP, but in no event less than the Minimum Leasing Commission Reserves and Minimum Tenant Improvement Reserves with respect to such period, respectively;

          (vi) rent, liability, casualty, fidelity, errors and omissions, liability, workmen's compensation and other insurance premiums;

          (vii)  legal, accounting and other professional fees and expenses;

          (viii) the cost of all equipment to be used in the ordinary course of business, which is not capitalized in accordance with GAAP.

          (ix)  real estate, personal property and other taxes;

          (x)  advertising and other marketing costs and expenses;

          (xi)  the Minimum Capital Expenditure Reserves;

          (xii) casualty losses to the extent not reimbursed by an independent third party; and

          (xiii) if applicable, all common area charges, maintenance charges and other assessments or charges under any condominium regime.

     Notwithstanding the foregoing, Operating Expenses shall not include (i) depreciation or amortization or any other non-cash item of expense; (ii) interest, principal, fees, costs and expense reimbursements of Agent and the Co-Lenders in administering the Loan; or (iii) any expenditure (other than leasing commissions, tenant improvement costs and replacement reserves as described above) which is properly treatable as a capital item under GAAP.

          "OP Units" shall mean the Common OP Units and the Preferred OP
           --------
Units.

          "Other Assets" shall mean all Assets of a Person that are not Real
           ------------
Property Assets.

          "Participant" shall have the meaning provided in Section 9.09(i).
           -----------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation
           ----
established under ERISA, or any successor thereto.

          "Permitted Investments" shall mean, at any time, (a) fee simple or
           ---------------------
leasehold interests (which comply with the requirements of Section 4.27) owned entirely by the Borrower in real property located in the borough of Manhattan, City of New York, New York and improved by fully operational Class B or better office buildings, provided however, that fifteen percent (15%) of the Total Value of such Assets may be real property located outside of the borough of Manhattan, and (b) all of the categories of investments, as limited individually as a percentage of the Total Value of all of Borrower's consolidated Assets in the table below, which, when combined, shall be not in excess of the lesser of (i) thirty percent (30%) of Borrower's Net Worth as of the date of calculation, and (ii) fifteen percent (15%) of the Total Value of all of Borrower's consolidated Assets as of the date of calculation:

                                                                                Maximum percentage of
                                                                                   Total Value of
                                                                                     Borrower's
                             Permitted Investment                                Consolidated Assets
                             --------------------                               ---------------------

Mortgages, deeds of trust, deeds to secure debt or similar instruments or
receivables that are a Lien on real property which are improved by fully                 15%
operational Class B or better office buildings and secure indebtedness evidenced by a note or bond (excluding the Bar Building Mortgages)

Partnerships or limited liability companies in which the Borrower owns a majority of the economic interest and the Borrower, either directly or indirectly, is the sole managing general partner or the sole managing member
and which partnership or limited liability company primarily owns real                   15%
properties which are improved by fully operational Class B or better office buildings, and further, that the Borrower or a Subsidiary thereof  is both the managing agent and leasing agent of such properties.

Partnerships or limited liability companies in which the Borrower either (a)
owns less than a majority of the economic interest and/or (b) is the not the sole managing general partner and/or (c) is not the sole managing member, but
is the both the managing and leasing agent (either directly or indirectly)               10%
and which partnership or limited liability company primarily owns real properties which are improved by fully operational Class B or better office buildings

     For  purposes of  calculating  the  foregoing: (A)  the  amount of  each
Permitted Investment will be deemed to be  the Book Value of such Asset;  and
(B) partnerships and limited liability companies for  purposes of determining
Permitted  Investments shall not  include partnerships and  limited liability companies that  are wholly  owned and controlled  by the  Partnership, either
directly  or indirectly.    Undeveloped  land and  land  that is  then  being
developed  are  also  not  Permitted  Investments.   In  addition,  Permitted
Investments  which relate  to  investments  in (1)  direct  fee or  leasehold interests  on,  (2)  mortgages  or  other security  instruments  on,  or  (3)
interests in entities  owning, real property  not located in  the borough  of
Manhattan, City  of New York,  New York, shall  not in the  aggregate exceed, without duplication, fifteen  percent (15%) of the Total  Value of Borrower's
consolidated  Assets.     Notwithstanding   the  foregoing,  the   Borrower's
investment in (x) the mortgage encumbering 1372 Broadway, New York, New York, as  more  fully  described  in  Schedule 13,  shall  be  deemed  a  Permitted
Investment  during the period  commencing on the  Closing Date and  ending on
March 1, 1998,  (y) the 17 Battery Place Mortgage shall be deemed a Permitted
Investment, and  (z) SLG 17  Battery LLC's tenancy-in-common  interest in  17
Battery Place, as  more fully  described in  Schedule 13, shall  be deemed  a
Permitted  Investment, notwithstanding  that in  each case  it may  otherwise breach the limitations set forth above with respect to the maximum percentage of Borrower's  Net Worth and  Total Value of Borrower's  consolidated Assets;
provided, however,  that the Permitted Investment limitations set forth above shall be deemed to have been  utilized due to the 1372 Broadway mortgage  and
17 Battery Place  Mortgage and  tenancy-in-common interest,  and any  further investments in mortgages  and partnership interests, shall be  subject to the
Permitted  Investment limitations after consideration of the inclusion of the
1372 Broadway mortgage  and 17 Battery  Place Mortgage and  tenancy-in-common
interests.   Any  modification, waiver  or  amendment of  the limitations  on
Permitted Investments  set forth  above shall  be subject  to the  consent or approval of the Majority Co-Lenders.

          "Permitted Liens" shall have the meaning provided in Section 6.03.
           ---------------

          "Person" shall mean and include any individual, partnership, joint
           ------
venture, firm, corporation, limited  liability company, association, company, trust  or other  enterprise or  any  government or  political subdivision  or agency, department or instrumentality thereof.

          "Plan" means any employee benefit plan subject to the provisions
           ----
of Title  IV of ERISA or which is subject to the provisions of Section 412 of the Code or Section 302 of ERISA, for which Borrower, any other Loan Party or any member of  either of their ERISA  Controlled Group has any  obligation or liability, or potential obligation or liability, whether direct or indirect.

          "Plan Asset Entity" shall mean any "employee benefit plan" as
           -----------------
defined in ERISA, any "plan" as defined in Section 4975  of the Code, and any entity  any portion  or all  of the assets  of which  are deemed  pursuant to
United States Department of Labor Regulation Section 2510.3-101  or otherwise pursuant to ERISA or the Code to be, for any purpose of ERISA or Section 4975 of the  Code, assets  of any  such "employee  benefit plan"  or "plan"  which invests in such entity.

          "Policies" shall have the meaning provided in Section 5.03(c).
           --------

          "Post-Closing Repairs" shall have the meaning provided in Section
           --------------------
5.27(b).

          "Preferred OP Units" shall mean those limited partnership interests
           ------------------
(if any) in the  Borrower having a priority or preferred  status (relative to
all other  limited partnership interests   in  the Borrower) with  respect to
distributions or returns of the holders of such units.

          "Pro Rata Interest" shall mean the proportionate share of each Co
           -----------------
Lender in  the  Loan,  this  Agreement,  the other  Loan  Documents  and  the obligations  to  make Advances  pursuant  to  the  terms of  this  Agreement.
Notwithstanding the  foregoing, with  respect to any  approvals, consents  or determinations that  are to  be  made by  the Majority  Co-Lenders, Pro  Rata
Interest shall  mean, with  respect to each  Current Co-Lender,  a percentage equal to the amount  of the Loan owned  by such Current Co-Lender  divided by the aggregate amount  of the  Loan owned  by all of  the Current  Co-Lenders, multiplied by 100.

          "Purchase Price" shall mean, with respect to any Real Property
           --------------
Asset, the actual purchase  price paid for the Real Property Asset, including the actual outstanding principal balance of any mortgage liens to which title was taken subject or were granted to an independent  third party lender or to the seller  to finance  the purchase of  such Real  Property Asset  only, but excluding  all closing  costs, (e.g., transfer  taxes, mortgage  taxes, title insurance premiums) and excluding all closing adjustments.

          "Qualifying Insurer" shall have the meaning provided in Section
           ------------------
5.03(c).

          "Quarter" shall mean a period of ninety (90) days.
           -------

          "Rating Agencies" shall mean both Standard & Poor's Rating Services
           ---------------
and Moody's Investor  Service, Inc.  If  either of such  agencies discontinue its rating of Borrower  or the REIT or its ratings  of real estate investment trusts generally,  Agent and  the Majority Co-Lenders  shall, within  six (6)
months  of  such  discontinuance, agree  upon  another  nationally recognized statistical  ratings agency that  assigns a rating  to Borrower and  the REIT
("Substitute Rating Agency"), and the term Rating Agencies shall include such
Substitute Rating Agency.   During any  time that only  one Rating Agency  is
assigning a rating  to Borrower and the  REIT, that agency's rating  shall be used for all calculations under this Agreement.

          "REIT" shall have the meaning set forth in the opening paragraph
           ----
of this Agreement.

          "Real Property Assets" shall mean the real property set forth on
           --------------------
Schedules 2A and  2B, as such Schedules  may be amended or  supplemented from time to time, and all real property owned, directly or indirectly,  wholly or partly, by Borrower, the  REIT, any Operating Entity or any  other Loan Party
(including,  without limitation,  all Unencumbered  Assets),  subject to  the conditions of Sections 6.10.

          "Recourse Indebtedness" of any Person means all Indebtedness of
           ---------------------
such Person and its  Subsidiaries for which recourse for payment  may be made
against such Person for the obligations secured thereunder.   For purposes of
this definition,  if only a portion of such  Indebtedness is recourse to such
Person the entire amount of such Indebtedness  shall be deemed to be Recourse
Indebtedness.

          "Register" shall have the meaning provided in Section 9.09.
           --------

          "Regulation D" shall mean Regulation D of the Federal Reserve Board
           ------------
as from  time to  time in  effect and  any successor  to all  or any  portion thereof.

          "Rents" shall mean all income, rents,  additional rents, revenues,
           -----
issues and profits (including all oil and  gas or other mineral royalties and bonuses) and all pass-throughs and tenant's required contributions for taxes,
insurance,  maintenance   costs,  utilities,  tenant   improvements,  leasing
commissions, capital expenditures and other  items accrued to Borrower or any
Loan  Party  from  the  Real  Property Assets  (other  than  tenant  security deposits).

          "Reportable Event" has the meaning set forth in Section 4043(c)(3),
           ----------------
(5), (6)  or (13) of  ERISA (other than  a Reportable  Event as to  which the provision  of 30  days'  notice  to  the  PBGC  is  waived  under  applicable regulations).

          "Responsible Officer" means the Chairman of the Board, President,
           -------------------
the Chief Operating Officer, the Chief Financial Officer, the Chief Executive
Officer, the Executive Vice President or the Senior Vice President-Finance of
the REIT.

          "Restoration" shall have the meaning provided in Section 5.03(h).
           -----------

          "S&P" shall mean Standard & Poor's Rating Services.
           ---

          "Secured Indebtedness" shall mean, with respect to any Person, the
           --------------------
outstanding principal  balance of  all Indebtedness which  is secured  by any collateral or Assets of such Person and  is evidenced by a promissory note or
other  instrument or  written agreement.   For  purposes of  this definition,
Secured Indebtedness  shall also  include all  Unsecured Debt (excluding  the
Guaranty) of all Subsidiaries and Affiliates of such Person.

          "Secured Recourse Indebtedness" shall mean, with respect to any
           -----------------------------
Person,   all  Secured  Indebtedness  that  is  also  Recourse  Indebtedness, including,  without  limitation,  Capitalized  Leases  of  the  related  Real
Property Assets of such Person.

          "17 Battery Place" shall mean that certain Real Property Asset
           ----------------
located at 17 Battery Place, New York, New York.

          "17 Battery Place Cash Collateral Agreement" means that certain
           ------------------------------------------
Cash Collateral  Agreement dated December  19, 1997 between 17  Battery Upper
Partners and SLG 17 Battery LLC.

          "17 Battery Place Mortgage" means that certain mortgage dated
           -------------------------
December 19,  1997 in the  principal amount  of $15,500,000.00 granted  by 17
Battery Upper Partners to Borrower  on 17 Battery Upper Partner's tenancy-in-
common interest in  17 Battery Place, together with the note or notes secured thereby.

          "17 Battery Place Tenancy Agreement" shall mean that certain
           ----------------------------------
tenancy-in-common agreement dated  December 19, 1997  between SLG 17  Battery
LLC and 17 Battery Upper Partners with respect to 17 Battery Place.

          "17 Battery Place Transaction Documents" means the 17 Battery Place
           --------------------------------------
Tenancy Agreement, the 17 Battery Place  Mortgage, the Agreement of Sale, the
17  Battery Place Cash  Collateral Agreement and  other documents evidencing, guaranteeing or securing the obligations under the foregoing documents.

          "17 Battery Upper Partners" shall mean 17 Battery Upper Partners
           -------------------------
LLC, a New York limited liability company.

          "Settlement Agreement" shall mean that certain settlement agreement
           --------------------
dated June  28, 1996  between the Bar  Building Mortgagor and  The Travellers
Insurance Company, as  amended by that certain First  Amendment to Settlement
Agreement  and  First   Amendment  to  Consent,  Direction   and  Recognition
Agreement, each  dated June 28,  1996 between the Bar  Building Mortgagor and
The  Travellers Insurance Company,  as the same  may be modified,  amended or supplemented from time to time.

          "Solvent" as to any Person shall mean that (i) the sum of the
           -------
assets  of  such  Person,  at  a  fair  valuation  based  upon appraisals  or comparable  valuation,  will  exceed its  liabilities,  including  contingent liabilities,  (ii) such  Person will  have sufficient  capital with  which to conduct its business  as presently conducted and as proposed  to be conducted and (iii) such Person  has not incurred debts,  and does not intend  to incur debts, beyond its  ability to pay such debts as they  mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means
                  ----                                       -----
(x) a right to  payment, whether or  not such right  is reduced to  judgment, liquidated,  unliquidated, fixed,  contingent, matured,  unmatured, disputed, undisputed,  legal, equitable, secured,  or unsecured, or  (y) a  right to an equitable remedy  for breach of  performance if such  breach gives rise  to a payment, whether  or not  such right  to an  equitable remedy  is reduced  to
judgment,  fixed,  contingent,  matured,   unmatured,  disputed,  undisputed,
secured, or unsecured. With respect  to any such Contingent Liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which  can  reasonably be  expected  to become  an  actual or  matured liability.

          "Subordination of Management Agreement" shall mean a Subordination
           -------------------------------------
of Management Agreement  substantially in the  form set forth as  Exhibit "F"
hereto.

          "Subsidiary" of any Person shall mean and include (i) any
           ----------
corporation Controlled by such Person,  directly or indirectly through one or more intermediaries, and (ii) any partnership, association, joint venture  or other entity Controlled by such Person, directly or indirectly through one or more intermediaries and (iii)  all of the parties  listed as Subsidiaries  on
Schedule 3.

          "Substantial Asset" shall mean Real Property Assets of Borrower,
           -----------------
the REIT and any other Loan  Party which, in the aggregate, constitutes  more than 15%  of the consolidated Net Operating Income  of Borrower, the REIT and the other Loan Parties, derived from all Real Property Assets.

          "Substitute Rating Agency" shall have the meaning provided in the
           ------------------------
definition of "Rating Agencies".

          "Syndication" shall have the meaning provided in Section 9.09(c).
           -----------

          "Syndication Agent" shall have the meaning provided in the opening
           ------------------
paragraph of this Agreement.

          "Taxes" shall have the meaning provided in Section 2.19.
           -----

          "Telerate Page 3750" means the display designated as "Page 3750"
           ------------------
on the Telerate Service (or such other page as may  replace Page 3750 on that service or such  other service as  may be nominated  by the British  Bankers'
Association as the  information vendor for the purpose  of displaying British
Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

          "Term Loan" shall mean that certain loan made pursuant to a loan
           ---------
agreement dated August 20,  1997, between Lehman  and New Green 50W23  Realty
LLC, secured by property known as 50 West 23/rd/ Street, New York, New York.

          "Termination Event" shall mean (i) a Reportable Event, or (ii) the
           -----------------
initiation of  any action by Borrower, any member  of Borrower's or any other
Loan Party's ERISA Controlled  Group or any other person to  terminate a Plan or  the treatment  of an amendment  to an  ERISA Plan as  a termination under
ERISA, in either case, which would result in liability to Borrower,  any Loan
Party or any of their ERISA Controlled Group in excess of $500,000, (iii) the institution  of proceedings  by  the PBGC  under  Section  4042 of  ERISA  to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan,
(iv)  any partial  or total  withdrawal from  a  Multiemployer Plan  which in either case, which would result in  liability to Borrower, any Loan Party  or any of their ERISA Controlled Groups in  excess of $500,000 or (v) the taking of any action would require security to  the Plan under Section 401(a)(29) of the Code.

          "Title Policies" shall have the meaning provided in Section
           --------------
3.01(j).

          "Title Searches" shall mean (i) reports of UCC, tax lien, judgment
           --------------
and litigation searches with respect to any Person and (ii) searches of title to each of the Real Property Assets.

          "Total Debt" means with respect to any Person at any time, all
           ----------
Indebtedness  of  such  Person  as  determined on  a  consolidated  basis  in accordance with GAAP  plus projected amortization of tenant improvement costs and  leasing commissions  over the  succeeding twelve  (12) months which  are capitalized as of the date of determination in accordance with GAAP (assuming amortization on a straight line basis over the related base lease term).

          "Total Unencumbered Asset Value" means the sum, without
           ------------------------------
duplication, of the aggregate value of all Unencumbered Assets, calculated as of the date of determination as follows:

          (i) for Unencumbered Assets that have been owned or leased for less than three (3) months prior to the date of determination, an amount equal to ninety-five percent (95%) of the Purchase Price for such Unencumbered Assets; and

          (ii) for Unencumbered Assets that have been owned for more than three (3) months prior to the date of determination, the Adjusted NOI for such Unencumbered Assets divided by 0.10; and

          (iii)  notwithstanding  the foregoing, provided that 110  E. 42/nd/
     Street  is an  Unencumbered  Asset,   until  June 1,  1999 (the  initial
     Appraisal Period), the  value for 110 E. 42/nd/ Street shall be equal to
     $28,100,000.00; provided that,  in the event of a  material casualty to, or condemnation of,  110 E. 42/nd/  Street, the value  of 110 E.  42/nd/
     Street shall be calculated in accordance with clause (i) or (ii)  above, as applicable; upon completion of restoration (or upon the expiration of the  initial  Appraisal Period),  Borrower  may deliver  a  then current
     Appraisal  of  110  E.  42/nd/  Street  reasonably  satisfactory to  the
     Majority Co-Lenders,  and  the value  of 110  E. 42/nd/  Street for  the
     Appraisal Period  beginning on the  date of such then  current Appraisal shall be the appraised value pursuant to said Appraisal.

Provided  that if  SLG  17  Battery LLC's  tenancy-in-common  interest in  17
Battery Place is  an Unencumbered Asset, the value for 17 Battery Place shall be calculated solely on the basis of  the Purchase Price of, or the  Adjusted
NOI from, as  applicable, the tenancy-in-common interest owned  by the SLG 17
Battery LLC.

          "Total Value" means the sum, without duplication, of (i) the Total
           -----------
Unencumbered  Asset Value  and  (ii) the  aggregate value  of  all Assets  of
Borrower on a consolidated basis that are not Unencumbered Assets, calculated as of the date of determination as follows:

          (i)  for Real Property Assets (other than Unencumbered Assets) that
     have been   owned for less than  three (3) months  prior to the date  of determination, an  amount  equal to  ninety-five  percent (95%)  of  the
     Purchase Price for such Real Property Assets;

          (ii)  for Real Property Assets (other than the Unencumbered Assets)
     that have been   owned for more than three (3) months  prior to the date
     of determination, the Adjusted NOI for such Real Property Assets divided by 0.10;

          (iii)    for  Permitted Investments  (other  than  the Unencumbered
     Assets and other Real  Property Assets), the Book Value of  such Assets;
     and

          (iv) Borrower's unrestricted cash and Cash Equivalents as of the date of determination, calculated in accordance with GAAP.

          "Transaction Costs" shall mean all costs and expenses paid or
           -----------------
payable  by Borrower  or any  other Loan Party  relating to  the Transactions including,  without limitation,  the costs  and  expenses of  the Syndication
Agent  and  Agent  in  conducting  its due  diligence  with  respect  to  the
Transactions,  financing  fees, commitment  fees,  advisory  fees, reasonable legal fees, reasonable accounting fees, and title  insurance charges, whether directly or as reimbursement to the Syndication Agent or Agent.

          "Transactions" shall mean each of the transactions contemplated by
           ------------
the Loan Documents.

          "Transfer And Escrow Agreement" shall mean that certain Transfer
           -----------------------------
and Escrow Agreement dated June 28,  1996 between the Bar Building Mortgagor,
The Travellers  Insurance Company  and  Chicago Title  Insurance Company,  as
escrow agent, as the same may be modified, amended or supplemented.

          "Transferee" shall have the meaning provided in Section 9.07.
           ----------

          "Treasury Rate"  shall  mean  the  semi-annual  yield  (without de-
           -------------
compounding), as reported in The Wall Street Journal (or if such rate is  not published therein, in the Federal Reserve Statistical Release H.15 - Selected
Interest  Rates  under  the  heading  "U.S.  Government   Securities/Treasury
constant maturities") on the date  of calculation (provided, however, if such date is not a Business Day, then on the next succeeding Business Day) for the
current   U.S.  Treasury   security  with   a  maturity  date   most  closely
approximating the date which is 10 years from such date of  calculation, plus
2.75%.   In the  event such rate is  not published in  either The Wall Street
Journal  or Release  H.15, Agent  shall  select a  comparable publication  to determine the Treasury Rate.

          "Type" shall mean the type of any portion of the Loan determined
           ----
with respect to the interest option applicable thereto, i.e., the Base Rate
                                                        ----
Portion or a Eurodollar Portion.

          "UCC Searches" shall have the meaning provided in Section 3.01(g).
           ------------

          "Unencumbered Assets" shall mean those Real Property Assets set
           -------------------
forth on Schedule  1, as such  Schedule may be  amended or supplemented  from time,  (i)  against which  there  are  no liens  or  encumbrances except  for
Permitted Liens,  (ii) with respect to  which Borrower has complied  with all the requirements of Sections 2.25 and 3.01, (iii) which are improved by Class
B  (or  better)  office  buildings,  (iv)  which  are  free of  all  material structural  and title defects  and other material  adverse matters; (v) which are  (i)  in  compliance,  in  all material  respects,  with  all  applicable
Environmental Laws, and (ii) do not contain any Hazardous Substances, in each case as initially verified by an Environmental Report reasonably satisfactory to the Agent; (vi) which have an Occupancy Level of 70% per better  (or, with respect  to 110  E. 42nd Street,  65% or  better) provided that  the weighted average  Occupancy  Level for  all  Unencumbered  Assets  is 85%  or  better;
(vii) which are 100%  owned in fee  simple by, or  100% leased pursuant  to a
Ground Lease  (which has been  approved by  the Majority Co-Lenders)  to, the
Borrower  or  a Subsidiary  of  Borrower that  is wholly  owned,  directly or indirectly,  by Borrower;  notwithstanding the  foregoing,  the Bar  Building
Asset and SLG 17 Battery LLC's tenancy-in-common interest in 17 Battery Place shall both be deemed an  Unencumbered Asset provided that each  complies with all  the other  conditions  set  forth herein;  (viii) which  are managed  by
Borrower  or  a  wholly  owned  Affiliate  or  Subsidiary  of  Borrower;  and
(ix) which Agent and the Majority Co-Lenders have agreed in writing are to be deemed Unencumbered Assets for purposes of this Agreement pursuant to Section
2.25; provided, however, that if a Bar Building Event of Default has occurred and  is continuing  or the  Bar  Building Mortgagor  or the  Bar  Building is
subject to or is an asset in any bankruptcy or similar insolvency proceeding, the  Bar Building  Asset shall not  be treated  as an Unencumbered  Asset and provided, further  that (a) if  Borrower's interest in  the 17  Battery Place
Mortgage is sold, transferred, assigned, pledged or otherwise encumbered,  or
(b)  if  any  default  occurs and  continues  beyond  the  expiration of  any applicable  notice  or  cure  period  under  any  of  the  17  Battery  Place
Transaction Documents, or  (c) 17 Battery Upper Partners or  17 Battery Place
is  subject  to  or is  an  asset  in any  bankruptcy  or  similar insolvency proceeding  or subject to a federal  tax lien or claim,  SLG 17 Battery LLC's tenancy-in-common interest  in 17 Battery  Place shall not  be treated as  an
Unencumbered Asset.

          Any  Asset  which  complies  with  all  the  requirements  for   an
Unencumbered Asset and which is owned  by a Subsidiary of Borrower shall  not be deemed an Unencumbered Asset unless there are no liens or  encumbrances on any stock, limited  partnership, member or other beneficial  interest in such entity except for Permitted Liens.

          "Unfunded Benefit Liabilities" means with respect to any Plan at
           ----------------------------
any time, the amount (if any)  by which (i) the present value of  all benefit liabilities  under such  Plan as  defined  in Section  4001(a)(16) of  ERISA, exceeds (ii)  the fair  market value  of all  Plan assets  allocable to  such benefits, all  determined as of the then most  recent valuation date for such
Plan (on the basis  of assumptions prescribed by the PBGC  for the purpose of
Section 4044 of ERISA).

          "Unsecured Debt" shall mean, with respect to a Person, the
           --------------
outstanding principal balance of all Indebtedness which is not secured by any collateral or Assets  of such Person and  which is evidenced by  a promissory note or other instrument or  written agreement, including without limitation, the outstanding principal  balance of the Loan and  including all Capitalized
Leases of Unencumbered Assets.

          "Unsecured Debt Rating" shall mean with respect to a Person, the
           ---------------------
rating assigned by the Rating  Agencies to such Person's long  term unsecured debt obligations; provided, however, that if such ratings are not equivalent, the lower rating shall apply.

          SECTION 2.     AMOUNT AND TERMS OF REVOLVING CREDIT FACILITY.

          Section 2.01   Advances.  (a) Subject to and upon the terms and
                         --------
conditions herein set  forth, Lender and each  Co-Lender agrees, at any  time and from time to time on and after the Closing Date and prior to the Maturity
Date, to  make its  pro rata share  of Advances  to Borrower,  which Advances shall not exceed in aggregate  principal amount at any time  outstanding, the
Facility Amount at such time.

          (b)  Advances  may be voluntarily prepaid pursuant to Section 2.11, and, subject  to the other  provisions of this Agreement,  including, without limitation, Sections  2.09, 2.10 and 2.12, any amounts  so prepaid may be re-
borrowed prior to the Maturity Date.   All outstanding Advances shall  mature
on the  Maturity Date, without further action on the part of Agent or any Co-
Lender.

          (c)  Each Advance  of the  Loan shall be  in the  aggregate minimum amount of One  Million Dollars (U.S. $1,000,000.00) or  any integral multiple
of One Hundred  Thousand Dollars  (U.S. $100,000.00) in  excess thereof.   No
Advance shall be made after the Maturity Date.

          (d) The obligation of Lender and each Co-Lender to make their pro rata share of each Advance of the Loan is several and not joint. Neither
Agent, Lender nor any  Co-Lender shall be liable for the failure of any other
Co-Lender to fund its pro rata share of any Advance hereunder.

          Section 2.02   Notice of Borrowing.  Whenever Borrower desires an
                         -------------------
Advance   hereunder,  it shall give  Agent at  Agent's office prior  to 10:00
A.M., New  York City time,  telex, facsimile, or telephonic  notice (promptly confirmed in writing)  of each Advance to  be made hereunder, at  least three
(3) Business Days prior to such Advance being made with respect to Eurodollar
Portions, and at least one (1) Business Day prior to  such Advance being made
with  respect  to  Base  Rate Portions.    Each  such  notice  (a "Notice  of
Borrowing") (i)  shall be  irrevocable, (ii) shall  be executed on  behalf of
Borrower and the  REIT by a Responsible Officer  of Borrower or of  the REIT,
(iii)  shall specify  (w) the  aggregate  principal amount  of the  requested
Advance, (x) the date of Borrowing  (which shall be a Business Day),  (y) the initial Interest Period to be applicable thereto and (z) the Type of Advance,
(or,  if  at the  time  of such  request,  Eurodollar Loan  Portions  are not available pursuant to  Section 2.16, that such  Advance shall be a  Base Rate
Portion),  (iv) shall certify  that, taking into  account the amount   of the
requested Advance, to the best  of Borrower's knowledge, no Default or  Event of  Default  has occurred  and  is continuing,  all  provisions  of the  Loan
Documents  including, but  not limited  to the  Financial Covenants,  will be complied  with after  giving effect  to  such Advance,  (v)  shall contain  a description of the intended use of the Advance and (vi)  shall be in the form annexed hereto as Exhibit "A".

          Agent shall,  upon determining the Eurodollar Rate for any Interest
Period, promptly notify Borrower thereof.

          Section 2.03   Disbursement of Funds.  No later than 2:00 P.M., New
                         ---------------------
York City time  on the date specified  in each Notice of  Borrowing, provided all conditions  precedent to the  making of such  Advance have been  complied with,  Agent will  make available  to  Borrower by  disbursing to  or  at the direction  of Borrower,  or by  depositing in  Borrower's account  at Agent's office,  the amount  of the requested  Advance to  the extent that  Agent has received, in immediately  available federal funds, each  Co-Lender's pro rata share of such Advance from each Co-Lender.

          Section 2.04   The Note.  (a) Borrower's and the REIT's obligation
                         --------
to pay the principal of, and interest on, the Loan shall be  evidenced by the
promissory   note   (as   amended,   modified,   supplemented,  extended   or
consolidated, the  "Note") duly  executed and delivered  by Borrower  and the
REIT substantially in  the form of Exhibit  "B" hereto in a  principal amount
equal  to  the  Facility  Amount   with  blanks  appropriately  completed  in
conformity herewith.  The Note shall (i) be payable to the order of Agent, on behalf of the Co-Lenders, (ii) be dated the Closing Date, and (iii) mature on the Maturity Date.  If required by a  Co-Lender that is not a Co-Lender as of the date hereof, Borrower and the REIT hereby agree to execute a supplemental
Note in  the  principal amount  of such  Co-Lender's pro  rata  share of  the
Facility Amount, substantially in the form of Exhibit "B" hereto, with blanks appropriately completed, and  such supplemental Note shall (i)  be payable to order of Agent, on account of such Co-Lender, (ii) be dated as of the Closing
Date, and (iii)  mature on the Maturity  Date.  Such supplemental  Note shall provide that  it evidences a  portion of the existing  indebtedness hereunder and not any new or additional indebtedness of Borrower or the REIT.

          (b)  Agent is hereby  authorized, at its option, (i)  to endorse on the schedule  attached to each  Note (or on  a continuation of  such schedule attached to  each such Note and made a  part thereof) an appropriate notation evidencing the date and amount of each  Advance evidenced thereby and the pro rata  share thereof  of  each Co-Lender,  and  the date  and  amount of  each principal and interest payment in respect thereof, and/or (ii) to record such
Advances and such payments  in its books and records.   Such schedule or such
books  and records, as  the case may  be, shall be  conclusive and binding on
Borrower and  the REIT  absent manifest error,  provided that the  failure to make any notation shall not affect the obligations of Borrower, any Guarantor or the REIT or the  rights of Lender or any Co-Lender hereunder  or under the
Guaranty.

          Section 2.05   Interest.  (a) Borrower and the REIT shall pay
                         --------
interest in respect of  the unpaid principal amount of the  Base Rate Portion from the  date of  the making of  the Base Rate  Portion until the  Base Rate
Portion shall  be paid in  full, or converted  to a Eurodollar Portion,  at a rate  per annum which shall be equal to  the sum of the Base Rate Margin plus the Base  Rate in effect from time  to time, such rate to  change as and when the Base Rate changes.

          (b)  Intentionally Deleted.
               ---------------------

          (c) Borrower and the REIT shall pay interest in respect of the unpaid principal amount of each Eurodollar Portion from the date of the making of such Eurodollar Portion until such Eurodollar Portion shall be paid in full, continued as a Eurodollar Portion or converted to a Base Rate
Portion at a rate per annum which shall be equal to the sum of the Eurodollar
Rate Margin plus the relevant Eurodollar Rate.

          (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall bear interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

          (e) Interest on the Loan shall accrue from and including the date of each Borrowing thereof to but excluding the date of any repayment thereof
(provided that any Advance borrowed and repaid on the same day shall accrue one day's interest) and Borrower and the REIT shall pay such interest in respect of the Base Rate Portion or any Eurodollar Portion, (A) monthly in arrears on the first Business Day of each calendar month, (B) on the date of any prepayment or conversion (on the amount prepaid or converted), (C) on the Maturity Date (whether by acceleration or otherwise) and (D) after the Maturity Date, on demand.

          (f) Interest on the outstanding principal balance of the Loan shall be calculated on the basis of a three hundred sixty (360) day year based on the actual number of days elapsed.

          (g)  This  Agreement  and  the  Note are  subject  to  the  express condition that at no time shall Borrower or the REIT be obligated or required to pay interest on  the principal balance of  the Loan at a rate  which could subject Lender or  any Co-Lender to either  civil or criminal liability  as a result of being in excess of the Maximum Legal Rate.  If by the terms of this
Agreement or the Loan Documents, Borrower or the REIT is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess  of the Maximum Legal Rate, the interest  rate or the Default Rate, as the case may  be, shall be deemed to be immediately reduced to the Maximum
Legal Rate  and all  previous payments in  excess of  the Maximum  Legal Rate shall  be deemed  to have  been  payments in  reduction  of principal  (first applied to  the Base Rate  Portions) and not on  account of the  interest due
hereunder.   All  sums  paid or  agreed  to be  paid to  Agent  for the  use, forbearance, or  detention of  the sums  due under  the Loan,  shall, to  the extent permitted  by applicable law,  be amortized, prorated,  allocated, and spread throughout the  full stated term of the Loan until  payment in full so that the rate or  amount of interest on  account of the Loan does  not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

          Section 2.06   Interest Periods. (a) Borrower shall, in each Notice
                         ----------------
of Borrowing or Notice of Conversion or Continuation in respect of the making of,  conversion into  or continuation  of  a Eurodollar  Portion, select  the interest  period (each an  "Interest Period")  applicable to  such Eurodollar
Portion, which Interest Period shall, at the  option of Borrower, be either a one month, two-month or three-month period, provided that:

          (i) the Interest Period for any Eurodollar Portion shall commence on the date of the making of such Advance (including the date of any conversion from the Base Rate Portion) and each Interest Period occurring thereafter in respect of such Portion shall commence on the date on which the next preceding Interest Period expires;

         (ii) if any Interest Period would otherwise expire on a day which is not an Business Day, such Interest Period shall expire on the next succeeding Business Day;

        (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; and

         (iv) no Interest Period in respect of any Eurodollar Portion shall extend beyond the Maturity Date.

          (b) If upon the expiration of any Interest Period, Borrower has failed to elect or confirm a new Interest Period or Eurodollar Base Rate to be applicable to any Eurodollar Portion in accordance with Section 2.08, Borrower shall be deemed to have elected to convert such Eurodollar Portion into a Base Rate Portion effective as of the expiration date of such current
Interest Period.

          Section 2.07   Minimum Amount of Eurodollar Portions.  All
                         -------------------------------------
advances, borrowings,  conversions, continuations, payments,  prepayments and selection of  Interest Periods hereunder shall  be made or selected  so that, after  giving  effect thereto,  each  Eurodollar  Portion  shall (i)  have  a principal  amount  equal  to  or  greater  than  One  Million  Dollars  (U.S.
$1,000,000.00) and (ii)  be in an integral multiple  of $100,000.00 in excess
of such  minimum amount.  There shall be  no more than  five (5)   Eurodollar
Portions outstanding at any one time.

          Section 2.08   Conversion or Continuation.  (a) Subject to the
                         --------------------------
other provisions hereof, Borrower shall have the option (i) to convert at any time all  or any  part of  the outstanding  Base Rate  Portion to  Eurodollar
Portions, or  (ii) to continue all or any  part of the outstanding Eurodollar
Portions as  Eurodollar Portions  for an additional  Interest Period,  on the expiration  of the  Interest  Period  applicable thereto  (or  prior to  such expiration date, provided Borrower pays Funding Costs in connection therewith pursuant to Section 2.17); provided that no Loan Portion may be continued as, or converted into,  a Eurodollar Portion when any Default with respect to the payment of money  or any Event of  Default has occurred and  is continuing or
(iii) to convert at any time all or any portion of the outstanding Eurodollar
Portions to a Base  Rate Portion.  In  the event Eurodollar Portions are  not available  pursuant to Section 2.16, Borrower shall be deemed to have elected to convert such  Eurodollar Portions into  a Base Rate  Portion, and if  such conversion occurs  prior to  the expiration date  of the  applicable Interest
Period, Borrower shall also  pay all Funding Costs and other  costs, expenses and losses in connection therewith pursuant to Sections 2.16 and 2.17.

          (b) In order to elect to convert or continue a Loan Portion under this Section 2.08, Borrower shall deliver an irrevocable notice thereof in the form annexed hereto as Exhibit "C" (a "Notice of Conversion or Continuation") to Agent no later than 11:00 A.M., New York City time, (which notice may be by facsimile transmission provided that an original is delivered prior to the close of business on the immediately succeeding
Business Day) three (3) Business Days prior to the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a Eurodollar Portion. A Notice of Conversion or Continuation shall specify (v) the requested conversion or continuation date (which shall be a Business
Day), (w) the amount and Type of the Loan Portion to be converted or continued, (x) whether a conversion or continuation is requested, (y) in the case of a conversion to, or a continuation of, a Eurodollar Portion, the requested Interest Period and (z) the Contract Rate applicable to the Loan
Portion to be converted or continued as previously quoted by Agent.

          Section 2.09   Voluntary Reduction of Facility Amount; Extension
                         -------------------------------------------------
of Maturity Date; Termination of Facility Amount.  (a) Upon at least three
------------------------------------------------
(3) Business  Days' prior irrevocable  written notice  to Agent  in the  form annexed hereto  as Exhibit  "D" (or telephonic  notice promptly  confirmed in writing),  Borrower shall  have  the  right, without  premium  or penalty  to permanently reduce  the Facility Amount,  provided that (a) Borrower  may not reduce the Facility  Amount below the aggregate principal  amount outstanding under  the Loan at  the time  of such  requested reduction,  (unless Borrower simultaneously prepays the Loan to the extent necessary so that the aggregate principal  amount outstanding does  not exceed such  reduced Facility Amount, together with any applicable Funding Costs  and accrued interest as a  result of such prepayment), (b) any such  partial reduction shall be in the  minimum aggregate amount of Five Million Dollars (U.S. $5,000,000.00) or any integral multiple of One  Million Dollars (U.S. $1,000,000.00) in  excess thereof, and
(c) Borrower may not reduce the Facility Amount to an amount less than Twenty
Five Million Dollars (U.S. $25,000,000.00)  unless the Loan is terminated and prepaid in full pursuant  to Section 2.09(c).  Any reduction  of the Facility
Amount  shall be permanent and  be applied pro rata to  Lender's and each Co-
Lender's respective percentage interest in the Loan.

          (b)  Borrower may request an extension of the initial Maturity Date for an additional twelve (12) month period by giving Agent written  notice to extend on or prior to the date that is three (3) months  prior to the initial
Maturity Date.  Such request shall be accompanied by a Compliance Certificate
of  Borrower as  required  pursuant to  Section  5.01(b)(ii).   If  Agent  so
requests,  Borrower  shall also  deliver  the agreed  upon  procedures letter
pursuant to Section 5.01(b)(iii).   Agent shall, upon approval or disapproval
of  the  Co-Lenders, consent  to or  deny,  as applicable,  such  request for extension.  If Agent does not give  written notice to Borrower of Co-Lender's acceptance or denial of such extension request on or  prior to the date which is one (1) month prior to  the initial Maturity Date, then Agent and  the Co-
lenders  shall be deemed to  have denied Borrower's  request for extension of
the  Maturity  Date.   If  the  Co-Lenders  consent  to  the  extension,  the
nonrefundable Extension  Fee shall be payable  by Borrower on account  of its exercise of  and Co-Lenders'  granting of the  extension option  provided for herein  within five  (5)  Business  Days of  Co-Lenders'  consenting to  such
extension.   The payment of the Extension Fee,  to the extent received, shall constitute payment by  Borrower to each Co-lender  in the amount of  such Co-
Lender's pro rata share in such fee.

          (c) Upon at least three (3) Business Days prior irrevocable written notice to Agent, Borrower shall have the right to terminate the Loan, this Agreement and reduce the Facility Amount to zero, provided that Borrower, on the date specified in such notice, pays to Agent, on behalf of the Co-Lenders, the entire outstanding principal balance of the Loan, together with all interest accrued and unpaid thereon, all Funding Costs, and all other sums due under the Note, this Agreement and the other Loan
Documents; upon such termination, Lender and the Co-Lenders shall have no further obligation to make any Advances.

          Section 2.10.  Principal Payments.  Borrower shall pay the then
                         ------------------
outstanding  principal balance  of the  Loan  together with  all accrued  and unpaid interest thereon  and all other sums  then due and payable  under this
Agreement and the other Loan Documents on the Maturity Date.

          Section 2.11   Voluntary Prepayments.  Borrower and the REIT shall
                         ---------------------
have the right to prepay  the Loan, in whole or in part, from time to time on the following  terms and  conditions: (a) Borrower  shall give  Agent written notice  (or telephonic  notice promptly  confirmed in  writing), in  the form attached  hereto as  Exhibit E,  which notice  shall be  irrevocable, of  its intent to prepay all  or a portion of the  Loan, at least three (3)  Business
Days  prior to a  prepayment, which notice  shall specify the  amount of such prepayment  and what  Loan Portions  are to  be prepaid and,  in the  case of
Eurodollar Portions,  the specific Borrowing(s)  pursuant to which  made, (b)
each prepayment  shall be  in an  aggregate principal  amount of  One Million
Dollars (U.S. $1,000,000.00) or any integral multiple of One Hundred Thousand
U.S. Dollars  (U.S. $100,000.00)  in excess thereof,  and (c)  prepayments of
Eurodollar Portions made  pursuant to this Section  on a date other  than the last day  of the Interest Period  applicable thereto shall  be accompanied by payment of any Funding Costs which Lender and the Co-Lenders shall incur as a
result  of such  early payment.   If  any such  notice  is given,  the amount
specified in  such notice  shall be  due and  payable on  the date  specified therein.

          Section 2.12   Mandatory Prepayments.  On each day on which the
                         ---------------------
Facility Amount is reduced pursuant to  the terms of this Agreement, Borrower shall prepay  the Loan to the extent, if  any, that the outstanding principal amount of  the Loan exceeds  such reduced Facility Amount,  together with any applicable Funding Costs and accrued interest as a result of such payment.

          Section 2.13   Application of Payments and Prepayments.  Unless
                         ---------------------------------------
specifically  provided otherwise, all  payments and prepayments  of the Loan, whether voluntary  or otherwise, shall be applied  first, to unpaid Fees, any reasonable  out-of-pocket  costs and  expenses  of  Agent and  any  Co-Lender arising as a result of such prepayment and  any Funding Costs, second, to pay any accrued and  unpaid interest then payable  with respect to the  Loan, and third, to pay the outstanding principal amount of the Loan.  Payments applied to the outstanding principal amount of the Loan shall be first applied to the
Base Rate Portion of the Loan, and then to pay the Eurodollar Portions of the
Loan being repaid in the order of such Loan Portion's maturity.

          Section 2.14   Method and Place of Payment.
                         --------------------------

               (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Agent not later than 1:00 p.m., eastern time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Agent's Office, and any funds received by Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Each payment (including all prepayments on account of principal and interest on the Loan), to the extent received, shall constitute payment by Borrower and the REIT to each Co-Lender in the amount of such Co-Lender's pro rata share of such payment.

          (b) Except as expressly provided to the contrary in Section 2.06 hereof, whenever any payment to be made hereunder or under the Note or other
Loan Documents shall be  stated to be due  on a day  which is not a  Business
Day, the  due date thereof shall be extended  to the next succeeding Business
Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          (c) All payments made by Borrower hereunder, under the Note and the other Loan Documents, shall be made irrespective of, and without any deduction for, any setoff or counterclaims.

          Section 2.15   Fees.  (a)  Borrower and the REIT shall pay to Agent
                         ----
a fee (the "Non-use Fee"), computed at the per annum rate (based on a year of
360 days,  for  the actual  number of  days elapsed)  of  one-quarter of  one percent (0.25%) on the average daily unfunded portion of the Facility Amount, from and including the Closing Date through and including the Maturity  Date, payable, in arrears, on the Non-use  Fee Due Date through the Maturity  Date.
Agent shall notify Borrower within three (3) Business Days of the last day of the calendar quarter of the amount of the Non-Use fee then due. Each  payment of the Non-use Fee, to the extent received by Agent, shall constitute payment by Borrower and the REIT to each Co-Lender in the  amount of such Co-Lender's
Pro Rata Interest of the Non-use Fee.

          (b) Borrower and the REIT shall pay to Agent an administrative fee as compensation for administering and servicing the Loan and performing its duties under this Agreement and the Loan Documents (the "Administrative Fee") pursuant to the terms of the Fee Letter, and upon completion of the Syndication pursuant to the Administrative Fee Letter. The Administrative
Fee shall be paid in advance on the date set forth in  the Administrative Fee
Letter and on the first day of each twelfth calendar month thereafter.

          Section 2.16   Interest Rate Unascertainable, Increased Costs,
                         -----------------------------------------------
Illegality.  (a) In the event that Agent has reasonably determined, or has
----------
been  notified by  any Co-Lender  that  it has  reasonably determined  (which determination or notice shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that:

          (i) on any date for determining the Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

         (ii)  at any  time, that the relevant Eurodollar  Rate applicable to any of its Eurodollar Portions shall not represent the effective pricing to Lender  or the Co-Lenders  for funding or maintaining  its Eurodollar
     Portions, or  Lender and the  Co-Lenders shall incur increased  costs or reduction in the amounts received  or receivable hereunder in respect of any Eurodollar Portion, in any such case because of (x) any change since the date of  this Agreement in any applicable law  or governmental rule, regulation, guideline, order, request or directive or any interpretation thereof and  including the introduction  of any new law  or governmental rule, regulation,  guideline, order, request or directive  (such as, for example, but not limited to,  a change in official reserve requirements, but, in  all events, excluding  reserves required under Regulation  D of the Federal Reserve Board  to the extent included in the  computation of the Eurodollar Rate), whether or not having the force of law and whether or not failure  to comply therewith would be  unlawful, and/or (y) other
     circumstances   affecting  Lender,  any   Co-Lender  or   the  interbank
     Eurodollar market or  the position  of Lender or  any Co-Lender in  such market; or

        (iii) at any time, that the making or continuance by it of any Eurodollar Portion has become unlawful in order for Lender or any Co-
     Lender, in good faith, to comply with any law or governmental rule, regulation, guideline, order, request or directive (whether or not hav-ing the force of law and whether or not failure to comply therewith would be unlawful), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or ad-ministration thereof, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, Agent shall, promptly after making such determination or receiving notice thereof from any Co-Lender, give notice by telephone promptly confirmed in writing to Borrower. Thereafter (x) in the case of clause (i) above, Borrower's right to request advances, conversions or continuations of Eurodollar Portions shall be suspended, and any Notice of Borrowing, or Notice of Conversion or Continuation given by Borrower with respect to any Borrowing of Eurodollar Portions which has not yet been made shall be deemed canceled and rescinded by Borrower, (y) in the case of clause
(ii) above, Borrower and the REIT shall pay to Agent, upon such Agent's written demand therefor to Borrower, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as Agent shall reasonably determine) as shall be required to compensate Lender and any Co-Lender for such increased costs or reduction in amounts received or receivable hereunder (it being understood and agreed by the parties hereto that in the event that Agent shall fail to notify Borrower promptly after such determination, then Borrower and the REIT shall not be liable to pay to Agent any additional amounts relating to the period prior to Agent's notifying Borrower, and (z) in the case of clause (iii) above, Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall demonstrate in reasonable detail the circumstances giving rise to such demand and the calculation of the amounts demanded; provided that Borrower and the REIT shall not be obligated to pay an amount in excess of the amount directly attributable to the Loan hereunder (it being understood and agreed that Agent shall not be required to deliver any documentation substantiating such amounts).

          (b)  In the case of any  Eurodollar Portion or requested Eurodollar
Portion affected by the circumstances described in clause (a)(ii) above, Borrower may, and in the case of any Eurodollar Portion affected by the circumstances described in clause (a)(iii) above, Borrower shall, either (i) if any such Eurodollar Portion has not yet been made but is then the subject of a Notice of Borrowing or a Notice of Conversion or Continuation, be deemed to have canceled and rescinded such notice, or (ii) if any such Eurodollar
Portion is  then outstanding, require  Agent to convert each  such Eurodollar
Portion into a Base Rate Portion at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving Agent notice (by telephone promptly confirmed in writing) thereof within two (2)
Business Days after Borrower was notified by Agent pursuant to clause (a) above.

          (c) In the event that following the giving of notice based on the conditions described in clause (a)(i) above that such conditions no longer exist, Agent shall promptly give written notice thereof to Borrower, whereupon Borrower's right to request Eurodollar Portions from Agent and Lender's and any Co-Lender's obligation to make Eurodollar Portions shall be automatically restored and until such time as Borrower has delivered a Notice of Conversion or Continuation, the entire Loan shall be deemed to be a Eurodollar Portion with an Interest Period of one month at a Contract Rate determined as of the date that Eurodollar Portions are again available to Borrower.

          (d) In the event that following its giving of a notice based on the conditions described in clause (a)(iii) above that such conditions no longer exist, Agent shall promptly give written notice thereof to Borrower, whereupon Borrower's right to request Eurodollar Portions from Agent and Lender's and any Co-Lender's obligation to make Eurodollar Portions shall be automatically restored and until such time as Borrower has delivered a Notice of Conversion or Continuation, the entire Loan shall be deemed to be a Eurodollar Portion with an Interest Period of one month at a Contract Rate determined as of the date that Eurodollar Portions are again available to Borrower.

          (e)  The amount  of any  increased costs  or reductions  in amounts referred to in Section 2.16(a)(ii) with respect to Lender and  each Co-Lender shall be based on the assumption that Lender and any Co-Lender funded  all of its  Eurodollar Portions  in the  interbank  Eurodollar market,  although the parties hereto agree that Lender or Co-Lender may fund  all or any portion of
a  Eurodollar  Portion, in  any  manner  it  independently determines.    For
purposes  of any demand for payment  made by Agent under Sections 2.16(a)(ii)
or 2.18, in attributing Lender's or any Co-Lender's general costs relating to eurocurrency operations or its commitments  or customers, or in averaging any costs over a  period of time,  Agent and the affected  Co-Lender may use  any reasonable  attribution and/or averaging  method which it  deems appropriate, reasonable and practical.  The agreements in this  Section 2.16 shall survive the termination of this Agreement and the  payment of the Note and all  other
Obligations.

          Section 2.17   Funding Losses.  Borrower and the REIT shall
                         --------------
compensate Lender and the Co-Lenders  for all reasonable losses, expenses and liabilities,  to the extent actually incurred (including, without limitation, any  loss, expense  or  liability  incurred by  Lender  or any  Co-Lender  in connection with the liquidation or reemployment of deposits or funds required by  it  to  make  or  carry  its  Eurodollar  Portions),  excluding  loss  of anticipated profits ("Funding Costs"), that Lender or any Co-Lender sustains:
(a) if  for any reason  (other than a  default by  Agent or any  Co-Lender) a
Borrowing  of, or conversion from  or into, or  a continuation of, Eurodollar
Portions does not occur on a date specified therefor in a Notice of Borrowing or Notice of  Conversion or Continuation (whether or  not rescinded, canceled or withdrawn or deemed rescinded,  canceled or withdrawn, pursuant to Section
2.16(a) or 2.16(b) or otherwise), (b) if any prepayment (whether voluntary or mandatory), repayment (including,  without limitation,  payment after  accel-
eration)  or conversion of  any of its  Eurodollar Portions occurs  on a date which is not the last day  of the Interest Period applicable thereto,  (c) if any  prepayment of any  of its  Eurodollar Portions is  not made  on any date specified  in  a  notice  of  prepayment  given  by  Borrower,  or  (d)  as a consequence of any default by Borrower or the REIT in repaying its Eurodollar
Portions  or any other amounts  owing hereunder in  respect of its Eurodollar
Portions when  required by  the terms of  this Agreement. Borrower  shall pay such Funding  Costs on the date  specified for conversion or  continuation of any Eurodollar Portion, the date of prepayment or repayment of any Eurodollar
Portion  under clause (b) or (c)  above, or within five  (5) Business Days of
written  demand  therefor  by  Agent   with  respect  to  clause  (d)  above.
Calculation of all  amounts payable to Agent under this Section 2.17 shall be made on the assumption that Lender and each Co-Lender has funded its relevant
Eurodollar Portion through  (i) the purchase of a  Eurodollar deposit bearing interest  at the Eurodollar  Rate in  an amount equal  to the amount  of such
Eurodollar  Portion  with  a  maturity  equivalent  to  the  Interest  Period applicable  to  such  Eurodollar  Portion,  and (ii)  the  transfer  of  such
Eurodollar deposit from  an offshore office of  Lender or any Co-Lender  to a domestic office of Lender and the Co-Lenders in the United States of America,
provided that Lender and the Co-Lenders may fund their Eurodollar Portions in any  manner that  they  in their  sole  discretion choose  and the  foregoing assumption  shall only be  made in order  to calculate amounts  payable under this Section 2.17.  Agent  shall provide Borrower with a  statement detailing the  basis for requesting such amounts and  the calculation thereof, and such statement shall, absent  manifest error, be final and  conclusive and binding upon Borrower, the REIT and all Loan Parties). The agreements in this Section
2.17 shall survive the termination of  this Agreement and the payment of  the
Note and all other Obligations.

          Section 2.18   Increased Capital.  With respect to each Eurodollar
                         -----------------
Portion, if Agent  shall have reasonably determined (or  received notice from any Co-Lender  of its  reasonable  determination  that) in  good faith,  that compliance with any applicable law,  rule, regulation, guideline, request  or directive (whether or not  having the force of law), other  than increases in rates of taxation or other matters  not directly related to increased capital costs, which shall be imposed,  issued or amended from and after the  date of this  Agreement  by any  governmental authority,  central bank  or comparable agency,  has or would have the  effect of reducing the  rate of return on the capital  or  assets  of Lender  or  any  Co-Lender as  a  consequence  of its commitments or  obligations hereunder, then  from time to time,  upon Agent's
delivering  a  written  demand  therefor   to  Borrower,  setting  forth  its
reasonable  calculations, Borrower and the REIT  shall pay to Agent on demand such  additional  amount  or  amounts  ("Increased  Capital  Costs")  as will
compensate Lender  and any Co-Lender  for such reduction.   Such calculations
may use  any reasonable averaging  and attribution methods selected  by Agent and  the affected  Co-Lenders.  The  agreements in  this  Section 2.18  shall survive the termination of this Agreement and the payment of the Note and all other Obligations.

          Section 2.19   Taxes.  (a) All payments made by Borrower or the
                         -----
REIT  under  this Agreement  shall be  made  free and  clear of,  and without deduction or withholding  for or on account of, any present or future income, stamp or other  taxes, levies, imposts, duties, charges,  fees, deductions or withholdings,  now or  hereafter  imposed,  levied,  collected,  withheld  or assessed by any governmental  authority excluding, in the  case of Lender  or any Co-Lender, net  income and franchise taxes imposed on  Agent, Lender, any
Co-Lender  or  Participant  (all such  non-excluded  taxes,  levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes").

          (b) Notwithstanding anything to the contrary herein, if at any time or from time to time Taxes are required to be deducted or withheld from the payments required to be made to Lender or any Co-Lender hereunder solely by reason of a Change in Law after the date hereof (other than as a result of any transfer or assignment of any of the obligations of Borrower hereunder), all payments required to be made by Borrower and the REIT hereunder
(including any additional amounts that may be payable pursuant to this clause
(b)) shall be increased to the extent required so that the net amount received by Lender or any Co-Lender after the deduction or withholding of Taxes imposed solely by reason of a Change in Law after the date hereof will be not less than the full amount that would otherwise have been receivable had no such deduction or withholding been imposed by reason of such Change in Law. In the event that this clause (b) shall be operative, Borrower and the REIT shall promptly provide to Agent evidence of payment of such Taxes to the appropriate taxing authority and shall promptly forward to Agent any official tax receipts or other documentation with respect to the payment of the Taxes as may be issued by the taxing authority. If Borrower or the REIT fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Borrower and the REIT shall indemnify Agent and any Co-Lender for any incremental taxes, interest or penalties that may become payable by Lender or Co-Lender as a result of any such failure. The agreements in this Section
2.19 shall survive the termination of this Agreement and the payment of the Note and all other Obligations.

          (c) For purposes of this Section 2.19 the term "Change in Law" shall mean the following events: (i) the enactment of any legislation by the United States, including the enactment, amendment or modification of a treaty; (ii) the lapse, by its terms, of any law of the United States or any treaty to which the United States is a party; or (iii) the promulgation of any temporary or final regulation under the Code.

          (d) Each Co-Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to Borrower and Agent (i) two duly completed copies of United States Internal Revenue
Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Co-Lender is entitled to receive payments under this Agreement and the Note payable to it, without deduction or with-holding of any United States federal income taxes, and (ii) an Internal
Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each
Co-Lender required to deliver to Borrower and Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower and Agent two further copies of the said letter and Form
1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires (which, in the case of the Form 4224, is the last day of each U.S. taxable year of the non-U.S. Co-Lender) or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower and Agent, and such other extensions or renewals thereof as may reasonably be requested by Borrower or Agent, certifying in the case of a Form 1001 or 4224 that such Co-Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Co-Lender from duly completing and delivering any such letter or form with respect to it and such Co-Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form
W-8 or W-9, establishing an exemption from United States backup withholding tax. Notwithstanding clause (a) of this Section 2.19, if a Co-Lender fails to provide a duly completed Form 1001 or 4224 or other applicable form and, under applicable law, in order to avoid liability for Taxes, Borrower is required to withhold on payments made to such Co-Lender that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Taxes. In such event, Borrower shall promptly provide to such Co-Lender or Agent evidence of payment of such Taxes to the appropriate taxing authority and shall promptly forward to such Co-Lender or Agent any official tax receipts or other documentation with respect to the payment of the Taxes as may be issued by the taxing authority.

          Section 2.20   Use of Proceeds and Limitations on Advances.
                         -------------------------------------------
Borrower  shall use  the proceeds of  the Loan  solely to  provide short-term financing  for (i) the acquisition  of fee and  ground leasehold interests in
Real Property Assets wholly owned by the Borrower which are fully operational
Class B (or better) office buildings, (ii) capital improvements, expansion or renovation to Real Property Assets of the type described in clause (i) above, owned by  Borrower  or  any  Loan Party,  (iii)  working  capital,  (iv)  the refinancing of mortgage debt encumbering  properties of the type described in clause (i) above, and (v) the acquisition of the Permitted Investments.

          Section 2.21   Intentionally Deleted.
                         ---------------------

          Section 2.22   Intentionally Deleted.
                         ---------------------

          Section 2.23   Intentionally Deleted.
                         ---------------------

          Section 2.24   Decision Making by Agent.  Borrower and the REIT
                         ------------------------
acknowledge and agree  that all approvals, consents,  requests, calculations, determinations, decisions,  waivers, amendments and modifications  that Agent is entitled  to make  under this  Agreement are  subject to  the approval  or consent of some or all of the Co-Lenders pursuant to the terms and conditions of  this Agreement  and  the  Intercreditor Agreement,  whether  or not  such approval or consent is expressly stated herein or otherwise.

          Section 2.25   Additional Unencumbered Assets.  If Borrower desires
                         ------------------------------
to add an Unencumbered Asset for purposes of this Agreement, it  shall notify
Agent and together with  such notification, deliver to Agent, with respect to such Asset  the documentation required  in  Section 3.01(a)(xiii),  (f), (g),
(i), (j), (k), (l), (p), (q), (r), (s) (and if Borrower or any Guarantor owns a leasehold interest in such Asset, Section 3.01(a)(xi)) and such other items as Agent and  the Co-Lenders may reasonably request,  which information shall be  current as of the date delivered  and consistent with the time frames set forth in Section 3.01; i.e., all dates related to the Closing Date in Section
3.01  shall be deemed  related to  the date of  the addition  of the proposed
Asset to the Unencumbered Asset pool.  If such Asset is owned by a Loan Party other than a Guarantor or Borrower, such Loan Party shall execute and deliver a guaranty in the form of  the Guaranty, together with the items required  in
3.01(b), (c), (d) and (m) with respect to such Loan  Party and Guarantor.  If such Asset is subject to no Liens or encumbrances other than Permitted Liens, complies with  the requirements set  forth in the definition  of Unencumbered
Assets, and  is otherwise reasonably  satisfactory to Agent and  the Majority
Co-Lenders,  Agent shall confirm to Borrower in writing that such Asset shall be deemed an  Unencumbered Asset and Schedule 1 shall be amended accordingly.

          Section 2.26   Pro Rata Interests. The liabilities of each of the
                         ------------------
Co-Lenders are  several and  not joint, and  each Co-Lenders'  obligations to
Borrower and the REIT under this Agreement shall be reduced by  the amount of
any Assignment  and Assumption.   No Co-Lender  shall be responsible  for the
obligations of  any  other Co-Lender.    Each Co-Lender  shall be  liable  to
Borrower and  the REIT only for their  respective proportionate shares of the
Loan and  of the  obligations and liabilities  of the  Lender under  the Loan
Documents.  If for  any reason any of the Co-Lenders shall  fail or refuse to abide by their  obligations under this Agreement, the  other Co-Lenders shall not  be relieved  of their  obligations, if  any, hereunder,  including their obligations to make their pro rata share of any Advance on the date set forth for such Advance  in the Notice of Borrowing;  notwithstanding the foregoing, the Co-Lenders shall  have the right, but  not the obligation, at  their sole option, to make  the defaulting  Co-Lender's pro rata  share of such  Advance pursuant to the terms of the Intercreditor Agreement.

          SECTION 3.     CONDITIONS PRECEDENT.

          Section 3.01   Conditions Precedent to the Initial Advance.  The
                         -------------------------------------------
obligation of Lender  and each Co-Lender to  make the initial Advance  of the
Loan  (or its pro rata share  thereof) on the Closing  Date is subject to the satisfaction  by Borrower  on the  Closing Date  of the  following conditions precedent:

          (a)  Loan Documents.
               --------------

          (i)  Line of Credit Agreement. Borrower and the REIT shall have
               ------------------------
     executed and delivered this Agreement to the Syndication Agent.

         (ii)  The Note. Borrower and the REIT shall have executed and
               --------
     delivered to the Syndication  Agent the Note in the amount, maturity and as otherwise provided herein.

        (iii)  Intentionally Deleted.
               ---------------------

         (iv)  Intentionally Deleted.
               ---------------------

          (v)  Environmental Indemnity.  Borrower and the REIT shall have
               -----------------------
     executed  and delivered  to  the  Syndication  Agent  the  Environmental
     Indemnity.

         (vi)  Subordination of Management Agreement  Borrower and the
               -------------------------------------
     appropriate  Loan  Parties shall  have  executed  and  delivered to  the
     Syndication Agent the Subordination of Management Agreement with respect to  each  Real Property  Asset substantially  in the  form set  forth as
     Exhibit "F" hereto (the "Subordination of Management Agreement").

        (vii)  Guaranty.  The Guarantors shall have executed and delivered
               --------
     the Guaranty to the Syndication Agent.

       (viii)  Borrower  shall have  delivered  copies  and  The  17  Battery
     Transaction Documents.

         (ix)  Borrower shall have delivered copies of The  Bar Building Loan
     Documents.

          (x)  Intentionally Deleted.
               ---------------------

         (xi)  Ground Leases.  If the Borrower or any other Loan Party owns
               -------------
     a leasehold estate in an Unencumbered Asset, (A) a certified copy of the
     Ground  Lease for such Unencumbered  Asset, together with all amendments and  modifications  thereto  and a  recorded  memorandum  thereof, which
     Ground Lease shall be reasonably  satisfactory in all material  respects to Agent  and all  of the  Co-Lenders and  (B) a  Ground Lease  Estoppel
     substantially  in  the form  of  Exhibit  "G"  hereto (a  "Ground  Lease
     Estoppel"),  executed  by  the  fee  owner and  ground  lessor  of  such
     Unencumbered Asset, which  estoppel shall be reasonably  satisfactory to
     Agent.

        (xii)  Intentionally Deleted.
               ---------------------

       (xiii)  Flood Plain.  The Syndication Agent shall have received
               -----------
     reasonably satisfactory  evidence indicating  which of  the Unencumbered
     Assets are in a flood plain.

          (b)  Opinions of Counsel.
               -------------------

          The Syndication Agent shall have received legal opinions, dated the Closing Date, from counsel to Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Syndication Agent and all of the Co-Lenders and its counsel, that, among other things: (i) this Agreement and the Loan Documents have been duly authorized, executed and delivered by Borrower and the REIT and the other Loan Parties (to the extent a party thereto) and are valid and enforceable against such Persons in accordance with their terms, subject to bankruptcy and equitable principles; (ii) that Borrower, the REIT and the Loan Parties and are qualified to do business and in good standing under the laws of the jurisdiction in which it is organized, in which it is transacting business and where the Real Property Assets are located; and (iii) the Loan does not violate any usury laws.

          (c)  Organizational Documents. The Syndication Agent shall have
               ------------------------
received (i) with respect to Borrower and each of the Loan Parties which is a corporation,  the  certificate of  incorporation  of Borrower  and  such Loan
Party, as amended, modified or supplemented to the Closing Date, certified to be true, correct  and complete by the appropriate Secretary of  State as of a date not more than thirty  (30) days prior to the Closing Date, together with a good standing  certificate from such Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which each Real Property Asset is located and in which each of them  is required to  be qualified to  transact business, each  to be dated a date  not more than  thirty (30) days  prior to  the Closing Date,  (ii) with respect  to  Borrower  and  each of  the  Loan  Parties  which  is a  limited partnership, the agreement of limited partnership of such Person, as amended, modified  or supplemented to the Closing  Date, certified to be true, correct and complete by a general partner of such Person, together with a copy of the certificate of  limited partnership of  such entity, as amended,  modified or supplemented to the Closing  Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than thirty  (30)
days  prior to the  Closing Date, together  with a  good standing certificate from  such  Secretary of  State  and a  good  standing  certificate from  the
Secretary of State (or  the equivalent thereof) of each other  State in which each such Person is required to be qualified to transact business, each to be dated not more  than thirty (30) days prior  to the Closing Date,  (iii) with respect  to  Borrower  and  each of  the  Loan  Parties  which  is a  general partnership, the agreement  of general partnership of Borrower  and such Loan
Party, as amended, modified or supplemented to the Closing Date, certified to be true, complete and correct by a  general partner of Borrower and such Loan
Party,  together with  a copy of  Borrower's and  of such Loan  Party's doing business certificate  (or the  equivalent thereof), as  amended, modified  or supplemented to the Closing Date, certified to be  true, correct and complete by  the appropriate  Secretary  of  State (or  County  Clerk's or  Recorder's
Office, as the case may be) as of a date not more than thirty (30) days prior to the Closing  Date, in each case reasonably satisfactory to the Syndication
Agent and all of the Co-Lenders  and (iv) evidence reasonably satisfactory to the Syndication Agent and all of the Co-Lenders that the REIT is a "qualified real estate  investment  trust"  as  defined in  Section  856  of  the  Code, including, without  limitation, copies of  the REIT's real  estate investment trust registration statement and all amendments thereto, any similar material documents filed with the United  States Securities and Exchange Commission or
issued in connection with a public  offering of equity securities by Borrower or the REIT.

          (d)  Certified Resolutions, etc.  The Syndication Agent shall have
               --------------------------
received a  certificate of the  secretary or assistant secretary  of Borrower and each of  the Loan Parties which  is a corporation  and dated the  Closing
Date, certifying (i) the names and true signatures of  the incumbent officers of  such Person authorized  to sign the  applicable Loan Documents,  (ii) the by-laws  of  such  Person as  in  effect  on  the  Closing  Date,  (iii)  the resolutions of such Person's board of directors approving and authorizing the execution, delivery  and performance of  all Loan Documents executed  by such
Person, and  (iv)  that there  have been  no changes  in  the certificate  of incorporation of such Person since the date of the most  recent certification thereof by the appropriate Secretary of State.

          (e)  Intentionally Deleted.
               ---------------------

          (f)  Insurance.  The Syndication Agent shall have received
               ---------
certificates of insurance demonstrating insurance coverage in respect of each of  the  Real  Property  Assets  of types,  in  amounts,  and  with  insurers reasonably satisfactory  to the Syndication  Agent and all of  the Co-Lenders
and  otherwise in  compliance with  the terms,  provisions and  conditions of
Section  5.03 and, with  respect to the  Bar Building, the  Bar Building Loan
Documents.

          (g)  Lien Search Reports.  The Syndication Agent shall have
               -------------------
received satisfactory (i.e., showing no Liens other than Permitted Liens) UCC searches, together with tax lien, judgment and  litigation searches conducted in the  appropriate jurisdictions by  a search firm reasonably  acceptable to the  Syndication  Agent  and  all  of the  Co-Lenders  with  respect  to  the
Unencumbered  Assets, Borrower, each  of the other  Loan Parties  and the Bar
Building Mortgagor (collectively, the "UCC Searches").
                                       ------------

          (h)  Intentionally Deleted.
               ---------------------

          (i)  Intentionally Deleted.
               ---------------------

          (j)  Title Insurance Policies; Surveys. The Syndication Agent shall
               ---------------------------------
have received copies  of title policies  issued by a title  insurance company reasonably satisfactory to  the Syndication Agent and all  of the Co-Lenders,
in form  and substance reasonably  satisfactory to the Syndication  Agent and all  of the  Co-Lenders,  insuring  the Borrower's  or  the appropriate  Loan
Party's good and marketable fee simple or leasehold title to the Unencumbered
Assets, together with a title "bring down" or lien search showing no liens or encumbrances other  than Permitted  Liens (the "Title  Policies") and  (ii) a recent survey  with respect to each  of the Unencumbered  Assets certified to
Agent, its successors and assigns, dated or re-dated within 120 days prior to the Closing Date prepared by a  land surveyor licensed in each of the  states where  the Unencumbered Assets  are located pursuant to  the then current New
York standards for title surveys and otherwise reasonably satisfactory to the
Syndication Agent and all of the Co-Lenders.

          (k)  Financial Statements. The Syndication Agent shall have
               --------------------
received the (i) consolidated  audited financial statements of Borrower,  the
REIT and their  Consolidated Subsidiaries for the most  recently ended fiscal year  of Borrower,  the  REIT  and their  Consolidated  Subsidiaries and  the unaudited  consolidated  financial  statements of  Borrower,  REIT  and their
Consolidated Subsidiaries for  each fiscal quarter of Borrower,  the REIT and their Consolidated  Subsidiaries ending since  the end of such  entity's most recent fiscal  year and  (ii) for each  Unencumbered Asset,  annual operating statements  and occupancy statements  for Borrower's most  recent fiscal year together with current  year to date  operating statements, current  occupancy statements and the operating  and capital budget approved by Borrower  or the
appropriate  Loan  Party  for  the  current  fiscal  year.    Such  financial
statements shall be reasonably acceptable to the Syndication Agent and all of the Co-Lenders, and each such  statement shall be certified by  a Responsible
Officer of the  REIT on behalf of the  REIT and the Borrower that,  as of the
Closing Date, except  as reflected in any subsequent such  statement which is delivered to the Agent and the Co-Lenders, there has been no material adverse change in the financial condition of any Real Property Asset or Borrower, the
REIT or the respective Loan Parties since the date thereof.

          (l)  Environmental Matters. The Syndication Agent shall have
               ---------------------
received Environmental  Reports dated  within six (6)  months of  the Closing
Date with respect  to each of the  Unencumbered Assets (and, if  requested by the Syndication Agent, each other  Real Property Asset), each of  which shall be in form and substance reasonably satisfactory to the Syndication Agent and all of the Co-Lenders.

          (m)  Fees and Operating Expenses. The Syndication Agent shall have
               ---------------------------
received, for its and the  Co-Lenders' account as applicable, all Transaction
Costs, the Fees and  other fees and expenses due and  payable hereunder on or before  the Closing Date, including, without limitation, the reasonable costs of  all  engineering,  environmental  and  real  property  appraisal  reports required  to be  delivered hereunder,  if  any, and  the reasonable  fees and expenses  accrued  through the  Closing  Date,  of  counsel retained  by  the
Syndication Agent.

          (n)  Consents, Licenses, Approvals, etc.  The Syndication Agent
               -----------------------------------
shall have received certified copies of all consents, licenses and approvals, if any, required  in connection with the execution,  delivery and performance by Borrower and  the other Loan Parties, and the  validity and enforceability against Borrower  and the other  Loan Parties, of  the Loan Documents,  or in connection  with any  of the  Transactions, and  such consents,  licenses and approvals shall be in full force and effect.

          (o)  Appraisal.  The Syndication Agent shall have received an
               ---------
Appraisal of 110 E. 42/nd/  Street reasonably satisfactory to the Syndication
Agent and all of the Co-Lenders.

          (p)  Engineering Reports. The Syndication Agent shall have received
               -------------------
engineering reports  (the "Engineering Reports") dated within  six (6) months prior  to the Closing Date and  in form and substance reasonably satisfactory to Agent and all  of the Co-Lenders with respect to each  of the Unencumbered
Assets; such  engineering reports  shall be prepared  in accordance  with the
Syndication Agent's then  current guidelines for property  inspection reports by licensed engineers reasonably acceptable  to the Syndication Agent and all of  the Co-Lenders,  and such  Engineering Report  should state,  among other things, that each  Unencumbered Asset is  in good condition and  repair, free from damage  and  waste  (reasonable  wear  and  tear  excepted)  and  is  in substantial compliance with the Americans with Disabilities Act except as set forth on Schedule 16 attached hereto.

          (q)  Zoning Compliance.  The Syndication Agent shall have received
               -----------------
evidence reasonably  satisfactory to the Syndication Agent and all of the Co-
Lenders  to  the effect  that each  of  the Unencumbered  Assets and  the use
thereof  are   in  substantial   compliance  with   the  applicable   zoning,
subdivision,  and all  other  applicable  federal, state  or  local laws  and ordinances affecting each  of the Unencumbered Assets, and  that all building and operating  licenses and permits  necessary for the  use and occupancy  of each  of the  Unencumbered Assets  as an  office building including,  but not limited  to, current  certificates  of  occupancy,  if available,  have  been obtained and are in full force and effect.

          (r)  Leases. The Syndication Agent shall have received certified
               ------
copies of all Leases with respect to each Unencumbered Assets which  shall be reasonably satisfactory to the Syndication Agent and all of the Co-Lenders.

          (s)  Contracts and Agreements.  The Syndication Agent shall have
               ------------------------
received certified  copies of  all contracts and  agreements relating  to the management, leasing and operation of each  of the Unencumbered Assets each of which shall be  reasonably satisfactory to the  Syndication Agent and all  of the Co-Lenders.

          (t)  Plans and Specifications.  The Syndication Agent shall have
               ------------------------
been provided  access to  the of  plans and  specifications for  each of  the
Unencumbered Assets.

          (u)  Representations and Warranties.  The Syndication Agent shall
               ------------------------------
have received the Compliance Certificate executed by a Responsible Officer of the REIT on behalf of the REIT and Borrower for itself and as general partner of  Borrower  certifying that  all  of  the  representations  and  warranties contained in this Agreement and the other Loan Documents are true and correct in all material  respects with respect to  each of the Real  Property Assets,
Borrower and each Loan Party, and that to the best of its knowledge, there is no Default or Event of Default hereunder.

          (v)  Certification as to Covenants.  The Syndication Agent shall
               -----------------------------
have received a certificate of a Responsible Officer of the REIT on behalf of the REIT and Borrower and as general partner of Borrower, together with other evidence reasonably satisfactory to the Syndication Agent  and all of the Co-
Lenders (which shall include the Financial Covenant calculations) that, as of the Closing Date, the  Financial Covenants are satisfied and that,  as of the
Closing  Date and  after giving effect  to the Transaction  to be consummated thereon,  to  the best  of its  knowledge, there  is no  Default or  Event of
Default hereunder.

          (w)  Certification as to Applicable Laws.  The Syndication Agent
               -----------------------------------
shall have received such evidence as the Syndication Agent and all of the Co-
Lenders  shall deem  reasonably necessary  to  establish (including,  without limitation, a certificate  of the REIT for  itself and as general  partner of
Borrower) that  each Real Property  Asset is in material  compliance with all
Applicable Laws as of the Closing Date.

          (x)  Additional Matters. The Syndication Agent shall have received
               ------------------
such other certificates,  opinions, documents and instruments relating to the
Transactions as may  have been reasonably requested by  the Syndication Agent and any of  the Co-Lenders, and all  corporate and other proceedings  and all other documents  (including, without  limitation, all  documents referred  to herein  and not  appearing  as  exhibits hereto)  and  all  legal matters  in connection with the Transactions shall be reasonably satisfactory in form and substance to the Syndication Agent and all of the Co-Lenders.

          Section 3.02   Conditions Precedent to All Advances of the Loan.
                         ------------------------------------------------
The obligation  of Lender and  each Co-Lender to  make any Advance  under the
Loan (including the  initial Advance made on  or after the Closing  Date) (or its  pro rata share thereof) is subject to  the satisfaction on the date such
Advance is made of the following conditions precedent:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties  contained herein  and in  the  other Loan  Documents (other  than representations and warranties  which expressly speak only as  of a different date) shall be  true and correct in  all material respects on  such date both before and after giving effect to the making of such Advance.

          (b)  No Default or Event of Default. No Default or Event of Default
               ------------------------------
shall have occurred  and be continuing  on such date  either before or  after giving  effect  to  the making  of  such  Advance and  Borrower  shall  be in compliance with all of the Financial Covenants.

          (c)  No Injunction. No law or regulation shall have been adopted,
               -------------
no order,  judgment or decree of  any governmental authority  shall have been issued, and no litigation shall be pending or threatened in writing, which in the  good faith  judgment of  Agent would  enjoin, prohibit  or restrain,  or impose  or result in  the imposition of any  material adverse condition upon, the making  of the  Advances  or Borrower's,  the REIT's  or any  Guarantor's
obligation to pay (or Agent or any Co-Lender's rights to receive  payment) of the Loan and the other Obligations or the consummation of the Transactions.

          (d)  No Material Adverse Effect. No event, act or condition shall
               --------------------------
have occurred and be continuing after the Closing Date which has had or could be reasonably expected to have a Material Adverse Effect.

          (e)  Notice of Borrowing. Agent shall have received a fully
               -------------------
executed Notice of Borrowing or Notice of Conversion or Continuation,  as the
case may be, in respect of the Advance to be made on such date, together with
a   fully  executed   Compliance  Certificate   incorporating  all   material
modifications and changes  required to be made to the  most recent Compliance
Certificate delivered prior to the  date of the requested Advance, including, without limitation, the effect of the requested Advance.

          (f)  No Litigation. Except for matters identified on Schedule 5 (as
               -------------
the same  may be amended or  supplemented), no actions, suits  or proceedings shall be pending or threatened with  respect to the Transactions or the  Loan
Documents, Borrower or any of the other Loan Parties, or  with respect to the
Real Property Assets, could be reasonably expected to, individually or in the aggregate,  result in  a Material  Adverse Effect  and matters  identified on
Schedule 5, individually or in the aggregate, have not resulted in a Material
Adverse Effect.

          (g)  Title Insurance Searches. Agent or any Co-Lender may elect,
               ------------------------
in its  sole discretion,  to perform  or have  performed Title Searches  with respect to some or all of  the Unencumbered Assets on a semi-annual basis  at
Borrower's sole cost  and expense.   The results of  all such Title  Searches
shall be reasonably satisfactory to Agent.

          (h)  UCC Searches.  Agent shall have received reasonably
               ------------
satisfactory  (i.e.,  showing  no  Liens  other  than  Permitted  Liens)  UCC searches, together with tax lien, judgment and  litigation searches conducted in the  appropriate jurisdictions and  as requested by  Agent performed  by a search firm reasonably  acceptable to Agent with respect  to the Unencumbered
Assets Borrower and each of the other Loan Parties.

          (i)  Additional Matters. Agent shall have received such other
               ------------------
certificates, opinions,  documents and  instruments relating  to the  subject
Transactions as  may have  been reasonably  requested by  or any  of the  Co-
Lenders  and all  corporate and  other  proceedings and  all other  documents
(including, without  limitation, all  documents  referred to  herein and  not appearing as exhibits  hereto) and all legal  matters in connection with  the subject Transactions shall  be reasonably satisfactory in  form and substance to Agent and the Majority Co-Lenders.

          Section 3.03   Acceptance of Borrowings. The acceptance by Borrower
                         ------------------------
of  the proceeds of  each Advance shall constitute  a representation and war-
ranty by  Borrower to  Agent and the  Co-Lenders that  all of  the conditions required to be satisfied  under this Section 3 in connection  with the making of such Advance have been satisfied.

          Section 3.04   Sufficient Counterparts.  All certificates,
                         -----------------------
agreements, legal opinions and other documents and papers referred to in this
Section 3,  unless otherwise specified, shall be delivered to Agent and shall be reasonably satisfactory in  form and substance to  Agent and the  Majority
Co-Lenders (unless the form thereof  is prescribed herein) and Borrower shall deliver  sufficient counterparts  of all such  materials for  distribution to
Agent and each Co-Lender.

          SECTION 4.     REPRESENTATIONS AND WARRANTIES.

          In order to induce Agent, Lender and the Co-Lender to enter into this Agreement and to make the Loan, Borrower and the other Loan Parties make the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Note and the making of the Loan and each Advance:

          Section 4.01   Organizational Status.  Each of Borrower and the
                         ---------------------
other Loan Parties (a)  is a duly organized and  validly existing corporation or partnership  or limited  liability company, as  the case  may be,  in good standing  under  the  laws  of  the  jurisdiction  of  its  incorporation  or formation, (b) has all requisite power and authority, to own its property and assets  (including the Real Property Assets),  the Bar Building Asset and all
other  Permitted Investments  and to  transact  the business  in which  it is engaged or presently proposes to  engage (including this Transaction) and (c)
has duly qualified and is  authorized to do business and is  in good standing as a foreign corporation or foreign partnership, as the case may be, in every jurisdiction  in which it  owns or leases  real property  (including the Real
Property Assets) or in which the nature of  its business requires it to be so qualified.

          Section 4.02   Power and Authority.  Each of Borrower and the other
                         -------------------
Loan Parties has  the power and authority  to execute, deliver and  carry out the terms and provisions of each of the Loan Documents to which it is a party and has  taken all necessary action, to authorize the execution, delivery and performance  by it of  such Loan Documents  to which it  is a  party. Each of
Borrower and the other Loan Parties has duly executed and delivered each such
Loan Document, and each such  Loan Document constitutes its legal, valid  and binding  obligation, enforceable  in  accordance with  its  terms, except  as enforcement may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights  generally, and by  general principles of  equity whether enforcement is sought in a proceeding in equity or at law.

          Section 4.03   No Violation.  Neither the execution, delivery or
                         ------------
performance by  Borrower or  any other Loan  Party of  the Loan  Documents to which  it is a  party, nor the compliance  by such Person  with the terms and provisions  thereof  nor  the  consummation  of  the  Transactions, (a)  will contravene  any applicable provision  of any law,  statute, rule, regulation, order, writ, injunction or decree  of any court or governmental instrumental-
ity having jurisdiction thereof, or (b)  will conflict with or result in  any breach of,  any of  the terms,  covenants, conditions  or  provisions of,  or constitute a default  under, or result in  the creation or imposition  of (or the obligation  to  create  or  impose)  any Lien  upon  any  of  the  Assets
(including  the Real Property  Assets) of Borrower  or any of  the other Loan
Parties (or of any partnership of which such Person is a partner) pursuant to the  terms of  any indenture,  mortgage, deed  of  trust, agreement  or other instrument to  which Borrower  or any of  the other  Loan Parties (or  of any partnership  of which such Person is a partner)  is a party or by which it or any of its Assets (including the  Real Property Assets) is bound or  to which it may  be subject, or (c) will,  with respect to Borrower or  any Loan Party which is a  partnership, violate any provisions of  the partnership agreement of such Person (or the partnership agreement of any partnership of which such
Person is a partner), or (d) will, with respect to the Borrower or any of the
Loan Parties which is a corporation, violate any provision of the Certificate of Incorporation or By-Laws of such Person.

          Section 4.04   Litigation.  Except as set forth on Schedule 5,
                         ----------
there are  no  actions, suits  or  proceedings, judicial,  administrative  or otherwise,  pending or, to  the best of  Borrower's or  the REIT's knowledge, threatened  with  respect to  any  of  the  Transactions or  Loan  Documents,
Borrower, the REIT, or any of the other  Loan Parties, or with respect to the
Real Property Assets,  that could be reasonably be  expected, individually or
in the aggregate,  to result in a  Material Adverse Effect.   All matters set
forth on Schedule  5 do not,  individually or in  the aggregate, result in  a
Material Adverse Effect.

          Section 4.05   Financial Statements: Financial Condition; etc.  The
                         ----------------------------------------------
financial statements delivered pursuant  to Section 3.01(k) were prepared  in accordance with  GAAP consistently applied  and fairly present  the financial condition and  the results  of  operations of  Borrower, the  REIT and  their
Consolidated Subsidiaries and the Unencumbered Assets covered thereby  on the dates and  for the periods covered thereby, except  as disclosed in the notes thereto  and,  with respect  to  interim  financial  statements,  subject  to normally  recurring year-end  adjustments and  the absence  of full  footnote
disclosures.   Neither Borrower nor  the REIT nor  any of  their Consolidated
Subsidiaries  has  any  material  liability  (contingent  or  otherwise)  not
reflected in such  financial statements or in  the notes thereto.   There has
been no adverse  change in  any condition, fact,  circumstance or event  that
would  make  any   such  information  inaccurate,  incomplete   or  otherwise
misleading  or would affect  Borrower's or the REIT's  ability to perform its obligations under this Agreement.

          Section 4.06   Solvency.  On the Closing Date and after and giving
                         --------
effect to the Transactions, Borrower and the Loan Parties will be Solvent.

          Section 4.07   Material Adverse Change.  Since the date of the most
                         -----------------------
recent  audited financial statements  delivered pursuant to  Section 3.01(k), there has occurred  no event, act or condition, and to the best of Borrower's or the REIT's knowledge, there is no prospective event or condition which has had, or is in good faith anticipated to have, a Material Adverse Effect.

          Section 4.08   Use of Proceeds; Margin Regulations.  All proceeds
                         -----------------------------------
of each Advance will be used by Borrower and the REIT only in accordance with the provisions of Section 2.20.  No part of the proceeds of any  Advance will be used by Borrower and the REIT to purchase or carry any  Margin Stock or to extend credit to  others for the purpose of purchasing or carrying any Margin
Stock. Neither the making  of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or
X of the Federal Reserve Board.

          Section 4.09   Governmental Approvals.  No order, consent,
                         ----------------------
approval, license, authorization, or validation  of, or filing, recording  or registration  with, or  exemption  by,  any governmental  or  public body  or authority, or any subdivision thereof, is required  (or if required, has been obtained) to authorize, or is required in connection with  (i) the execution, delivery and performance of any Loan Document or the consummation by Borrower or any Loan Party of any of  the Transactions or (ii) the legality, validity, binding effect or enforceability  against Borrower or any  Loan Party of  any
Loan Document.

          Section 4.10   Completed Repairs.  All of the maintenance/repair
                         -----------------
and environmental conditions  set forth on Schedule 16 hereto that are marked as completed or remediated on such Schedule have been completed or remediated as applicable.

          Section 4.11   Tax Returns and Payments.  Borrower, the REIT and
                         ------------------------
the other Loan Parties  have filed all  tax returns required  to be filed  by them for which the filing date has passed and not  been extended and has paid all  taxes and assessments  payable by  such Persons  which have  become due, other than  (a)  those not  yet delinquent  or (b)  those  that are  reserved against  in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

          Section 4.12   ERISA.  Neither Borrower nor any of the other Loan
                         -----
Parties has any Employee Benefit Plans other than those listed on Schedule 6.
No accumulated  funding deficiency (as defined in Section  412 of the Code or
Section 302 of  ERISA) or Reportable Event  has occurred with respect  to any
Plan. As of the Closing Date, the Unfunded Benefit Liabilities  do not in the
aggregate  exceed $1,000,000.   Borrower,  the  other Loan  Parties and  each
member  of their  respective  ERISA  Controlled Group  have  complied in  all material  respects with  the  requirements of  ERISA  and the  Code  and plan documents for each Employee Benefit Plan and Plans and are not in default (as defined  in Section  4219(c)(5)  of  ERISA) with  respect  to  payments to  a
Multiemployer Plan.  With respect to any Multiemployee Plan, neither Borrower nor any of the  other Loan Parties, nor any member  of their respective ERISA
Controlled Groups is subject to any current or potential withdrawal liability or  annual  withdrawal  liability payments,  which,  individually  or  in the aggregate,  could materially  adversely affect  any of  such Persons.  To the knowledge  of Borrower,  the other  Loan Parties  and their  respective ERISA
Controlled  Group,  no  Multiemployer  Plan   is  or  is  likely  to  be   in
reorganization (within the meaning of Section 4241 of ERISA or Section 418 of the Code)  or is insolvent (as defined in Section 4245 of ERISA). No material liability to  the PBGC (other  than required premium payments),  the Internal
Revenue Service, any  Plan (other than routine contributions  thereto) or any trust established under  Title IV of ERISA (other  than routine contributions thereto) has been, or is expected by Borrower, the other Loan Parties, or any member  of  their  respective  ERISA  Controlled Group  to  be,  incurred  by
Borrower,  the other  Loan Parties, or  any member of  their respective ERISA
Controlled Group. Except as otherwise disclosed on Schedule 6 hereto, none of
Borrower, the other  Loan Parties, nor, any member of  their respective ERISA
Controlled Group has any liability  (contingent or otherwise) with respect to any post-retirement benefit  under any "welfare plan" (as  defined in Section
3(1) of ERISA), other  than liability for continuation coverage  under Part 6 of Title I of ERISA or any  corresponding state or local law or ordinance. No lien  under Section 412(n) of the  Code or 302(f) of  ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or  is reasonably expected by  Borrower, the other Loan  Parties, or any member of  their respective ERISA Controlled  Group to be imposed  on the assets of Borrower, the other Loan Parties, or any member of their respective
ERISA Controlled Group.  Neither Borrower nor any other Loan Party is a party to any  collective bargaining agreement  which could reasonably  be expected, individually  or in the  aggregate, to result  in a  Material Adverse Effect.
Neither Borrower nor any  Loan Party nor any of their  ERISA Controlled Group has engaged in  any transaction prohibited by Section 406 of ERISA or Section
4975 of the  Code for which a  statutory or administrative exemption  was not available, which could result in any  material liability being imposed on any
such Person  or in a  Material Adverse Effect.   As of  the Closing Date  and
throughout the term of the Loan, neither Borrower nor any other Loan Party is or will  be an "employee benefit  plan" as defined in Section  3(3) of ERISA, which is subject to Title I  of ERISA, and none of the assets  of Borrower or any other Loan Party will constitute "plan assets" of one or more  such plans for purposes of Title I of ERISA.  As of the  Closing Date and throughout the term of the Loan, neither Borrower  nor any other Loan Party is or  will be a
"governmental plan"  within the meaning of Section  3(3) of ERISA and neither
Borrower nor  any  other  Loan  Party  will  be  subject  to  state  statutes applicable  to  Borrower  or  such  Loan  Party  regulating  investments  and fiduciary  obligations,  of  Borrower  or  any Loan  Party  with  respect  to governmental plans.

          Section 4.13   Closing Date Transactions.  On the Closing Date and
                         -------------------------
immediately  prior  to the  making  of  the  initial Advance  hereunder,  the
Transactions (other than  the making of the Loan) intended  to be consummated on the  Closing Date will  have been consummated substantially  in accordance with  the terms  of the relevant  Loan Documents  and in accordance  with all
Applicable  Laws.     All  consents   and  approvals  of,  and   filings  and
registrations with, and all other actions  by, any Person (other than  Agent,
Syndication Agent or  any Co-Lender) required in order to  make or consummate such Transactions  have been obtained, given, filed or  taken and are or will be in full force and effect.

          Section 4.14   Representations and Warranties in Loan Documents.
                         ------------------------------------------------
All representations  and warranties made by  Borrower, the REIT or  any other
Loan Party  in  the Loan  Documents  are true  and  correct in  all  material respects.

          Section 4.15   True and Complete Disclosure.  All factual
                         ----------------------------
information (taken  as a whole)  furnished by or  on behalf of  Borrower, the
REIT or any other Loan Party in writing to Agent and/or the Syndication Agent on or prior to the Closing  Date, for purposes of or in connection  with this
Agreement or  any of the  Transactions (the "Furnished Information")  is, and
all other such factual  information (taken as a whole) hereafter furnished by or on behalf of  Borrower or any other Loan Party in  writing to Agent and/or the  Syndication Agent will  be, true, accurate and  complete in all material respects  and  will  not  omit  any  material  fact  necessary  to make  such information (taken  as a whole) not  misleading on the date as  of which such information is  dated or  furnished. As  of the  Closing Date,  there are  no facts, events or conditions directly and specifically affecting Borrower, the
REIT or any other Loan Party known to Borrower or the REIT  or any other Loan
Party and not  disclosed to Agent and the Syndication Agent, in the Furnished
Information, in the Schedules attached hereto or in the other Loan Documents, which, individually or in the aggregate, have or could be reasonably expected to have a Material Adverse Effect.

          Section 4.16   Ownership of Real Property Assets; Existing Security
                         ----------------------------------------------------
Instruments.  Borrower or the Operating Entities have good and marketable fee
-----------
simple or leasehold title in all of the Real Property  Assets (other than the
Bar Building; with respect to 17 Battery Place, such title is in the form  of a tenancy-in-common interest as more fully described in the  17 Battery Place
Tenancy Agreement) and  good title to all of  their personal property subject to no Lien of any kind except for Permitted Liens. The Bar Building Mortgagor has a good and marketable fee simple or leasehold title and leasehold estate,
respectively, in the Bar Building.   Borrower, or a Guarantor, as applicable,
has good  and marketable fee simple title to  all of the Unencumbered Assets.
As of  the date of this  Agreement, there are  no options or other  rights to acquire any of  the Unencumbered Assets that  run in favor of any  Person and there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any  of the Unencumbered Assets other than
Permitted Liens.

          Section 4.17   No Default.  To the best of Borrower's and the other
                         ----------
Loan Party's  knowledge, no Default or Event of  Default exists under or with respect  to any Loan  Document.  To  the best  knowledge of Borrower  and the
other  Loan Parties, no  Bar Building Event  of Default exists.   To the best
knowledge of Borrower and the other Loan Parties, neither Borrower,  any Loan
Party  nor any of their respective Subsidiaries or the Bar Building Mortgagor is  in default  in any  material respect  beyond any applicable  grace period under  or  with  respect  to  any other  material  agreement,  instrument  or undertaking to which it is a party or by which it or any of its properties or assets is bound in any respect,  the existence of which default could  result
in a  Material Adverse Effect.   To the  best knowledge  of Borrower and  the
other Loan Parties, neither the  Bar Building Mortgagor nor the  Bar Building is  subject  to  or is  an  asset  in any  bankruptcy  or  similar insolvency proceeding.

          Section 4.18   Licenses, etc.  Borrower or the applicable Loan
                         -------------
Party  has  obtained and  holds  in  full  force  and  effect,  all  material
franchises,   trademarks,   tradenames,    copyrights,   licenses,   permits,
certificates,  authorizations,  qualifications,   accreditations,  easements,
rights of  way and other  rights, consents and approvals  which are necessary for the operation of the Real Property Assets and their respective businesses as presently conducted.

          Section 4.19   Compliance With Law.  Borrower, the REIT and each
                         -------------------
Loan Party is in  compliance with all Applicable Laws and  other laws, rules, regulations, orders, judgments,  writs and decrees, noncompliance  with which would likely result in a Material Adverse Effect.

          Section 4.20   Brokers.  Borrower, the REIT, each Loan Party, Agent
                         -------
and each Co-Lender hereby  represent and warrant  that no brokers or  finders were used  by them  in connection with  procuring the  financing contemplated hereby and Borrower and the REIT hereby agree to indemnify and save Agent and each Co-Lender  harmless from  and against any  and all  liabilities, losses, costs and  expenses (including  attorneys' fees or  court costs)  suffered or incurred by Agent or any  Co-Lender as a result of any claim  or assertion by any party claiming by, through or under Borrower, the REIT or any Loan Party, that  it  is  entitled  to  compensation in  connection  with  the  financing contemplated hereby and  Agent and each Co-Lender hereby  agrees to indemnify and save Borrower harmless from and against  any and all liabilities, losses, costs and  expenses (including  attorneys' fees or  court costs)  suffered or incurred by  Borrower as  a result  of any claim  or assertion  by any  party claiming by, through or  under Agent or any Co-Lender that  it is entitled to compensation in connection with the financing contemplated hereby.

          Section 4.21   Judgments.  There are no judgments, decrees, or
                         ---------
orders of any kind against Borrower or any Loan Party unpaid of record  which would materially  and adversely  affect the ability  of Borrower or  any Loan
Party  to comply with its obligations  under the Loan or  this Agreement in a
timely manner.   There are  (i) no  federal tax claims  or liens  assessed or filed  against  Borrower or  any Loan  Party  or, to  the best  of Borrower's knowledge, against 17 Battery Upper Partners, (ii) to the best of  Borrower's knowledge, none of the Bar  Building Mortgagor, the Bar Building,  17 Battery
Upper Partners  or 17  Battery Place  is subject  to or  is an  asset in  any bankruptcy or similar insolvency proceeding,  and (iii) there are no material judgments  against  Borrower or  any  Loan  Party  unsatisfied of  record  or docketed in any  court of the  States in which  the Real Property Assets  are located or in any other court located in the United States and no petition in bankruptcy or similar insolvency proceeding has ever been filed by or against
Borrower or any Loan Party, and neither Borrower nor any Loan Party has  ever made any assignment  for the benefit of  creditors or taken advantage  of any insolvency act or any act for the benefit of debtors.

          Section 4.22   Property Manager.  As of the date hereof, the
                         ----------------
manager of  the Real  Property Assets  is the  Manager.   The  Manager is  an
Affiliate of the REIT.   The leasing agent for  the Real Property Assets  and
the Bar Building is the Manager.

          Section 4.23   Assets of the REIT.  The sole assets of the REIT are
                         ------------------
its general partnership interest in the Borrower,  such other assets that may be incidental to or required in connection with the ownership of such general
partnership interest,  and as set forth on Schedule 8.   The REIT is the sole
general partner of the Borrower.

          Section 4.24   REIT Status. The REIT is a "qualified real estate
                         -----------
investment trust", as defined in Section 856 of the Code.

          Section 4.25   Operations.  The REIT conducts its business only
                         ----------
through  Borrower,  except as  described  on  Schedule  9A and  the  Borrower conducts its business only  in its own name, except as  described on Schedule
9B.

          Section 4.26   Stock.  The REIT lists all of its outstanding shares
                         -----
of stock on the New York Stock Exchange.

          Section 4.27   Ground Leases.  With respect to those Real Property
                         -------------
Assets  in which Borrower or any other Loan  Party or, in the case of the Bar
Building, the Bar Building Mortgagor, holds a  leasehold estate in the entire
Real Property Asset  under a ground lease,  with respect to each  such ground lease (i) Borrower or the respective Loan Party or the Bar Building Mortgagor is the owner  of a valid and  subsisting interest as tenant under  the Ground
Lease; (ii) the Ground Lease is in full  force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved  therein have been paid to the extent they are payable to the date  hereof; (iv) the remaining  term of the Ground  Lease, including all  extension options  that  may  be unilaterally  exercised  by the  tenant thereunder as of right, is at least twenty-five (25) years after the Maturity
Date; (v) Borrower or the respective Loan Party or the Bar Building Mortgagor enjoys  the quiet  and peaceful  possession  of the  estate demised  thereby, subject to any  sublease; (vi) to the  best knowledge of the  Borrower and/or the  applicable Loan Party,  the Borrower or the respective Loan Party or the
Bar Building Mortgagor is  not in default under any of  the terms thereof and there are no  circumstances which have occurred and, with the passage of time or the  giving  of notice  or  both, would  constitute  an event  of  default thereunder; (vii) to the best knowledge of the Borrower and/or the applicable
Loan Party, the lessor under the Ground Lease is not  in default under any of the terms or provisions thereof on  the part of the lessor to be  observed or performed; (viii) to the best knowledge of the Borrower and/or the applicable
Loan Party, the lessor under the Ground Lease has satisfied all of its repair or  construction obligations, if  any, to date  pursuant to the  terms of the
Ground Lease; (ix)  Schedule 10 lists all  the Ground Leases to  which any of the Real  Property Assets  are subject and  all amendments  and modifications thereto; and (x) the lessor indicated on Schedule 10 for each Ground Lease is the current lessor under the related Ground Lease.

          Section 4.28   Guarantors.  Each Guarantor is a wholly-owned
                         ----------
Subsidiary of Borrower.

          Section 4.29   Status of Property.  With respect to each Real
                         ------------------
Property Asset, except as set forth on Schedule 12:

          (a) No portion of any improvement on the Real Property Asset is located in an area identified by the Secretary of Housing and Urban
Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster
Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower or the respective Loan Party has obtained and will maintain the insurance prescribed in Section 5.03 hereof.

          (b) Borrower or the respective Loan Party has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Real Property Asset and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof.

          (c)  To  the best  knowledge  of  Borrower or  the  REIT, the  Real
Property Asset and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances (without reliance upon grandfather provisions or adjoining or other properties), building codes, land use and environmental laws, laws relating to the disabled
(including, but not limited to, the ADA) and other similar laws.

          (d) The Real Property Asset is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Real Property Asset has accepted or is equipped to accept such utility service.

          (e) All public roads and streets necessary for service of and access to the Real Property Asset for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

          (f) The Real Property Asset is served by public water and sewer systems or, if the Real Property Asset is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Laws.

          (g) Neither Borrower nor the respective Loan Party is aware of any latent or patent structural or other significant deficiency of the Real
Property Asset. The Real Property Asset is free of damage and waste that would materially and adversely affect the value of the Real Property Asset, is in good repair and there is no deferred maintenance other than ordinary wear and tear. The Real Property Asset is free from damage caused by fire or other casualty. There is no pending or, to the actual knowledge of Borrower or the REIT, threatened condemnation proceedings affecting the Real Property
Asset, or any part thereof.

          (h) To the best knowledge of Borrower or the REIT, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the improvements on the Real Property Asset have either (i) been paid in full, (ii) are not yet due and payable or (iii) are being contested in good faith by Borrower or the applicable Loan Party. Subject to Borrower's or the respective Loan Party's right to contest as set forth in any Permitted Mortgage Debt related to such Real Property Asset, there are no mechanics' or similar liens or claims that have been filed and recorded for work, labor or materials that affects the Real Property Asset and that are or may be liens prior to, or coordinate with, the lien of this Security
Instrument.

          (i)  Borrower or  the respective Loan  Party has paid in  full for, and is  the owner  of, all  furnishings, fixtures  and equipment  (other than tenants' property) used in connection with the operation of the Real Property
Asset,  free  and  clear  of  any  and  all  security   interests,  liens  or
encumbrances, except for Permitted  Liens and purchase money  financing which is not a Lien on the fee title of such Real Property Asset and is incurred in the ordinary course of business.

          (j) All liquid and solid waste disposal, septic and sewer systems located on the Real Property Asset are in a good and safe condition and repair and in compliance with all Applicable Laws.

          (k) All amenities, access routes or other items that materially benefit the Real Property Asset are under direct control of Borrower or the respective Loan Party, constitute permanent easements that benefit all or part of the Real Property Asset or are public property, and the Real Property
Asset, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

          (l)  There  are no delinquent  taxes, ground rents,  water charges,
sewer   rents,   assessments  (including   assessments   payable   in  future
installments), insurance premiums, leasehold  payments, or other  outstanding charges affecting the Real Property Asset.

          (m) The Real Property Asset is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Real Property Asset or any portion thereof.

          (n) With  respect to  Leases which relate  to Real  Property Assets owned by  Borrower  or  the  respective  Loan  Party,  (i)  Borrower  or  the respective Loan Party  is the sole owner  of the entire lessor's  interest in the Leases; (ii) to the  best knowledge of Borrower  or the REIT, the  Leases are valid and enforceable; (iii)  the terms of all alterations, modifications and  amendments  to the  Leases  are  reflected  in the  certified  occupancy statement delivered  to  and approved  by  Agent; (iv)  with  respect to  the
Unencumbered Assets  none of  the  rents reserved  in  the Leases  have  been assigned or otherwise  pledged or  hypothecated; (v) none  of the rents  have been collected for  more than  one (1)  month in advance;  (vi) the  premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (vii)  to the best knowledge  of Borrower or the REIT,  there exist no offsets or defenses to  the payment of any portion of  the rents; (viii) with
respect to  Unencumbered Assets   no  Lease contains  an option  to purchase,
right of first refusal  to purchase, or any other similar  provision; (ix) no person or entity has any possessory interest in, or right to occupy, the Real
Property Asset  except under  and pursuant to  a Lease;  (x) with  respect to
Unencumbered  Assets, there are no prior assignments, pledges, hypothecations or  other encumbrances of any Leases or any  portion of rents due and payable or to become due and payable  thereunder which are presently outstanding; and
(xi) the Real  Property Asset  is not  subject to  any Lease  other than  the
Leases described in the rent rolls delivered pursuant to Section 5.01(a).

          (o) No portion of the Real Property Asset has been or will be purchased with proceeds of any illegal activity.

          (p) All contracts, agreements, consents, waivers, documents and writings of every kind or character at any time to which the Borrower or any Loan Party is a party to be delivered to Agent pursuant to any of the provisions hereof are valid and enforceable against the Borrower and such Loan Party and, to the best knowledge of Borrower, are enforceable against all other parties thereto, and in all respects are what they purport to be and, to the best knowledge of Borrower, to the extent that any such writing shall impose any obligation or duty on the party thereto or constitute a waiver of any rights which any such party might otherwise have, said writing shall be valid and enforceable against said party in accordance with the terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

          Section 4.30   Survival.  The foregoing representations and
                         --------
warranties shall  survive the  execution and delivery  of this  Agreement and shall continue in full force  and effect until the indebtedness evidenced  by the Note has been fully paid and satisfied and Lender and the Co-Lenders have
no  further commitment  to  advance funds  hereunder.   The  request  for any
Advance under this  Agreement by Borrower or on its behalf shall constitute a certification that the aforesaid representations  and warranties are true and correct in all material  respects as of the  date of such request,  except to the extent  any such representation  or warranty  shall relate  solely to  an earlier date.

          SECTION 5.     AFFIRMATIVE COVENANTS.

          Borrower and the REIT covenant and agree that on and after the Closing Date and until the Obligations (other than inchoate indemnity and expense reimbursement obligations) are paid in full:

          Section 5.01   Financial Reports.  (a) Borrower will furnish to
                         -----------------
Agent: (i) annual  audited consolidated financial statements of  the REIT and its Consolidated Subsidiaries prepared in accordance with GAAP within 90 days
(or within  up to 105  days if Borrower  receives such an  extension from the
Securities and  Exchange Commission)  of the  end of  the REIT's fiscal  year prepared  by nationally  recognized  independent  public  accountants  (which accountant's opinion shall be unqualified) including the related consolidated statements of income,  cash flow and  retained earnings and setting  forth in comparative form  the figures for  the corresponding prior year  period; (ii)
within 45 days  after the close of  each quarterly accounting period  in each fiscal year,  the management prepared  consolidated balance sheet of  each of the  REIT  and its  Consolidated Subsidiaries  and each  of Borrower  and its
Consolidated Subsidiaries,  as of the  end of such  quarterly period  and the related consolidated statements  of income, cash  flow and retained  earnings for  such quarterly  period and for  the elapsed  portion of the  fiscal year ended with the last day of such quarterly period, each prepared in accordance with GAAP (subject to non-material audit  adjustments and the absence of full footnote  disclosures);  (iii)  quarterly  and  annual  operating  statements
(prepared on a basis consistent with that used in the preparation of the GAAP aforesaid  financial statements  of the  REIT) for  each  Unencumbered Asset, including a comparison  with the most recent Annual  Operating Budget, within
45  days  of  the  end  of  each  calendar  quarter,  (iv)  annual  unaudited
consolidated   financial  statements   of   Borrower  and   its  Consolidated
Subsidiaries  prepared in  accordance  with  GAAP (subject,  in  the case  of unaudited statements,  to non-material audit  adjustments and the  absence of full  footnote disclosures)  within 90 days  of the end  of Borrower's fiscal year  and, if  audited,  prepared by  independent  public accountants  (which
accountant's  opinion   shall   be  unqualified),   including   the   related
consolidated statements  of  income,  cash flow  and  retained  earnings  and setting forth  in comparative  form the figures  for the  corresponding prior year period; and (v) copies of all of the REIT's and Borrower's quarterly and
annual   filings  with  the  Securities   and  Exchange  Commission  and  all
shareholder reports and letters to  the REIT's and Borrower's shareholders or partners, as the  case may  be and  all other  publicly released  information promptly but in  no event later than  thirty (30) days after  their filing or mailing;  and (vi)  an annual operating  and capital  budget for each  of the
Unencumbered  Assets (the  "Annual Operating  Budget"),  including cash  flow projections for  the upcoming year,  presented on a monthly  basis consistent with  the quarterly  and annual  operating statements  referred to  in clause
(iii)  above at  least 30  days prior  to the  start of  each calendar  year.
Borrower and the  REIT will furnish such  additional reports or data,  but no more often  than  on  a quarterly  basis,  as Agent  may  reasonably  request including, without limitation, monthly operating statements, a certified rent roll,  leasing and  management reports  for each  Unencumbered Asset,  and an accounting for security  deposits.  Borrower  and the  REIT shall maintain  a system of accounting capable of furnishing all such information and data, and shall  maintain  its books  and records  respecting financial  and accounting matters in a proper manner  and on a basis consistent  with that used in  the preparation of the aforesaid financial statements of Borrower.

          (b)  Officer's Certificates; Comfort Letters.  (i) At the time of
               ---------------------------------------
the delivery  of the  financial statements under  clause (a)  above, Borrower shall provide a  certificate signed by a  Responsible Officer of the  REIT on behalf of the  Borrower and the  REIT for  itself and as  general partner  of
Borrower that such (x) financial  statements have been prepared in accordance with  GAAP (unless such financial statements  are not required to be prepared in accordance with GAAP  pursuant to this  Agreement) and fairly present  the consolidated financial condition  and the results of operations  of the REIT, its Consolidated  Subsidiaries, Borrower,  its Consolidated  Subsidiaries and
the Unencumbered  Assets, as  applicable, on  the dates  and for  the periods indicated, subject, in the case  of interim financial statements, to normally recurring year end adjustments, (y) to the best knowledge of Borrower and the
REIT that no  Default or Event of  Default has occurred  on the date of  such certificate  or,  if any  Default or  Event  of Default  has occurred  and is continuing on  such date, specifying  the nature  and extent thereof  and the action  Borrower  has taken,  is taking  and/or proposes  to take  in respect thereof and  (z) that  since the  date of  the most recent  prior annual  and quarterly  financial  statements delivered pursuant to such  clause no change has occurred  in the  financial position  of Borrower  or the  REIT or  their respective Consolidated Subsidiaries, which change could result in a Material
Adverse  Effect, and  (ii) at the  time of  delivery of the  Annual Operating
Budget pursuant to Section 5.01(a)(v), a written statement of the assumptions used in connection with respect to the Annual Operating Budget, together with a certificate of  the REIT for itself and  as general partner of  Borrower to the  effect that  such budget  and assumptions  are reasonable  and represent
Borrower's or  the appropriate Loan Party's  good faith estimate of  such Net
Operating  Income and anticipated  capital expenditures, it  being understood and agreed that there may often be a difference between financial projections and actual results.

          (ii)  Within 45 days of the end of each calendar  quarter, Borrower shall provide a  certificate of the REIT for itself and  as a general partner of  Borrower  substantially  in  the  form attached  as  Exhibit  "H"  hereto
("Compliance Certificate") certifying that no Default or Event of Default has occurred, that there  has been no change in  the REIT's tax status  as a real estate  investment trust,  as defined  under  Section 856  of  the Code,  and demonstrating compliance with the Financial  Covenants and with Section  6.15 hereof (including  providing copies of the most  recently available unaudited operating  statements  of  the Unencumbered  Assets)  and  the  provisions of
Sections  5.12,   5.13,  5.19,  5.27(b),   5.31  and  6.09,   and  containing
calculations verifying such  compliance commencing with the  calendar quarter ending  on December  31, 1997;  provided that  the certificate  for  the last calendar quarter with respect to Sections 5.16, 5.17, 5.18, 6.07 and 6.11 may be  delivered  within 90  days after  the end  of such  fiscal year  with the audited financial statements for the year then ended.

          (iii) Within 90 days of the end of Borrower's fiscal year through the Maturity Date, Borrower and the REIT, at Borrower and the REIT's sole cost and expense, shall provide an agreed upon procedures letter or audit prepared by a nationally recognized independent certified public accounting firm satisfactory to Agent verifying that the covenants contained in Sections
5.16, 5.17, 5.18, 5.19, 6.07 and 6.11 are complied with at the end of such period.

          (c)  Notice of Default or Litigation.  Promptly after Borrower or
               -------------------------------
any other Loan Party obtains actual knowledge thereof, Borrower and  the REIT shall give Agent notice  of (i) the occurrence of  a Default or any Event  of
Default, (ii) the  occurrence of (v)  any default that is  not cured, or  any event  of default,  under any  partnership  agreement of  Borrower, any  Loan
Party,  any  mortgage, deed  of trust,  indenture or  other debt  or security
instrument,  covering  obligations  in  a   principal  amount  in  excess  of
$1,000,000.00 and  covering any of the Assets of Borrower or (w) any event of default under any other material agreement to which Borrower, the REIT or any other Loan Party is a party, which, if not cured could be reasonably expected to  result  in a  Material  Adverse Effect,  (x)  the occurrence  of  any Bar
Building Event of Default, (y) any  event, act or condition which may  render the Transfer and Escrow Agreement and the related Bar Building Loan Documents unenforceable in whole or part, (z) if  the Bar Building Mortgagor or the Bar
Building or  17 Battery Upper  Partners or 17  Battery Place or  any interest therein is subject to any  bankruptcy or similar insolvency proceeding, (iii)
if 17 Battery Upper  Partners or 17 Battery  Place is subject to  any federal tax lien or claim, (iv) any litigation or governmental  proceeding pending or threatened (in writing) against Borrower, the REIT or any other Loan Party or the Bar  Building Mortgagor  or  17 Battery  Upper  Partners which  could  be reasonably expected to result in a Material Adverse Effect and (iv) any other event,  act or condition  which could be  reasonably expected to  result in a
Material  Adverse Effect.   Each  notice delivered  pursuant to  this Section
5.01(c)  shall be accompanied by a certificate  of the REIT for itself and as general  partner of  Borrower setting  forth  the details  of the  occurrence referred to  therein and  describing the actions  Borrower and the  REIT have taken, are taking or propose to take with respect thereto.

          (d)  Asset Information.  Promptly after they have been prepared,
               -----------------
but in no  event later  than the time  frames set  forth in Section  5.01(a),
Borrower  shall  deliver  to  Agent  schedules  that  provide  the  following information:

               (i)    Funds  from   Operations  of  Borrower  and   the  REIT
     calculation for the preceding quarter;

               (ii)   Adjusted NOI  for the preceding  quarter for  each Real
     Property Asset;

               (iii)   Consolidated listing  of all  Unsecured Debt,  Secured
     Indebtedness and Secured Recourse Indebtedness;

               (iv) Listing of the  Book Value of each  Permitted Investment;
     and

               (v) Listing of all Real Property Assets and Other Assets acquired, transferred or sold during the preceding quarter and the Purchase Price paid or price received, as the case may be, for such Asset.

          (e)  Intentionally Deleted.
               ---------------------

          (f)  Tenants.  With respect to Unencumbered Assets, Borrower shall
               -------
notify Agent within 15  days of any change in  occupancy, lease commencement, extension,  expiration, termination or default  with respect to tenants under any lease for more than 10,000 square feet.

          (g)  Tax Returns.  Promptly after they are filed with the Internal
               -----------
Revenue  Service,  copies  of  all  annual federal  income  tax  returns  and amendments thereto of the Borrower, the REIT and the Loan Parties.

          (h)  Condemnation and Casualty.  Borrower shall immediately notify
               -------------------------
Agent of any fire or other casualty or any pending or threatened condemnation or eminent  domain  proceeding with  respect  to all  or  any portion  of  an
Unencumbered Asset.

          (i)  Other Information.  From time to time, Borrower shall provide
               -----------------
such other information and financial  documents relating to Borrower as Agent may reasonably  request subject to  the terms of any  written confidentiality agreements to which Borrower is a party.

          Section 5.02   Books, Records and Inspections.  Borrower shall, and
                         ------------------------------
shall cause each applicable Loan Party to, at Borrower's or such Loan Party's principal place of business or at each Real Property Asset, keep proper books of record and account in which full, true  and correct entries shall be made.
Borrower shall and shall cause each applicable Loan Party to, permit officers and  designated representatives  of Agent,  at Agent's  expense to  visit and inspect any of the Real Property Assets, and to examine and copy the books of record and  account of  Borrower and  any Loan  Party and  the Real  Property
Assets  (including,   without  limitation,  leases,   statements,  bills  and
invoices), discuss  the affairs,  finances and accounts  of Borrower  and any
Loan Party,  and be  advised as to  the same by,  its and their  officers and independent accountants,  all upon reasonable  notice and at  such reasonable
times as Agent  may desire.   Any Co-Lender may  accompany the Agent  on such
visit or inspection.

          Section 5.03   Maintenance of Insurance.  (a)  Borrower and the
                         ------------------------
other Loan  Parties shall (i)  maintain with financially sound  and reputable insurance companies insurance on itself  and its Other Assets in commercially reasonable amounts,  (ii) maintain Agent  as named additional insured  in re-
spect of  any such liability  insurance required to be  maintained hereunder, and (iii) furnish to Agent from time  to time, upon written request, certifi-
cates of insurance or certified copies or abstracts of all insurance policies required under  this Agreement  and such other  information relating  to such insurance as Agent or any Co-Lender may reasonably request.

          (b) With respect to the Bar Building, Borrower shall require the Bar Building Mortgagor to carry the insurance coverage required under the Bar
Building Loan Documents; with respect to each Real Property Asset other than the Bar Building, Borrower shall obtain and maintain, or cause to be maintained, insurance providing at least the following coverages; provided, however, that Borrower shall insure or provide gap insurance for such risks and in such amounts as may be necessary to provide the coverage set forth below for the Bar Building:

               (i)   comprehensive all  risk insurance  on the  Real Property
     Assets,  including contingent liability from Operation of Building Laws,
     Demolition Costs  and Increased  Cost of  Construction Endorsements,  in
     each case (A) in an amount equal to 100% of the "Full Replacement Cost,"
     which for purposes of this Agreement shall mean actual replacement value
     (exclusive of costs of  excavations, foundations, underground  utilities and footings) with a waiver of depreciation, but the amount shall  in no event  be less than  the outstanding principal balance  of the Note; (B)
     containing an agreed amount endorsement with respect to the improvements owned or  leased by  Borrower waiving all  co-insurance provisions;  (C)
     providing for no deductible in excess of $50,000; and (D)  containing an
     "Ordinance or Law  Coverage" or "Enforcement" endorsement if  any of the improvements  or the use  of the Real  Property Asset shall  at any time
     constitute   legal  non-conforming  structures   or  uses.     The  Full
     Replacement Cost shall  be redetermined from time to  time (but not more frequently than  once in  any twenty-four (24)  calendar months)  at the request of Agent by  an appraiser or contractor  designated and paid  by
     Borrower and approved by Agent, which approval shall not be unreasonably withheld, or by  an engineer or appraiser  in the regular employ  of the insurer.  After the first  appraisal, additional appraisals may be based
     on  construction cost  indices customarily  employed in  the trade.   No
     omission on the  part of Agent to  request any such  ascertainment shall
     relieve  Borrower of  any of  its obligations  under this  Section.   In
     addition,  Borrower  shall  obtain (y)  flood  hazard  insurance  if any portion of the  improvements is currently or  at any time in  the future located  in  a  federally designated  "special  flood  hazard area",  or otherwise required by Agent and  (z) earthquake insurance in amounts and in form and substance satisfactory  to Agent and the Majority Co-Lenders in the event the Real  Property Asset is located in an area  with a high degree of seismic activity, or  otherwise as required by Agent, provided that the insurance  pursuant to clauses (y)  and (z) hereof shall  be on terms  consistent with  the  comprehensive  all  risk  insurance  policy required under  this Section  5.03, except that  the deductible  on such insurance shall  not be in excess of five  percent (5%) of the appraised value of the Real Property Asset;

               (ii)   commercial general  liability insurance against  claims
     for  personal injury, bodily injury,  death or property damage occurring upon, in or about the  Real Property Asset, such insurance (A) to  be on the so-called "occurrence" form with a combined single limit of not less than  $1,000,000; (B) to  continue at not less  than the aforesaid limit until required to  be changed by Agent  in writing by reason  of changed economic conditions making such protection  inadequate; and (C) to cover at  least  the  following  hazards:  (1) premises  and  operations;  (2)
     products and completed operations on  an "if any" basis; (3) independent contractors; and (4)  blanket contractual liability for all  written and oral contracts;

               (iii)   business income  and rent loss  insurance (A) covering
     all  risks  required to  be covered  by  the insurance  provided  for in
     Subsection  5.03(b)(i); (B) containing  an extended period  of indemnity
     endorsement  which  provides  that  after   the  physical  loss  to  the
     improvements and personal property has been repaired, the continued loss of income will be insured until  such income either returns to the  same level  it was at  prior to the  loss, or  the expiration of  twelve (12)
     months  from  the  date  of   the  loss,  whichever  first  occurs,  and
     notwithstanding that the  policy may  expire prior  to the  end of  such period; and (C) in an amount equal to 100% of the projected gross income from the  Real Property Asset for a  period of twelve (12)  months.  The amount of  such business income  insurance shall be determined  prior to the date  hereof and  at least once  each year  thereafter based  on the
     greatest of:   (x)  Borrower's reasonable estimate  of the  gross income
     from the Real Property Asset; and  (y) the estimate of gross income  set forth in  the  annual operating  budget  delivered pursuant  to  Section
     5.01(a);

               (iv) at  all  times   during  which  structural  construction,
     repairs or alterations are being made with  respect to the Real Property
     Asset  (A) owner's contingent or protective liability insurance covering claims not  covered by  or under the  terms or  provisions of  the above mentioned commercial  general liability  insurance policy;  and (B)  the insurance  provided for  in  clause  (i) above  written  in a  so-called builder's risk  completed value form  (1) on a non-reporting  basis, (2)
     against all risks  insured against pursuant  to Section 5.03(b)(i),  (3)
     including  permission to occupy the Real Property Asset, and (4) with an agreed amount endorsement waiving co-insurance provisions;

               (v) if Borrower now or hereafter has any employees, workers' compensation, subject to the statutory limits of the state in which the Real Property Asset is located, and employer's liability insurance (A) with a limit per accident and per disease per employee, and (B) in an amount for disease aggregate in respect of any work or operations on or about the Real Property Asset, or in connection with the Real Property
     Asset or its operation (if applicable), in each case reasonably required by Agent;

               (vi)    comprehensive  boiler  and   machinery  insurance,  if
     applicable, in amounts as shall be reasonably required by Agent on terms consistent  with  the  commercial  general  liability  insurance  policy required under Subsection 3.3(a)(ii);

               (vii) umbrella liability insurance in an amount not less than $20,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under Subsection 3.3(a)(ii);

               (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $5,000,000; and

               (ix) such other insurance and in such amounts as Agent from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Real Property Asset located in or around the region in which the Real Property Asset is located.

          (c)  All insurance provided  for hereunder shall be  obtained under valid  and enforceable  policies  (the  "Policies" or  in  the singular,  the
"Policy"), and shall be subject to the approval of Agent and the Majority Co-
Lenders (which approval  shall not be unreasonably withheld)  as to insurance
companies, amounts,  forms,  deductibles,  loss  payees and  insurers.    The
Policies shall  be  issued by  financially  sound and  responsible  insurance companies authorized to do  business in the state in which  the Real Property
Asset is located.  Each insurance company must have a rating of "A" or better for claims  paying ability assigned by Standard &  Poor's Rating Group or, if
Standard & Poor's  Rating Group does not  assign a rating for  such insurance company, such  insurance company must  have a general  policy rating of  A or better and a financial  class of VIII  or better by  Best (each such  insurer
shall be referred to  below as a "Qualified Insurer").   Not less than thirty
(30) days prior to the expiration dates of the Policies theretofore furnished to  Agent,  certified  copies  of  the  Policies  marked  "premium  paid"  or accompanied by  evidence reasonably satisfactory  to Agent of payment  of the premiums due  thereunder shall be  delivered by Borrower to  Agent; provided, however, that  in the case  of renewal Policies,  Borrower may  furnish Agent with binders therefor to be followed by the original Policies when issued.

          (d)  Borrower   shall  not  obtain  (i)  any  umbrella  or  blanket
liability or casualty Policy unless, in each case, such Policy is approved in advance  in writing by  Agent and approved by  the Majority Co-Lenders (which consent shall not  be unreasonably withheld) and  such Policy is issued  by a
Qualified  Insurer,  or   (ii)  separate  insurance  concurrent  in  form  or
contributing in the event of loss with that required in Section 5.03(b) to be furnished  by, or  which  may  be reasonably  required  to  be furnished  by,
Borrower.  In the event Borrower obtains separate insurance or an umbrella or a blanket  Policy, Borrower shall  notify Agent of  the same and  shall cause certified copies  of  each Policy  to  be delivered  as  required in  Section
5.03(b).  Any blanket insurance Policy shall (a) specifically allocate to the
Real  Property  Asset  the amount  of  coverage  from time  to  time required hereunder or (b) be written on an occurrence basis for the coverages required hereunder with a  limit per occurrence  in an amount equal  to the amount  of coverage required hereunder  and shall otherwise provide  the same protection as would a separate Policy insuring only the Property in compliance  with the provisions of Section 5.03(b).

          (e) All Policies of insurance provided for in Section 5.03(b) shall contain clauses or endorsements to the effect that:

               (i) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least 30 days' written notice to Agent and any other party named therein as an insured; and

               (ii) each Policy shall provide that the issuers thereof shall give written notice to Agent if the Policy has not been renewed thirty
     (30) days prior to its expiration.

          (f) Borrower shall furnish to Agent, on or before thirty (30) days after the close of each of Borrower's fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Agent, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Agent.

          (g)  If at  any time  Agent is not  in receipt of  written evidence that all  insurance required  hereunder is  in full  force and  effect, Agent shall have the right, without notice to Borrower to take such action as Agent
deems reasonably   necessary to  protect its  interest in  the Real  Property
Assets,  including, without  limitation,  the  obtaining  of  such  insurance coverage as  Agent and the  Co-Lenders deems appropriate, and  all reasonable expenses incurred by Agent  and the Co-Lenders in connection with such action or in  obtaining such  insurance and keeping  it in effect  shall be  paid by
Borrower and the REIT to Agent promptly  after demand and shall bear interest in accordance with Section 10.2 hereof.

          (h)  If the Real Property Assets  shall be damaged or destroyed, in whole or in part, by fire or other casualty, or condemned or taken by eminent domain, Borrower  shall give prompt notice of such  damage or taking to Agent and shall  promptly commence and  diligently prosecute the completion  of the repair and restoration  of the Real Property  Asset as nearly as  possible to the condition  the Real Property Asset was in  immediately prior to such fire
or other  casualty or  taking (the  "Restoration").   Borrower shall pay  all
costs of such  Restoration whether or not such costs are covered by insurance or any condemnation award.

          Section 5.04   Taxes.  Borrower and the other Loan Parties shall
                         -----
pay or cause to be paid, when due (i.e., before any penalty  or fine could be levied or charged), all  taxes, charges and assessments and all  other lawful claims  required to be  paid by Borrower,  the other Loan  Parties, except as contested in good faith and by appropriate proceedings diligently  conducted, if adequate reserves have been established with respect thereto in accordance with GAAP.  Upon request from Agent, Borrower shall provide evidence to Agent of payment of such taxes, charges, assessments and other lawful claims.

          Section 5.05   Corporate Franchises; Conduct of Business.  (a)
                         -----------------------------------------
Borrower  and each  Loan Party  shall  do or  cause  to be  done, all  things necessary  to preserve and  keep in full  force and effect  its existence and good standing in the State of its  organization and in each state in which  a
Real Property  Asset is  located, and  its  respective franchises,  licenses,
permits,   certificates,   authorizations,   qualifications,  accreditations,
easements, rights  of way  and other rights,  consents and  approvals, except where the failure to so preserve  any of the foregoing (other than  existence and good  standing) would not, individually or in  the aggregate, result in a
Material Adverse Effect.

          (b) The Borrower shall carry on and conduct its business in substantially the same manner and substantially the same field of enterprise as it is presently conducted and only by the Borrower through itself or the Guarantors, except as described on Schedule 9B.

          (c)  The  REIT  shall  carry   on  and  conduct  its  business   in
substantially the same manner and  substantially the same field of enterprise as  it is presently conducted and only  through Borrower, except as described in Schedule 9A.
            --

          Section 5.06   Compliance with Law.  Borrower and the other Loan
                         -------------------
Parties shall comply with all Applicable Laws, rules, statutes,  regulations, decrees  and orders  of,  and  all applicable  restrictions  imposed by,  all governmental bodies, domestic or foreign, in respect of the  conduct of their business and  the ownership  of their property  (including the  Real Property
Assets), except for such laws, rules, statutes, regulations,  decrees, orders and restrictions, (a) which  Borrower or such other Loan Party are contesting in good faith and in compliance  with and pursuant to appropriate proceedings diligently prosecuted  (provided that  such contest does  not and  cannot (i)
expose any  of Agent, the Co-Lenders Borrower, the  other Loan Parties to any criminal liability or  penalty, (ii) give rise  to a Lien against  any of the
Assets or  any Real Property  Asset, or (iii) otherwise  materially adversely affect any of the Assets or the value thereof), or (b) the failure to observe which,  taken individually  or  in  the aggregate,  could  not be  reasonably expected to result in a Material  Adverse Effect. Borrower, the REIT and  the
applicable Loan Parties shall not use or permit the use of all or any portion of any Real Property Asset for any illegal activity.

          Section 5.07   Performance of Obligations.  Borrower, the REIT and
                         --------------------------
each Loan  Party shall perform  all of their  obligations under the  terms of
each  mortgage,  indenture,  security  agreement,   debt  instrument,  lease,
undertaking  and contract by which  it or any of its  Real Property Assets is bound or to which it is a party.

          Section 5.08   Stock. The REIT shall cause its issued and
                         -----
outstanding shares of stock  to be listed for trading  on the New York  Stock
Exchange.

          Section 5.09   Change in Rating.  Borrower shall promptly notify
                         ----------------
Agent in  writing  of  the initial  receipt  of and  any  subsequent  change, downgrade or  withdrawal, or  threatened change, downgrade  or withdrawal  of
Borrower's or the REIT's Unsecured Debt Rating.

          Section 5.10   Maintenance of Properties.  Borrower and the other
                         -------------------------
Loan Parties  shall ensure that  the Real Property  Assets are kept  in their
current  condition  and  repair,  normal   wear  and  tear,  pending  capital
improvements and casualty damage in the process of being repaired or restored excepted.

          Section 5.11   Compliance with ERISA.  (a)  Borrower and the other
                         ---------------------
Loan Parties shall  maintain each Employee Benefit Plan and  Plan in material compliance with  all material applicable  requirements of ERISA and  the Code and  with all material  applicable final regulations  promulgated thereunder.
Borrower and  the other Loan Parties shall provide  to Agent, within ten (10)
days of sending or  receipt by Borrower or the other  Loan Parties, copies of all filings  or  correspondence  with  the Internal  Revenue  Service,  PBGC,
Department of Labor,  Plan, Multiemployer Plan or union,  regarding any Plan, or regarding or disclosing any  liability or potential liability or violation of law under any Employee Benefit Plan.

          (b) Borrower and the other Loan Parties shall also provide to Agent, with ten (10) days of filing or receipt by Borrower or the other Loan
Parties, (i)  any notice  from the  Department of  Labor or  Internal Revenue
Service of assessment or investigation regarding a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (ii) any notice from a Multiemployer Plan of withdrawal with respect to a Multiemployer Plan,
(iii) notice from the Internal Revenue Service of imposition of excise tax with respect to an Employee Benefit Plan, (iv) any Form 5500 filed by any Borrower or Loan Party with respect to an Employee Benefit Plan which includes a qualified accountant's opinion, or (v) notice regarding a proposed termination from the PBGC.

          (c) Neither Borrower nor any other Loan Party shall engage in any transaction which could reasonably be expected to cause any obligation, or action taken or to be taken, hereunder (or the exercise by Agent or the Co-
Lenders  of  any of  its  rights  under  this  Agreement or  the  other  Loan
Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans that would subject Agent or any Co-Lender to liability for a violation of ERISA or such a state statute.

          (d)  Borrower and the REIT further covenant and agree to deliver to
Agent  such certifications or other evidence from time to time throughout the term of the Loan, as reasonably requested by Agent or the Co-Lenders in their sole  discretion, that (i)  neither Borrower nor  any other Loan  Party is an
"employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I  of ERISA, or a "governmental plan" within  the meaning of Section
3(3) of  ERISA; (ii) neither Borrower nor any  other Loan Party is subject to
state   statutes  applicable  to  Borrower   or  any  Loan  Party  regulating
investments  and fiduciary  obligations of  Borrower or  any Loan  Party with respect to governmental plans; and (iii) with respect to each Loan  Party and
Borrower, at least one of the following circumstances is true:

               (i) Equity interests in Borrower or such Loan Party are publicly offered securities, within the meaning of 29 C.F.R. Section
     2510.3-101(b)(2);

               (ii) Less than 25 percent of each outstanding class of equity interests in Borrower or such Loan Party are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

               (iii)  Borrower or such  Loan Party qualifies as an "operating company" or a "real estate  operating company" within the meaning of  29
     C.F.R. Section 2510.3-101(c) or (e) or  an investment company registered under The Investment Company Act of 1940.

          Section 5.12   Settlement/Judgment Notice.  Borrower agrees that
                         --------------------------
it  shall,  within ten  (10)  days  after  it  effects a  settlement  of  any obligation in excess of $1,000,000.00 provide written notice to Agent of such settlement together with a certification signed by the REIT for itself and as general partner of  Borrower certifying based upon the  most recent quarterly
consolidated  financial   statements  of   Borrower,  the   REIT  and   their
Consolidated Subsidiaries,  such settlement will  not cause  Borrower or  the
REIT to violate the financial covenants set forth in Sections 5.16,  5.17 and
5.18 hereof.   Borrower further agrees  that it shall,  within ten (10)  days after  entry against  it of a  final judgment  in excess of  $1,000,000.00 or final judgments  in excess of $1,000,000.00  in the aggregate (to  the extent not covered by insurance) during  the immediately preceding twelve (12) month period, provide  written notice to  Agent of  such judgment  together with  a certification signed by the REIT for itself and a general partner of Borrower certifying  based upon  the  most  recent  quarterly  consolidated  financial statements of  Borrower, the REIT  and their Consolidated  Subsidiaries, that such judgment will  not cause Borrower or  the REIT to violate  the financial covenants set forth in Sections 5.16 and 5.17 hereof.

          Section 5.13   Acceleration Notice.  Borrower agrees that it shall,
                         -------------------
within ten (10) days after receipt of written notice that any Indebtedness of
Borrower or any Loan Party in a principal amount not to  exceed $1,000,000.00 has been accelerated, provide written notice to Agent of such acceleration.

          Section 5.14   Intentionally Deleted.
                         ---------------------

          Section 5.15   Intentionally Deleted.
                         ---------------------

          Section 5.16   Minimum Net Worth.  The consolidated minimum Net
                         -----------------
Worth of Borrower, calculated as the sum  of shareholder's equity pursuant to the REIT's consolidated  balance sheet and minority interests,  shall not, at any time, be  less than $140,000,000.00 plus  75% of the net  proceeds (after payment of underwriter and placement fees and other expenses directly related to such equity offering)  received by Borrower from  equity offerings by  the
REIT subsequent to the date hereof, calculated on a GAAP basis.

          Section 5.17   Total Indebtedness.
                         ------------------

          (a) The maximum consolidated Total Debt of Borrower, the REIT and their Consolidated Subsidiaries, without duplication, shall not exceed at any time 50% the combined Total Value of all Assets of the Borrower and its Consolidated Subsidiaries.

          (b) The maximum consolidated aggregate Unsecured Debt of Borrower, the REIT and their Consolidated Subsidiaries, without duplication, shall not exceed at any time 50% of the Total Unencumbered Asset Value.

          Section 5.18   Coverage Ratios.
                         ---------------

          (a) The ratio of (x) actual Adjusted EBITDA of Borrower and its Consolidated Subsidiaries for any period of three consecutive months (the
"Base Period"), to (y) the Debt Service and Fixed Charges of the Borrower, the REIT and their Consolidated Subsidiaries, without duplication, for such Base Period shall not at any time be less than 1.80 to 1.

          (b)  The ratio  of (x)  actual Adjusted  NOI from  the Unencumbered
Assets  less  Minimum   Tenant  Improvement  Reserves  and   Minimum  Leasing
Commission  Reserves  with  respect  to  such  Unencumbered  Assets  for  the applicable  Base Period  to (y)  Assumed  Debt Service  with  respect to  all
Unsecured  Debt of  Borrower, the  REIT and  their  Consolidated Subsidiaries
(including, without duplication, the Loan),  without duplication, outstanding at the end of the Base Period shall not at any time be less than 1.70 to 1.

          (c)  The Coverage Ratios required to be maintained pursuant to this
Section 5.18 shall be calculated by Borrower on a monthly basis at the end of each calendar month.

          Section 5.19   Replacement Reserve.  Borrower shall maintain or
                         -------------------
cause to be  maintained, at all times  a minimum reserve of  $0.40 per square foot  for all  Real Property Assets in the form of  (a) readily available and unrestricted cash and  Cash Equivalents or (b) borrowing  capacity under this
Agreement, as measured by the unfunded portion of the Facility Amount.

          Section 5.20   Intentionally Deleted.
                         ---------------------

          Section 5.21   Manager.  The Real Property Assets shall at all
                         -------
times be managed by the Manager or the Borrower or a wholly owned  Subsidiary of Borrower pursuant to a management agreement reasonably satisfactory to the
Majority  Co-Lenders.   If (i)  any manager  of an  Unencumbered Asset  shall
become insolvent  or (ii) an Event of Default  shall occur and be continuing, then the Majority Co-Lenders, at their option, may require Borrower to engage a  bona-fide, independent  third  party  management  agent  approved  by  the
Majority Co-Lenders,  in their reasonable  discretion (the "New  Manager") to
manage  such  Real Property  Asset.   The  New  Manager shall  be  engaged by
Borrower pursuant  to a written  management agreement that complies  with the terms hereof  and is  otherwise reasonably satisfactory  to the  Majority Co-
Lenders in all  respects and  the New  Manager shall execute  and deliver  to
Agent a Subordination of Management Agreement.

          Section 5.22   Further Assurances.  Borrower will, at Borrower's
                         ------------------
sole cost  and expense, at  any time  and from time  to time upon  request of
Agent take or cause to be taken  any action and execute, acknowledge, deliver or  record any  further  documents, opinions,  negative pledge  agreements or other instruments which  Agent or any Co-Lender in  its reasonable discretion deems necessary  or appropriate to carry  out the purposes of  this Agreement and the other  Loan Documents including to consummate the transfer or sale of the Loan or any portion thereof, provided that Borrower shall not be required to amend or modify  this Agreement or any other Loan  Documents in a material manner.

          Section 5.23   REIT Status.  The REIT shall at all times maintain
                         -----------
its status as a "qualified real estate investment trust" under Section 856 of the Code.

          Section 5.24   Additional Covenants.   (a) Borrower and the REIT
                         --------------------
shall give prompt notice to Agent of the receipt by Borrower, the REIT or any
Loan Party of (i) any  notice related to a  violation of any Applicable  Laws and (ii) the  commencement of any proceedings or  investigations which relate to compliance with Applicable Laws which  in any instance could be reasonably expected to have a Material Adverse Effect.

          (b) Borrower and the REIT will take appropriate measures to prevent and will not engage in or knowingly permit any illegal activities at any Real Property Asset.

          Section 5.25   Minimum Unencumbered Assets.  The Total Unencumbered
                         ---------------------------
Asset Value shall not, at any time, be less than $50,000,000.00.   The number
of Unencumbered Assets shall not, at any time, be less than three (3).

          Section 5.26   Keep Well Covenants.  The Borrower and the REIT
                         -------------------
shall (a)  cause each Guarantor to be  operated and managed in  such a manner that it  will fulfill its  obligations under the  Guaranty; (b) not  file any petition for  relief under  the United  States Bankruptcy  Code or under  any similar federal  or state law  against any  such Guarantors; and  (c) provide funding to each Guarantor to the extent necessary to enable each Guarantor to fulfill its obligations under the Guaranty and to remain Solvent.

          Section 5.27   Existing Environmental Conditions, Required Repairs
                         ---------------------------------------------------
and Preparation of Environmental Reports.  (a) At the request of Agent, at
----------------------------------------
any time  that Agent  has a  reason to believe  that there  may be  Hazardous
Substances  present  on   any  Real  Property  Asset  or   any  violation  of
Environmental Law  with respect  to any Real  Property Asset,  Borrower shall provide to  Agent, within sixty (60) days after  such request, at the expense of Borrower  and  the REIT,  an Environmental  Report for  all Real  Property
Assets that have been acquired after the date hereof, or with respect to  the
Real Property Assets owned as of the date hereof, any Real Property Asset for which Agent has a reasonable basis for requiring such an Environmental Report
(including, without limitation, the fact that an environmental report was not delivered at or prior to the Closing Date or there is a basis to believe that there may  be Hazardous Materials  or a threat of  a Release with  respect to such Real Property Asset) as described in such request.  Without limiting the generality of the foregoing, if Agent or the Majority Co-Lenders determine at any time that a material risk exists  that any such Environmental Report will not be  provided  within the  time referred  to above,  Agent  may retain  an environmental consulting  firm to  prepare such Environmental  Report at  the expense of Borrower  and the REIT, and  Borrower hereby grants and  agrees to cause any  Loan Party which  owns any Real  Property Asset described  in such request to grant  at the time of  such request, to  Agent, such firm and  any agents  of representatives  thereof  an  irrevocable  non-exclusive  license, subject  to  the rights  of  tenants,  to enter  onto  their  respective Real
Property Assets to undertake such an assessment.

          (b) Borrower shall,  within twelve (12) months of  the Closing Date cause the environmental conditions and maintenance/repairs (the "Post-Closing
Repairs")  set  forth  on  Schedule 16    attached  hereto  for  each of  the
Unencumbered  Assets  set  forth  therein  to  be  remediated  or  completed.
Borrower  further agrees to  deliver evidence reasonably  satisfactory to the
Lender  and each  Co-Lender that  the  Post-Closing Repairs  have been  fully completed  and paid for within such twelve (12)  month period in a manner not inconsistent with the terms of this Agreement.

          Section 5.28   Unused Borrowing Capacity.  Borrower shall at all
                         -------------------------
times maintain borrowing capacity under the Facility, as measured by the then unfunded  portion  of  the  Facility  Amount then  available,  equal  to  the aggregate of all costs that would have to  be paid to release the deed to the
Bar Building from escrow, record  it in the appropriate real estate  records, and transfer full fee  and leasehold title to the Bar Building to Borrower or
Lender,  as applicable,  including  without limitation,  the  payment of  any required purchase price, all transfer  taxes and recording charges, the costs to purchase  an owner's  title insurance  policy in  the amount  of the  fair market value of the Bar Building, and all reasonable legal fees  and expenses
in   connection   therewith,   which  amount   is   approximately   equal  to
$1,000,000.00.

          Section 5.29   Compliance with Terms of Leaseholds.  Borrower, the
                         -----------------------------------
REIT and the applicable Loan Party shall, subject to good faith disputes with tenants thereunder, make all  payments and otherwise perform  all obligations in  respect of Leases  of real property,  keep such Leases  in full force and effect and not allow  such Leases to lapse or be terminated  or any rights to renew  such  Leases to  be forfeited  or  canceled, notify  the Agent  of any default  by any party  with respect  to such Leases  (to the  extent known to
Borrower) and  cooperate with  the Agent  in all  respects to  cure any  such default and cause each Loan Party to do so.

          Section 5.30   Equity or Debt Offerings.  All net proceeds (after
                         ------------------------
payment of underwriter and placement fees and other expenses directly related to such equity or debt offering) from any equity or debt offering by the REIT shall be promptly distributed to Borrower.

          Section 5.31   Notice of Certain Events.  Borrower shall, within
                         ------------------------
ten (10) days  of obtaining actual knowledge thereof, notify Agent of (i) any execution  of,  or  material  modification  to,  cancellation,  surrender  or termination of any lease  or sublease relating to the Bar  Building, (ii) any change  in the  identity of any  lessee or  sublessee of the  Bar Building or
(iii) any lapse in insurance coverage or any tax delinquency relating  to the
Bar Building or  (iv) any casualty to  or condemnation of all or  any part of the Bar Building or (v) any  material environmental condition with respect to the Bar Building or (vi) the occurrence of any Bar Building Event of  Default or (vii) the occurrence of any  default that continues beyond the  expiration of  any  applicable  notice  or  cure  period  under  the  17  Battery  Place
Transaction Documents.

          Section 5.32   17 Battery Place Condominium.  Borrower and SLG 17
                         ----------------------------
Battery LLC shall diligently  take all actions required to convert 17 Battery
Place into a  condominium pursuant to the terms and provisions of, and within the time frame contemplated in, the 17 Battery Place Transaction Documents.

          SECTION 6.     NEGATIVE COVENANTS.

          Borrower and the REIT covenant and agree that on and after the Closing Date until the Obligations (other than inchoate indemnity and expense reimbursement Obligations) are paid in full:

          Section 6.01   Bar Building and 17 Battery Place.  Neither Borrower
                         ---------------------------------
nor SLG 17 Battery LLC shall not amend, waive or modify any  of its rights or any defaults with respect to any Bar Building Loan Document or the 17 Battery
Place  Transaction Documents.   Other than immaterial  or ministered changes,
neither Borrower,  nor SLG 17  Battery LLC shall amend  or modify any  of the terms or conditions of any Bar Building Loan Document or the 17 Battery Place
Transaction Documents without  the prior written consent of  the Majority Co-
Lenders.

          Section 6.02   Intentionally Deleted.
                         ---------------------

          Section 6.03   Liens.  Borrower and the other Loan Parties shall
                         -----
not, create, incur,  assume or suffer  to exist, directly or  indirectly, any
Lien on  any Unencumbered Asset  other than the following  (collectively, the
"Permitted Liens"):

          (a)  The Liens forth  on Schedule 7 which  exist as of the  Closing
Date;

          (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (c)  Statutory  Liens   of  landlords   and  Liens   of  mechanics,
materialmen and other  Liens imposed by Law  (other than any Lien  imposed by
ERISA) created in the  ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted,  and  with respect  to which  adequate bonds  have been  posted if required to do so by Applicable Law;

          (d) Sidewalk violations or other municipal violations that are not material and are not a Lien on the related Real Property Asset; and

          (e)  Easements, rights-of-way, covenants,  restrictions, zoning and
similar   restrictions  and  other   similar  charges  or   encumbrances  not
interfering with the ordinary  conduct of the business of  Borrower and which do not detract materially  from the value of any of  the Real Property Assets to which they attach or impair materially the use thereof by Borrower.

          Section 6.04   Restriction on Fundamental Changes.  (a)  Without
                         ----------------------------------
the prior  written consent of the  Majority Co-Lenders, which  consent may be withheld in the sole  and absolute discretion of the Majority Co-Lenders, (i)
Borrower, the REIT and the other Loan Parties shall not enter into any merger or consolidation with, or sell,  lease, transfer or otherwise dispose of  any
Substantial Assets within  any one calendar  year to, any  Person other  than
Borrower or a wholly owned Subsidiary of Borrower and (ii) the REIT shall not sell,  transfer, pledge, assign or  encumber its general partnership interest in the  Borrower and  (iii) the  Borrower shall  not sell,  transfer, pledge, assign or encumber its membership interest in any Guarantor.  Notwithstanding the foregoing, neither Borrower, the REIT nor any Loan Party shall enter into any arrangement,  directly or indirectly,  whereby Borrower, the REIT  or any
Loan Party  shall sell or transfer  any Real Property  Asset (in a  single or multiple transaction) owned  by any of  them in order  then or thereafter  to lease such property or lease other Real Property Asset that it intends to use for substantially  the same purpose as the Real  Property Asset being sold or transferred.

          (b) Notwithstanding the foregoing, Borrower and the Loan Parties may enter into a merger or consolidation, provided that following such merger or consolidation, Borrower is the surviving entity of such merger or consolidation and the REIT or an entity wholly owned and controlled by the REIT (i) is the sole general partner of Borrower, and (ii) owns at least a 60% economic ownership interest in Borrower.

          Section 6.05   Transactions with Affiliates.  Borrower and the
                         ----------------------------
other Loan Parties shall not enter into any material transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of  Borrower, other than on terms  and conditions substantially as favorable as would be obtainable at the time in a  comparable arm's-length transaction with a Person other than an Affiliate of Borrower.

          Section 6.06   Plans.  Borrower and the other Loan Parties shall
                         -----
not, nor shall they  permit any member of  their respective ERISA  Controlled
Group to, (i) establish, become liable for, or amend any Plan or fail to make contributions when  due under  any Plan or  take or  omit to  take any  other action which  would (A) increase the aggregate  present value of the Unfunded
Benefit  Liabilities  under  all  Plans   or  withdrawal  liability  under  a
Multiemployer Plan for  which Borrower  or any  Loan Party or  any member  of their respective  ERISA Controlled  Groups (determined  without reference  to
Section 414(m) or (o) of the Code, if liabilities of entities  in Borrower or the  Loan Parties' ERISA Controlled Group  solely by reason of Section 414(m)
or (o) of  the Code could  not result in  liability to Borrower  or any  Loan
Party)  to an  amount in  excess of $500,000  or (B)  result in  liability or
Contingent  Obligation for  any post-retirement  benefit  under any  "welfare plan" (as defined in Section 3(1)  of ERISA), or any withdrawal liability  or exit fee  or charge with respect to any "welfare plan" (as defined in Section
3(1) of  ERISA), other than liability for  continuation coverage under Part 6 of  Title  I  of  ERISA,  or  state  or  local  laws  which  require  similar continuation coverage for which the employee pays approximately the full cost of coverage, or (ii)  engage in any transaction prohibited by  Section 406 of
ERISA or  Section 4975 of  the Code for  which a statutory  or administrative exemption was  not available and  which would result in  a material liability being  imposed  on such  Person or  could  be reasonably  expected to  have a
Material Adverse Effect.

          Section 6.07  Distributions.  The REIT and Borrower (without
                        -------------
duplication)  shall  not pay  or  declare Distributions  (a)  if an  Event of
Default has occurred and  is continuing or (b) that in  the aggregate exceeds
95% during the first year after the  Closing and 90% thereafter, of the Funds
From Operations  of Borrower,  both individually and  combined with  the REIT
(without duplication), in any four  consecutive calendar quarters (or if four consecutive  calendar quarters  have not  passed since  the date  hereof, the quarterly periods  from the date  hereof); provided that  notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the
REIT may pay or  declare Distributions without violating this covenant in (i)
the  amount  necessary  to  maintain  the REIT's  status  as  a  real  estate investment trust under Section 856 of the  Code and applicable state tax law, or (ii) the amount necessary for the REIT to avoid the payment of any federal
income or  excise tax.   For  purposes of  the calculation  only, Funds  From
Operations  shall be  determined without  taking into  account the  effect of
Distributions on either Preferred or Common OP Units, and Distributions shall include all distributions on Preferred and Common OP Units.

          Section 6.08   Tenant Concentration.  No single tenant or
                         --------------------
Affiliates  of  such tenant  pursuant to  one  or more  Leases shall,  in the aggregate, lease space in Real Property  Assets of Borrower, the REIT or  any
Loan  Party which provides for Rent (including without limitation, percentage rent) in excess of  5%, if such tenant is not an  Investment Grade Tenant, or
10%, if  such tenant is  an Investment Grade  Tenant, of the  aggregate Rents derived from all Leases of such Real Property Assets.

          Section 6.09   Restriction on Prepayment of Unsecured Debt.
                         -------------------------------------------
Neither Borrower nor the REIT shall prepay  the principal amount, in whole or in  part, of  any  Unsecured  Debt (other  than  the Obligations)  after  the occurrence of any Event of Default.

          Section 6.10   Real Property Assets.  Neither the Borrower, the
                         --------------------
REIT nor any other Loan Party shall acquire any Real Property Asset unless an
Environmental Report for such Real Property Asset dated within six (6) months of  the  proposed  acquisition  date  has been  prepared  and  if  requested, delivered to Agent  showing that there are  no Hazardous Substances or  other environmental conditions on  such Real Property Asset not  in compliance with
Environmental Laws.

          Section 6.11   Maximum Secured Recourse Indebtedness.  (a) Neither
                         -------------------------------------
Borrower,  the REIT  nor any  other  Loan Party  shall at  any time  have any liability, contingent  or otherwise,  to any other  Person under  any Secured
Recourse Indebtedness which in the aggregate exceeds ten percent (10%) of the
Total Value of  the Assets of the Borrower and its Consolidated Subsidiaries.
No such Secured  Recourse Indebtedness shall exceed  75% of the value  of the
Asset  (calculated  in   a  manner  consistent  with  the   calculations  for
determining Total Value) encumbered thereby.

          (b) Neither Borrower, the REIT nor any other Loan Party shall at any time have any liability, contingent or otherwise, to any other Person
(other than under this Agreement) under any Secured Indebtedness which in the aggregate exceeds 35% of the Total Value of the Assets of Borrower and its Consolidated Subsidiaries.

          Section 6.12   Organizational Documents.  Other than immaterial or
                         ------------------------
ministerial  changes, neither  Borrower, the  REIT nor  any other  Loan Party shall make any amendments or  modifications to their partnership  agreements, corporate  charters,  by-laws,  certificates  of  incorporation, articles  of organization or  other organizational documents without the prior approval of the Majority Co-Lenders.

          Section 6.13   Negative Pledge Covenant.  Neither Borrower, the
                         ------------------------
REIT or  any other Loan Party shall enter into  or suffer to exist, or permit any of its Subsidiaries  or Affiliates to enter into or  suffer to exist, any mortgage, deed of trust, deed to secure debt or other security  instrument or any other Lien, or  any agreement permitting or conditioning the  creation or assumption of any Lien upon any Unencumbered Asset other than (i) in favor of
Agent and the Co-Lenders or (ii) Permitted Liens.

          Section 6.14   Unsecured Debt of Guarantors.  No Guarantor shall
                         ----------------------------
have any liability, contingent or otherwise, to any  other Person (other than under its Guaranty) under any Unsecured Debt.


          Section 6.15   Restrictions on Investments.  In addition to the
                         ---------------------------
provisions of  Section 2.20, neither Borrower,  the REIT   or any  Loan Party
shall make or permit to exist or remain outstanding any investment other than investments in:

     (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower, the REIT or any Loan Party;

     (b)  marketable direct  obligations of  any of  the following:   Federal
Home Loan Mortgage  Corporation, Student Loan Marketing  Association, Federal
Home Loan banks,  Federal National Mortgage Association,  Government National
Mortgage  association,  Bank  for Cooperatives,  Federal  Intermediate Credit
Banks, Federal  Financing Banks,  Export-Import Bank  of  the United  States,
Federal  Land Bank,  or  any other  agency or  instrumentality of  the United
States of America;

     (c)  demand deposits, certificates  of deposit, bankers  acceptances and time  deposits of  United  States  banks having  total  assets  in excess  of
$100,000,000.00; provided, however, that the  aggregate amount at any time so
invested   with  any   single  bank   having  total   assets  of   less  than
$1,000,000,000.00 will not exceed $200,000.00;

     (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the times of purchase are rate by Moody's or by S&P at not less than "P 2" if then rated by Moody's, and not less than "A 2", if then rated by S&P;

     (e)  mortgage-backed  securities guaranteed  by the  Government National
Mortgage  Association, the  Federal  National  Mortgage  Association  or  the
Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's or by S&P at not less than "Aa" if then rated by Moody's and not less than "AA" if then rated by S&P;

     (f)  repurchase agreements  having a term  not greater than 90  days and fully secured by securities described in the foregoing subsection (a), (b) or
(e) with banks described  in the foregoing  subsection (c) or with  financial
institutions  or  other  corporations  having  total  assets   in  excess  of
$500,000,000.00;

     (g)  shares of  so-called "money market  funds" registered with  the SEC under the Investment  Company Act of  1940 which maintain  a level  per-share
value,  invest  principally   in  investments  described  in   the  foregoing
subsections   (a)  through   (f)  and   have  total   assets  in   excess  of
$50,000,000.00;

     (h)  Permitted Investments.

          SECTION 7.     EVENTS OF DEFAULT

          Section 7.01   Events of  Default.  The occurrence  and continuance
                         ------------------
of  any  of  the  following  events,  acts,  occurrences  or conditions shall constitute  an  Event of  Default under this Agreement, regardless of whether
such  event,  act,  occurrence   or  condition is voluntary or involuntary or
results  from  the  operation of law or pursuant to or as a result of compli-
ance by any  Person with any judgment,  decree, order, rule or  regulation of any court or administrative or governmental body:

          (a)  Failure to Make Payments.  Borrower and the REIT shall (i)
               -------------------------
default in the payment when due of any principal of the Loan, or (ii) default in the payment within five (5) days after the due date of (x) any interest on the  Loan  or (y)  any Fees,  Transaction  Costs or  any other  amounts owing hereunder; provided, however,  that any interest payable with  respect to any delinquent payment shall be calculated at the Default Rate from the date such payment was actually due as if there were no grace period.

          (b)  Breach of Representation or Warranty.  Any representation or
               ------------------------------------
warranty made by Borrower, the REIT or any  other Loan Party herein or in any other Loan  Document or  in any certificate  or statement  delivered pursuant hereto or  thereto shall  prove to  be false  or misleading  in any  material respect on the date as of which made or deemed made: provided, however, that
                                                     --------  -------
if  such breach is capable of being cured,  then Borrower shall have a period of thirty (30)  days after delivery  of notice  from Agent to  cure any  such breach.

          (c)  Breach of Covenants.
               -------------------

               (i) Borrower, the REIT or any other Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under Sections 5.01, 5.03, 5.12, 5.13, 5.16, 5.17, 5.18, 5.25, 5.27(b), 5.28,
     6.03, 6.04, 6.07, 6.08, 6.09, 6.10, 6.11, 6.13, 6.14 and 6.15.

               (ii) Borrower, the REIT or any of the Loan Parties shall fail to perform or observe any agreement, covenant or obligation arising under (a) Section 5.19 and such failure shall continue uncured for more than five (5) days after delivery or notice thereof or (b) this Agreement (except those described in subsections (a), (b) and (c)(i) above and the preceding clause (a)), and such failure shall continue uncured for thirty (30) days after delivery of notice thereof, or such longer period of time as is reasonably necessary to cure such Default, provided that Borrower has commenced and is diligently prosecuting the cure of such Default and cures it within ninety (90) days.

               (iii) Borrower, the REIT or any other Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under any provision of the Loan Documents other than this Agreement, which failure shall continue after the end of any applicable grace period provided therein.

          (d)  Default Under Other Agreements.  Borrower, the REIT or any
               ------------------------------
other Loan  Party shall  default beyond  any applicable  grace period  in the payment,  performance  or observance  of  any  obligation or  condition  with respect to the Term Loan or any other Indebtedness in excess of $1,000,000.00 or any  other event  shall occur or  condition exist,  if the effect  of such default, event or condition is to accelerate the maturity of any Indebtedness in  excess of  $1,000,000.00 or  to permit  (without regard  to any  required notice or lapse  of time) the  holder or holders  thereof, or any  trustee or agent  for such holders, to accelerate  the maturity of any such Indebtedness in  excess of  $1,000,000.00, or  any  such Indebtedness  shall become  or be declared to be  due and payable prior to its stated maturity and the forgoing conditions are not cured within thirty (30) days after the condition occurs.

          (e)  Bankruptcy, etc. (i) Borrower or any other Loan Party  shall
               ---------------
commence a  voluntary case  concerning itself under  the Bankruptcy  Code; or
(ii) an involuntary case is commencedagainst Borrower or any other LoanParty-
 and the  petition is  not controverted within  thirty (30)  days, or  is not dismissed within ninety (90) days, after commencement  of the case or (iii) a custodian (as  defined in the  Bankruptcy Code)  is appointed  for, or  takes charge of, all  or substantially all of  the property of Borrower,  any other
Loan  Party  or  Borrower  or  any  other  Loan  Party  commences  any  other proceedings under any reorganization, arrangement, adjustment of debt, relief of  debtors, dissolution,  insolvency or  liquidation or  similar law  of any jurisdiction whether  now or  hereafter in effect  relating to  Borrower, any
other Loan Party   or there is commenced against  Borrower or any other  Loan
Party  any such proceeding which  remains undismissed for  a period of ninety
(90) days; or (iv) any order of relief or other order approving any such case or  proceeding  is  entered; or  (v)  Borrower  or any  other  Loan  Party is adjudicated insolvent or bankrupt;  or (vi) Borrower or any other  Loan Party suffers  any  appointment  of  any  custodian  or  the like  for  it  or  any substantial part of  its property to continue undischarged  or unstayed for a period of ninety (90) days; or (vii) Borrower or any other Loan  Party  makes a general assignment for  the benefit of creditors;  or (viii) Borrower,  any other Loan Party  shall fail to pay, or shall state that it is unable to pay, or  shall be unable to pay,  its debts generally as  they become due; or (ix)
Borrower or any other Loan Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debt; or (x) Borrower or any other Loan Party shall  by any act or failure to act  consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate or partnership action  is taken  by Borrower  or any  other Loan  Party for  the  purpose of effecting any of the foregoing.

          (f)  ERISA. (i) Any Termination Event shall occur, or (ii) any Plan
               -----
shall incur an  accumulated funding deficiency (as defined in  Section 412 of the Code or Section 302 of  ERISA), whether or not waived, or fail  to make a required installment  payment on or before the due  date under Section 412 of the  Code or  Section 302  of ERISA,  or (iii)  Borrower or  any of  the Loan
Parties or  a member  of their respective  ERISA Controlled Group  shall have engaged in  a transaction which is prohibited under  Section 4975 of the Code or Section 406 of ERISA which could result  in the imposition of liability in excess of  $1,000,000.00 on any  of Borrower or  any other Loan  Party or any member of their respective ERISA Controlled Group and an exemption shall  not be applicable or  have been obtained  under Section 408  of ERISA or  Section
4975 of  the Code, or (iv) Borrower  or any of the other  Loan Parties or any member of their respective ERISA Controlled Group shall fail to pay  when due an amount which it shall have become liable to pay to the PBGC, any Plan, any
Multiemployer Plan or a trust established under Section 4049 of ERISA, or (v)
Borrower shall  have received  a notice  from the  PBGC of  its intention  to terminate  a  Plan  or  to appoint  a  trustee  to  administer  such Plan  or
Multiemployer  Plan,  which  notice  shall  not  have  been withdrawn  within fourteen (14) days after the date thereof, or (vi) a condition shall exist by reason of which  the PBGC would be  entitled to obtain a  decree adjudicating that  an  ERISA  Plan must  be  terminated  or have  a  trustee  appointed to administer any ERISA Plan, or (vii) Borrower or any of the other Loan Parties or a member of  their respective ERISA Controlled Group suffers  a partial or complete withdrawal from a Multiemployer Plan or is in default (as defined in
Section  4219(c)(5) of  ERISA) with  respect to  payments to  a Multiemployer
Plan, or (viii) a  proceeding shall be instituted against any  of Borrower or any  of the  other  Loan Parties  or  any member  of  their respective  ERISA
Controlled Group to enforce  Section 515 of ERISA, or (ix) any other event or condition shall  occur or exist  with respect  to any Employee  Benefit Plan,
Plan or Multiemployer Plan which could  subject Borrower or any of the  other
Loan Parties or any member of their respective ERISA Controlled Group  to any tax, penalty or other liability in excess of $1,000,000.00 or the  imposition of any lien or security interest on Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group, or (x) with respect to any Multiemployer Plan, the institution of a proceeding to enforce Section
515  of  ERISA,   to  terminate  such  Plan,  the  receipt  of  a  notice  of reorganization or insolvency  under Sections 4241  or 4245 of  ERISA, in  any event which could result in liability in excess of $1,000,000.00 to Borrower, any other Loan Party or any member of any of their ERISA Controlled Group, or
(xi) the assets of  Borrower or any other Loan Party become  or are deemed to
be assets  of an  Employee Benefit  Plan.   No Event  of  Default under  this
Section  7.01(f) shall  be deemed to  be, or  have been, waived  or corrected
because of any disclosure  by Borrower or any Loan Party.   The occurrence of
any of the events Set forth in (iv),  (v), (vi), (vii) or (viii) above, shall not be an Event of Default if the potential liability to the ERISA Controlled
Group  as a  result of  such occurrence,  assuming that  the Plan  terminated immediately  thereon or the ERISA  controlled Group immediately withdrew from the Multiemployer Plan,  would not exceed $1,000,000.00,  either individually or in the aggregate for all occurrences.

          (g)  Judgments. One or more judgments or decrees (i) in an
               ---------
aggregate amount of  $1,000,000.00 or more are entered  against Borrower, the
REIT or any other Loan Parties in any consecutive twelve (12) month period or
(ii) which, with respect to Borrower and the other Loan Parties, could result in  a Material  Adverse Effect,  shall be  entered  by a  court or  courts of competent jurisdiction against  any of such Persons (other  than any judgment as  to  which, and  only to  the  extent, a  reputable insurance  company has acknowledged coverage  of such  claim in writing  or has  actually reimbursed such judgment creditor)  and (x) any such  judgments or decrees shall  not be stayed (by appeal  or otherwise), discharged, paid, bonded  or vacated within thirty (30) days  or (y) enforcement  proceedings shall  be commenced by  any creditor on any such judgments or decrees.

          (h)  REIT.  The REIT fails to remain a publicly-traded real estate
               ----
investment trust in good  standing with the New York Stock  Exchange and with the Securities and Exchange Commission.

          (i)  Material Adverse Effect.  If any Material Adverse Effect shall
               -----------------------
occur.

          Section 7.02   Rights and Remedies. (a)  Upon the occurrence of any
                         -------------------
Event  of Default  described in  Section 7.01(e),  the Facility  Amount shall automatically and  immediately terminate and  the unpaid principal  amount of and any and all accrued interest on the Loan and any and all accrued Fees and other Obligations  shall automatically  become immediately  due and  payable, with all additional interest thereon calculated at the Default Rate  from the occurrence  of  the  Default until  the  Loan  is paid  in  full  and without
presentation,  demand,  or  protest   or  other  requirements  of   any  kind
(including,  without  limitation,  valuation  and  appraisement,   diligence,
presentment,  notice  of  intent  to  demand  or  accelerate  and  notice  of acceleration),  all of which are hereby  expressly waived by Borrower and the other Loan Parties, and the obligation  of Lender and all Co-Lenders to  make any Advances hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Agent, upon approval by the Majority Co-Lenders, may, by written notice to Borrower, (i) declare that the  Facility Amount  is terminated,  whereupon the  Facility Amount  and the obligation of Lender  and all Co-Lenders to  make any Advances (or  their pro rata  share thereof) hereunder shall immediately  terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loan and any  and all accrued Fees and  other Obligations to be, and  the same  shall thereupon  be, immediately  due and  payable with  all additional interest thereon  calculated at the  Default Rate from the  occurrence of the
Default until the Loan  is paid in full and without  presentation, demand, or protest  or other  requirements of  any kind (including,  without limitation, valuation  and  appraisement,  diligence, presentment,  notice  of  intent to demand or  accelerate and notice  of acceleration),  all of which  are hereby expressly waived by Borrower and the other Loan Parties.

          (b) If an Event of Default has occurred and is continuing, Agent and any Co-Lender may offset any indebtedness, obligations or liabilities owed to Borrower against any indebtedness, obligations or liabilities of Borrower or the REIT to it.

          (c) If an Event of Default has occurred and is continuing, Agent and any Co-Lender may avail itself of any remedies available to it under the Loan Documents or at law or equity.

          SECTION 8.     INTENTIONALLY DELETED.
                         ---------------------

          SECTION 9.     MISCELLANEOUS.

          Section 9.01   Payment of Agent's and Syndication Agent's Expenses,
                         ----------------------------------------------------
Indemnity, etc.  Borrower and the REIT shall:
--------------

          (a)  whether  or  not  the  Transactions  hereby  contemplated  are consummated, pay all reasonable out-of-pocket costs and expenses of Agent and the Syndication Agent in connection  with Agent's and the Syndication Agent's
due  diligence   review  of   the  Unencumbered   Assets,  the   negotiation,
preparation, execution and  delivery of the Loan Documents  and the documents and instruments referred to therein,  and all out-of-pocket expenses of Agent and the Syndication  Agent in connection with the administration  of the Loan and any amendment,  waiver or consent relating  to any of the  Loan Documents and of Agent and the Syndication Agent in connection with the preservation of rights under, any  amendment, waiver or consent relating  to, and enforcement of, the  Loan Documents and the documents and instruments referred to therein or in  connection with any  restructuring or rescheduling of  the Obligations
(including,  without limitation,  the reasonable  fees  and disbursements  of counsel for Agent and the Syndication Agent);

          (b) pay, and hold Agent, the Syndication Agent, and each Co-Lender harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold Agent, the Syndication Agent, and each Co-Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to Agent, the Syndication Agent or such Co-
Lender) to pay such taxes; and

          (c)  indemnify Agent, (in its capacity as Lender and as Agent), the
Syndication Agent (in its capacity  as Syndication Agent and as a  Co-Lender)
and each Co-Lender,  its officers, directors, employees,  representatives and agents  and  any  persons or  entities  owned  or  Controlled by,  owning  or
Controlling,  or  under  common   Control  or  Affiliated  with   Agent,  the
Syndication Agent,  or each Co-Lender  (each an "Indemnitee") from,  and hold each  of them  harmless against,  any  and all  losses, liabilities,  claims, damages, expenses,  obligations, penalties, actions,  judgments, suits, costs or  disbursements  of  any  kind or  nature  whatsoever  (including,  without limitation,  the  reasonable  fees  and  disbursements  of counsel  for  such
Indemnitee in connection  with any investigative, administrative  or judicial proceeding commenced or  threatened, whether or not such  Indemnitee shall be designated  a  party  thereto)  that  may at  any  time  (including,  without limitation, at any time following the payment of the Obligations)  be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising in  any manner out  of, or in  any way  related to or  by reason of,  (i) the breach of any of Borrower's, the REIT's or other Loan Party's representations and  warranties  or  of any  of  Borrower's,  REIT's  or  other Loan  Party's
Obligations, (ii) a  default under Sections 4.12 or  5.11, including, without
limitation,   reasonable  attorneys'   fees  and   costs   incurred  in   the
investigation, defense, and settlement  of losses incurred in correcting  any prohibited transaction or in the sale of a prohibited loan, and  in obtaining any  individual  prohibited transaction  exemption  under ERISA  that  may be required, and (iii)  the exercise by Agent, the Syndication Agent and the Co-
Lenders   of  their  rights  and  remedies  (including,  without  limitation, foreclosure) under any  Loan Documents (but excluding, as  to any Indemnitee,
any  such  losses,  liabilities,  claims,  damages,   expenses,  obligations,
penalties,  actions, judgments,  suits, costs  or  disbursements incurred  by
reason of the  gross negligence  or willful  misconduct of  such   Indemnitee
(collectively, "Indemnified  Liabilities").   Borrower and  the REIT  further
agree that, without Agent's, the Syndication Agent's or the Co-Lenders' prior written consent, they will not enter into  any settlement of a lawsuit, claim or other proceeding  arising or relating to any  Indemnified Liability unless such settlement includes an explicit and unconditional release from the party bringing  such  lawsuit,  claim  or  other  proceeding  of  each  Indemnitee.
Borrower's and  the REIT's obligations  under this Section shall  survive the termination of this Agreement and the payment of the Obligations.

          Section 9.02   Notices. Except as otherwise by expressly provided
                         -------
herein, all notices,  requests and demands to or  upon the respective parties hereto to be effective shall be in writing (including by facsimile, telex, or cable communication), and  shall be deemed  to have been  duly given or  made when  delivered by hand, or five (5) days after being deposited in the United
States  mail, certified or  registered, postage prepaid,  or, in  the case of telex notice, when  sent, answerback received,  or, in the case  of facsimile notice, when  sent, answerback  received, or,  in  the case  of a  nationally recognized overnight courier service, one  (1) Business Day after delivery to such  courier service,  addressed, in  the case  of Borrower,  Agent and  the
Syndication  Agent,  at the  addresses  specified  below,  or to  such  other addresses as may be designated by any  party in a written notice to the other parties hereto, Syndication Agent, as follows:

If to Agent or Syndication Agent as follows:

               Lehman Brothers Holdings Inc.
                 d/b/a Lehman Capital, a division of
                 Lehman Brothers Holdings Inc.
               Three World Financial Center, 8th Floor
               New York, New York 10285
               Telecopier Number:  (212) 526-7423
               Attention: David Juge

     and to

               Hatfield Philips Inc.
               285 Peachtree Center Avenue
               Marquis Two Tower
               Atlanta, Georgia 30303
               Telecopier Number: (404) 420-5610
               Attention: Mr. Greg Winchester

     with copies thereof, with respect to all notices delivered in accordance with Section 2, to:

               Lehman Brothers, Inc.
               101 Hudson Street
               Jersey City, New Jersey 07302
               Telecopier Number: (201) 524-4439
               Attention:  Mr. Chris Czako

If to Borrower or the REIT, as follows:

               SL Green Operating Partnership, L.P.
               70 West 36/th/ Street
               New York, New York 10018
               Attention: Benjamin P. Feldman, Esq.
               Facsimile No. (212) 594-0086

with a copy to:

               Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel
               153 East 53/rd/ Street
               New York, New York 10022
               Attention: Robert J. Ivanhoe, Esq.
               Facsimile No. (212) 223-7161

          Section 9.03   Successors and Assigns.  This Agreement shall be
                         ----------------------
binding upon  and inure  to the  benefit of  Borrower, the  REIT, Agent,  the
Syndication Agent, the Co-Lenders, all future  holders of the Note and  their respective successors and assigns.

          Section 9.04   Amendments and Waivers. (a) Neither this Agreement,
                         ----------------------
the Note, any other  Loan Document to which  Borrower, the REIT or any  other
Loan Party  is  a party  nor any  terms  hereof or  thereof  may be  amended, supplemented,  modified  or  waived  other  than in  a  writing  executed  by
Borrower, the REIT,  any other applicable Loan  Party and Agent. If  all or a portion  of the Loan and the Facility Amount  is sold to a Co-Lender pursuant to Section  9.09, the Borrower  and the REIT  acknowledge and agree  that any amendment, modification approval, waiver or  request to be granted  regarding the terms of  this Agreement  shall be  given in accordance  with the  terms, provisions and conditions of  this Agreement and the intercreditor  agreement to be  entered  into  between  Lender, as  Agent,  and  each  Co-Lender  (the
"Intercreditor  Agreement"),   provided  that  such   terms,  provisions  and
conditions shall  have been disclosed to Borrower and the REIT; Lender agrees that the terms of such Intercreditor Agreement shall not be inconsistent with this Agreement, the other Loan Documents or the Assignment and Assumption and in  the event  of any such  inconsistency the  terms of this  Agreement shall control. The parties  hereto acknowledge and agree that  after the occurrence of a Syndication, any amendment, modification, approval, waiver or request to be granted regarding the terms of this Agreement shall be given in accordance with the  terms, provisions  and conditions  of the  Intercreditor Agreement.
The authority of Agent  to act as Agent  hereunder arises pursuant to  and is governed by the Intercreditor Agreement and this Agreement.

          (b) In the case of any waiver, Borrower, the REIT, Agent and all Co-Lenders shall be restored to their former position and rights hereunder and under the outstanding Note and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing;
but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          Section 9.05   No Waiver; Remedies Cumulative. No failure or delay
                         ------------------------------
on the  part of  Agent or  any Co-Lender  in exercising any  right, power  or privilege hereunder or under any other Loan Document and no course of dealing between  Borrower or any  other Loan Party  and Agent or  any Co-Lender shall operate as  a waiver thereof nor shall any  single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any  other or further  exercise thereof or  the exercise of  any other right, power or  privilege hereunder or  thereunder. The rights and  remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Agent or  any Co-Lender would otherwise  have, absent a  requirement or provision therefor in any Loan Documents. No  notice to or demand on Borrower or any other Loan Party shall in any case entitle  Borrower or any other Loan
Party  to  any  other  or  further  notice  or  demand  in  similar  or other circumstances or constitute a waiver of the rights of Agent or any Co-Lender, to any other or further action in any circumstances without notice or demand.

          Section 9.06   Governing Law; Submission to Jurisdiction. (a) This
                         -----------------------------------------
Agreement shall be deemed to be a contract entered into  pursuant to the laws of the  State of New York  and shall in all respects  be governed, construed, applied and enforced  in accordance with the  laws of the State  of New York, provided however, that with respect to the creation, perfection, priority and enforcement of the lien of the Security Instruments, and the determination of deficiency judgments, the  laws of the State where the Real Property Asset is located shall apply.

          (b)  Any legal action or proceeding with respect to  this Agreement or any other  Loan Document and any action for enforcement of any judgment in respect  thereof may be brought in the courts  of the State of New York or of the United States  of America for the Southern District of  New York, and, by
execution and delivery of this Agreement, Borrower and the REIT hereby accept for  themselves and  in respect  of  their property,  generally and  uncondi-
tionally,   the  non-exclusive  jurisdiction  of  the  aforesaid  courts  and appellate courts from any thereof.  Borrower and the REIT irrevocably consent to the service of process out of any of the aforementioned courts in any such action or  proceeding  by the  mailing  of copies  thereof  by registered  or certified mail,  postage prepaid, to Borrower and the REIT at their addresses set forth in  Section 9.02.  Borrower  and REIT hereby irrevocably  waive any objection which they may now or hereafter  have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in  connection with this Agreement or any  other Loan Document brought in the  courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any  such action or proceeding brought in  any such court has been  brought in an inconvenient  forum. Nothing herein shall  affect the right  of Agent  or  any Co-Lender,  to  serve process  in  any other  manner permitted  by law  or  to  commence legal  proceedings  or otherwise  proceed against Borrower or the REIT in any other jurisdiction.

          Section 9.07   Confidentiality Disclosure of Information. Each
                         -----------------------------------------
party  hereto  shall  treat  the transactions  contemplated  hereby  and  all financial and  other information  furnished to it  about Borrower,  the other
Loan  Parties  and  the  Real  Property  Assets,  as  confidential; provided, however, that such confidential information  may be disclosed (a) as required by  law or  pursuant  to  generally accepted  accounting  procedures, (b)  to officers,  directors,  employees,  agents,  partners,  investors,  attorneys, accountants, engineers and  other consultants of the parties  hereto who need to know such information, provided such Persons are instructed to treat  such information  confidentially, (c)  by  Agent  or the  Syndication  Agent on  a
similar  confidential basis  to  any  Participant,  Co-Lender,  servicer,  or assignee  ("Transferee"), which  disclosure  to Transferees  and  prospective
Transferees may include any and  all information which has been delivered  to
Agent or the Syndication Agent by  Borrower or any other Loan Party  pursuant to this Agreement or the other Loan Documents or  which has been delivered to
Agent or the  Syndication Agent in connection with Agent's or the Syndication
Agent's or the  Co-Lenders' credit evaluation of Borrower and  the REIT prior to entering into this Agreement, or (d) upon the written consent of the party whose otherwise confidential information would be disclosed.

          Borrower and the REIT acknowledge and agree that Agent and the Syndication Agent may provide to the Co-Lenders, and that Agent, the Syndication Agent and each of the Co-Lenders may provide to any Participant, originals or copies of this Agreement, all Loan Documents and all other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of Borrower, the REIT or any other Loan Party or received by Agent or the Syndication Agent in connection with the Loan or Borrower or any other loan Party.

          Section 9.08.  Recourse. The Loan and the Obligations shall be full
                         --------
recourse to Borrower and the REIT.

          Section 9.09.  Sale of Loan, Co-Lenders, Participations and
                         --------------------------------------------
Servicing.
---------

          (a)  Lender  and any  Co-Lender  may, at  their  option, sell  with novation all or any part  of their right, title and interest in,  and to, and under the  Loan, including,  without limitation,  all or a  portion of  their obligation to  make Advances, and  its interest in the  outstanding principal balance  of the Loan, to  one or more  additional Co-Lenders; if  no Event of
Default  has occurred and  is continuing, each Co-Lender  shall be subject to the  prior  written  approval  of  Borrower,  which  approval  shall  not  be unreasonably withheld or delayed.  Each additional Co-Lender shall enter into an  assignment and  assumption agreement  (the  "Assignment and  Assumption")
assigning a portion  of Lender's or Co-Lender's rights  and obligations under the  Loan,  and pursuant  to  which  the  additional Co-Lender  accepts  such
assignment  and  assumes  the  assigned  obligations.   From  and  after  the
effective date specified in the  Assignment and Assumption (i) each Co-Lender shall be  a party  hereto and  to each  Loan Document  to the  extent of  the applicable  percentage  or  percentages  set  forth  in  the  Assignment  and
Assumption and,  except as specified  otherwise herein, shall succeed  to the rights and obligations of Lender  and the Co-Lenders hereunder and thereunder in respect of the Loan (including, without  limitation, its pro rata share of
Lender's and  each Co-Lenders' obligations  to make Advances  hereunder), and
(ii) Lender,  as lender  and each  Co-Lender, as  applicable,  shall, to  the extent  such rights  and obligations  have been  assigned and  assumed by  it pursuant  to such  Assignment and  Assumption, relinquish  its rights  and be released from its obligations hereunder and under the Loan Documents.

          (b) The liabilities of Lender and each of the Co-Lenders shall be several and not joint, and Lender's and each Co-Lenders' obligations to Borrower and the REIT under this Agreement shall be reduced by the amount of each such Assignment and Assumption. Neither Lender nor any Co-Lender shall be responsible for the obligations of any other Co-Lender. Lender and each Co-Lender shall be liable to Borrower only for their respective proportionate shares of the Loan. If for any reason any of the Co-Lenders shall fail or refuse to abide by their obligations under this Agreement, Lender and the other Co-Lenders shall not be relieved of their obligations, if any, hereunder, including their obligations to make their pro rata share of any Advance on the date set forth for such Advance in the Notice of Borrowing;
notwithstanding the foregoing, Lender and the Co-Lenders shall have the right, but not the obligation, at their sole option, to make the defaulting
Co-Lender's pro rata share of such Advance pursuant to the terms of the Intercreditor Agreement.

          (c) Borrower agrees that it shall, in connection with any sale of all or any portion of the Loan, whether in whole or to an additional Co-
Lender or Participant (a "Syndication"), within ten (10) business days after requested by Agent or the Syndication Agent, furnish Agent or the Syndication
Agent with the certificates required under Section 9.22(a) and (b) and such other information as reasonably requested by any additional Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan and the Facility Amount.

          (d) If for any reason the Lender or any of the Co-Lenders shall fail or refuse to abide by its obligations under the Loan Agreement, this Agreement or the other Loan Documents (each a "Defaulting Co-Lender"), then, in addition to the rights and remedies that may be available to the Agent and the other Co-Lenders at law and in equity, such Defaulting Co-Lender's right to participate in the administration of the Loan and the Loan Documents, including without limitation, any rights to consent to or direct any action or inaction of the Agent or to be taken into account in the calculation of Majority Co-Lenders, shall be suspended during the pendency of such failure or refusal.

          (e)  Lender (or an Affiliate of Lender) shall act as administrative
agent  for   itself  and   the  Co-Lenders  (together   with  any   successor
administrative   agent,  the  "Agent")  pursuant  to  this  Section  9.09(e).
Borrower acknowledges that Lender, as Agent shall have the sole and exclusive authority to  execute and perform  this Agreement  and each Loan  Document on behalf  of  itself, as  Lender and  as  agent for  itself and  the Co-Lenders
subject to  the terms of  the Intercreditor Agreement.   Except  as otherwise
provided  herein, Borrower  shall have  no  obligation to  recognize or  deal directly with any  Co-Lender, and no Co-Lender  shall have any right  to deal directly with Borrower  with respect to the rights,  benefits and obligations of Borrower  under this  Agreement, the  Loan Documents  or any  one or  more documents or instruments in respect  thereof.  Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and the Co-Lenders, notwith-
standing  that  the particular  action  in  question  may, pursuant  to  this
Agreement or any  Intercreditor Agreement among Agent and  the Co-Lenders, be
subject to the consent or direction of the Co-Lenders.   Lender may resign as
Agent  of  the Co-Lenders,  in its  sole discretion,  without the  consent of
Borrower.   Upon any such resignation,  a successor Agent shall be determined
pursuant to the terms of the Intercreditor Agreement.   The Borrower  and the
REIT agree to execute an Administrative Fee Letter with each successor Agent, which shall provide for  the amount and payment of the  Administrative Fee to such successor Agent.  The term Agent shall mean any successor Agent.

          Notwithstanding  any provision to  the contrary in  this Agreement, neither  the  Agent  nor the  Syndication  Agent  shall  have any  duties  or
responsibilities  except  those  expressly  set  forth  herein   and  in  the
Intercreditor  Agreement  and  no   covenants,  functions,  responsibilities,
duties, obligations or liabilities of Agent or the Syndication Agent shall be implied by or  inferred from this Agreement, the  Intercreditor Agreement, or any other Loan Document, or otherwise exist against Agent or the  Syndication
Agent.

          (f)  Except  to  the  extent  its  obligations  hereunder  and  its interest in the Loan have been  assigned pursuant to one or more  Assignments and Assumption,  Lehman, as Syndication Agent and  Agent, shall have the same rights and  powers  under  this Agreement  as  any other  Co-Lender  and  may exercise the  same as  though it  were not  the Syndication  Agent or  Agent, respectively.  The  term "Co-Lender" or "Co-Lenders"  shall, unless otherwise
expressly indicated, include  Lehman in its individual capacity.   Lehman and
the  other Co-Lenders  and  their respective  affiliates may  accept deposits from, lend money to, act as trustee under indentures of, and generally engage in  any kind of business with,  Borrower, any Loan Party  or any Affiliate of
Borrower or any Loan Party and any  Person or entity who may do business with or own securities of Borrower or any  Loan Party or any Affiliate of Borrower
or any Loan Party  or any Affiliate thereof, all as if  they were not serving in such capacities hereunder and without any duty to account therefor to each other.

          (g)  Intentionally Deleted.

          (h) Lender, as Agent, shall maintain at its domestic lending office or at such other location as Lender, as Agent, shall designate in writing to each Co-Lender and Borrower a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender's proportionate share of the Facility Amount and the Loan and the name and address of each Co-Lender's agent for service of process (the "Register").
The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Lender, as Agent, and the Co-Lenders may treat each person or entity whose name is recorded in the Register as a Co-
Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Agent. A Co-Lender may change its address and its agent for service of process upon written notice to Lender, as Agent, which notice shall only be effective upon actual receipt by Lender, as Agent, which receipt will be acknowledged by Lender, as Agent, upon request.

          (i)  Notwithstanding anything herein to the contrary, any financial institution or other  entity may be sold a participation interest in the Loan by  Lender  or  any  Co-Lender  without  Borrower's consent  (such  financial institution or entity, a "Participant") (x) if  such sale is without novation
and (y) if  the other conditions  set forth in  this paragraph are  met.   No
Participant shall be considered  a Co-Lender hereunder  or under the Note  or
the  Loan  Documents.    No Participant  shall  have  any  rights under  this
Agreement, the Note or any of the Loan Documents and the Participant's rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be,  as set forth in the participation  agreement executed by and between Lender  or Co-Lender, as the  case may be, and  such Participant.
The  terms of any participation agreement between Lender or Co-Lender, as the case may be, and its Participant shall  not grant the Participant any consent rights except for consent to (i) changes in the interest rate and term of the
Loan,  (ii)  increase  in  the  principal  amount of  the  Loan  (except  for protective advances), (iii) release of any party liable for  repayment of the
Loan, (iv) forbearance,  (v) consents to Liens other  than Permitted Liens on the Real Property Asset(s) Unencumbered  Assets or the Rents related thereto,
(vi) the acceleration  of the Loan  or the taking  of any enforcement  action
with respect  to the  Loan.   No participation  shall relieve  Lender or  Co-
Lender, as the case may be, from  its obligations hereunder or under the Note or  the Loan  Documents and Lender  or Co-Lender,  as the case  may be, shall remain solely responsible for the performance of its obligations hereunder.

          (j)  Notwithstanding  any  other  provision   set  forth  in   this
Agreement,  the Lender  or any Co-Lender  may at  any time create  a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in  favor of any Federal Reserve Bank in  accordance with  Regulation A of  the Board  of Governors of  the Federal
Reserve  System), provided that no such security  interest or the exercise by the secured party of any of its rights thereunder shall release Lender or Co-
Lender from its funding obligations hereunder.

          Section 9.10   Borrower's and the REIT's Assignment.  Neither
                         ------------------------------------
Borrower nor the REIT may assign  its rights or obligations hereunder without the prior written consent of Agent and all of the Co-Lenders.

          Section 9.11   Counterparts.  This Agreement may be executed in any
                         ------------
number  of counterparts  and  by  the different  parties  hereto on  separate counterparts, each of which when so executed and delivered shall be  an orig-
inal, but all of which shall together constitute one and the same instrument.

          Section 9.12   Effectiveness.  This Agreement shall become
                         -------------
effective on  the date on which all of the parties hereto shall have signed a counterpart  hereof and  shall have  delivered  the same  to the  Syndication
Agent.

          Section 9.13   Headings Descriptive. The heading of the several
                         --------------------
Sections and subsections of this  Agreement are inserted for convenience only and shall  not in any way affect the meaning or construction of any provision of this Agreement.

          Section 9.14   Marshaling; Recapture. Agent shall be under no
                         ---------------------
obligation to marshal any assets in  favor of Borrower, any other Loan  Party or any other party or against or in payment of any or all of the Obligations.
To the extent Agent receives any  payment by or on behalf of Borrower  or any other  Loan  Party,  which  payment  or  any  part  thereof  is  subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be  repaid to Borrower  or such other  Loan Party or  its estate, trustee, receiver,  custodian or any  other party under  any bankruptcy  law, state or federal  law, common  law or  equitable  cause, then  to the  extent  of such payment or repayment, the obligation or part thereof which has been paid, re-
duced or satisfied by the amount so  repaid shall be reinstated by the amount so repaid and shall be included (other than for interest calculations) within the liabilities  of Borrower or such  other Loan Party  to Agent and  the Co-
Lenders  as of  the  date  such initial  payment,  reduction or  satisfaction occurred.

          Section 9.15   Severability. In case any provision in or obligation
                         ------------
under  this  Agreement or  the  Note or  the  other Loan  Documents  shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability  of the  remaining provisions or  obligations, or  of such provision or obligation  in any other jurisdiction,  shall not in any  way be affected or impaired thereby.

          Section 9.16   Survival.  Except as expressly provided to the
                         --------
contrary   herein,  all  indemnities  set  forth  herein  including,  without limitation, in Sections  2.16, 2.17,  2.18, 2.19 and  9.01 shall survive  the execution and delivery of this Agreement, the Note and the Loan Documents and the making and repayment of the Loan hereunder.

          Section 9.17   Domicile of Loan Portions.  Lender and the Co
                         -------------------------
Lenders may transfer and carry any Loan Portion at, to or for  the account of any domestic  or foreign branch  office, subsidiary or affiliate,  subject to
Section 2.19.

          Section 9.18   Intentionally Deleted.
                         ---------------------

          Section 9.19   Calculations; Computations. Except as otherwise
                         --------------------------
expressly provided herein, the financial  statements to be furnished to Agent or the Syndication  Agent pursuant hereto shall  be made and prepared  in ac-
cordance with GAAP  consistently applied throughout the  periods involved and consistent with GAAP as  used in the preparation of the  financial statements referred to in Section 4.05.

          SECTION 9.20   WAIVER OF TRIAL BY JURY.  TO THE EXTENT PERMITTED
                         -----------------------
BY APPLICABLE LAW, BORROWER, AGENT AND ALL CO-LENDERS EACH HEREBY IRREVOCABLY
WAIVES ALL RIGHT OF  TRIAL BY JURY IN ANY ACTION,  PROCEEDING OR COUNTERCLAIM
ARISING  OUT OF  OR  IN CONNECTION  WITH  THIS AGREEMENT  OR  ANY OTHER  LOAN
DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

          Section 9.21   No Joint Venture.  Notwithstanding anything to the
                         ----------------
contrary herein contained,  neither Agent, the Syndication Agent  nor any Co-
Lender  by entering  into this  Agreement  or by  taking any  action pursuant hereto, will not  be deemed a partner or joint venturer  with Borrower or the
REIT or any  Loan Party and Borrower  and the REIT  agree to hold Agent,  the
Syndication Agent and  each Co-Lender harmless from any  damages and expenses resulting from such a construction of the relationship  of the parties hereto or any assertion thereof.

          Section 9.22   Estoppel Certificates. (a)  Borrower, the REIT and
                         ---------------------
Agent, each hereby agree at any time and from time to time upon not less than ten (10)  days  prior written  notice  by Borrower,  the  REIT or  Agent,  to execute,  acknowledge and deliver  to the party  specified in such  notice, a statement, in writing, certifying whether this Agreement is unmodified (or if there have been modifications stating  the modifications hereto), and stating whether or not, to  the best knowledge of such certifying  party, any Default or  Event  of  Default has  occurred  and  is then  continuing,  and,  if so, specifying each such Default or Event of Default; provided, however, that it
                                                  --------  -------
shall be a condition precedent to  Lender's obligation, as Agent, to  deliver the statement  pursuant to this  Section, that Agent shall  receive, together with  Borrower's request  for  such  statement, a  certificate  of a  general partner or senior executive officer of Borrower and the REIT, stating that to the best  knowledge of such certifying party, no  Default or Event of Default exists as of  the date  of such  certificate (or specifying  such Default  or
Event of Default).

          (b)  Within five  (5) Business  Days of  Agent's request,  Borrower shall execute and  deliver a certificate  of the general partner  of Borrower and the REIT or senior executive officer of Borrower and the  REIT confirming the then aggregate outstanding principal balance of the Loan, the outstanding principal balance of  each Eurodollar Portion and the Base  Rate Portion, the
Contract Rate for each Loan Portion, the dates to which all interest has been
paid, and  the Interest Period  for each Eurodollar Portion.   Such statement
shall be  binding and  conclusive on Borrower  and the  REIT absent  manifest error.

          (c) Agent on behalf of the Co-Lenders agrees at any time and from time to time upon not less than ten (10) days prior written notice by Borrower, to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, stating (i) the then current outstanding principal balance under this Agreement, (ii) the Contract Rate and the interest rate of each outstanding Loan Portion, (iii) whether it has delivered any notices of default under this Agreement and (iv) whether this Agreement is unmodified, and if there have been modifications, stating the modifications hereto).

          Section 9.23   No Other Agreements.  The Loan Documents constitute
                         -------------------
the  entire understanding  of the  parties with  respect to  the transactions contemplated  hereby,  and  all prior  understandings  with  respect thereto, whether written or oral, shall be of no force and effect.

          Section 9.24   Controlling Document.  In the event of a conflict
                         --------------------
between the  provisions of this  Agreement and the other  Loan Documents, the provisions of  this  Agreement  shall  control  and  govern  the  conflicting provisions of the other Loan Documents.

          Section 9.25   No Benefit to Third Parties.  This Agreement is for
                         ---------------------------
the  sole and  exclusive  benefit  of  Borrower, the  REIT,  and  Agent,  the
Syndication  Agent and the Co-Lenders and all conditions of the obligation of
Lender and the Co-Lenders to make  Advances hereunder are imposed solely  and exclusively for  the benefit of Lender  and the Co-Lenders and  their assigns and  no  other person  shall have  standing to  require satisfaction  of such conditions  in accordance  with  their terms  or be  entitled to  assume that
Lender  and the  Co-Lenders will refuse  to make  Advances in the  absence of strict compliance with  any and all thereof  and no other person  shall under any circumstances be  deemed to be a  beneficiary of such conditions,  any or all of which may be  freely waived in whole or in  part by Agent and the  Co-
Lenders at  any time if they in their sole discretion deem it advisable to do
so.  Without limiting the generality of  the foregoing, neither Agent nor the
Co-Lenders  shall have  any duty  or obligation to  anyone to  ascertain that funds  advanced hereunder are used as required  by the terms hereof or to pay the cost of constructing the improvements on  any of the Real Property Assets or to acquire materials and supplies to be used in connection therewith or to pay costs of owning, operating and maintaining same.

          Section 9.26   Joint and Several.  Borrower and the REIT are each
                         -----------------
jointly and severally  liable for  the payment in  full of  the Loan and  all other sums owing under this Agreement, the Note, and any other Loan Documents and the performance of all of the Obligations.


                        (NO FURTHER TEXT ON THIS PAGE)


          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                   SL GREEN OPERATING PARTNERSHIP, L.P.,
                                   a Delaware limited partnership

                                   By:  SL GREEN REALTY CORP., a Maryland
                                        corporation, its general partner


                                         By: /s/ David J. Nettina
					     _______________________________
                                             Name: David J. Nettina
                                             Title:  Executive Vice President


                                         By: /s/ Benjamin P. Feldman
					     _______________________________
                                             Name: Benjamin P. Feldman
                                             Title:  Executive Vice President


                                    SL GREEN REALTY CORP.,
                                    a Maryland corporation


                                    By: /s/ David J. Nettina
				        ____________________________________
                                        Name:  David J. Nettina
                                        Title:  Executive Vice President


                                    By: /s/ Benjamin P. Feldman
					____________________________________
                                        Name: Benjamin P. Feldman
                                        Title:  Executive Vice President

                                    LEHMAN  BROTHERS HOLDINGS  INC. D/B/A
                                    LEHMAN CAPITAL,  A DIVISION  OF LEHMAN
                                    BROTHERS  HOLDINGS INC., a Delaware
                                    corporation, individually as a Co-Lender and as Syndication Agent


                                    By: /s/
					____________________________________
                                        Name:
                                        Title:




